        As filed with the Securities and Exchange Commission on December 8, 1999
                                            Registration Statement No. 333-57921

                   U.S. Securities and Exchange Commission
                           Washington, D.C. 20549
                               ---------------
                                  FORM SB-2
                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933
                              (Amendment No. 3)


                         DYNATEC INTERNATIONAL, INC.
               (Name of small business issuer in its charter)

             UTAH                           3661                     87-0367267
 (State or Jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                3820 Great Lakes Drive Salt Lake City, UT 84120
                              (801) 973-9500
          (Address and telephone number of principal executive offices and principal place of business)


                  Michael L. Whaley, Chief Financial Officer
                           DYNATEC INTERNATIONAL, INC.
                             3820 Great Lakes Drive
                           Salt Lake City, Utah 84120
                                 (801) 973-9500
           (Name, address, and telephone number of agent for service)
                    -----------------------------------------


Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                              ------------
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                 ------------
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                 ---------------
         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.


                                          CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ---------------------- ------------------- -----------------
Title Of Each Class Of        Amount To Be         Proposed Maximum      Proposed Maximum      Amount Of
Securities To Be               Registered         Offering Price Per        Aggregate       Registration Fee
Registered                                               Share          Offering Price (1)
------------------------- ---------------------- ---------------------- ------------------- -----------------
 Common stock, $.01 par       1,652,667 (1)           $1.063 (2)          $1,756,547 (2)         $ 488(2)
    value per share
------------------------- ---------------------- ---------------------- ------------------- -----------------
 Common stock, $.01 par        300,000 (3)             $6.50 (4)          $1,950,000 (4)         $ 542(4)
    value per share
------------------------- ---------------------- ---------------------- ------------------- -----------------
 Common stock, $.01 par        450,000 (5)             $7.15 (4)          $3,217,500 (4)         $ 894(4)
    value per share
------------------------- ---------------------- ---------------------- ------------------- -----------------
         Totals                 2,402,667                                  $ 6,924,047           $1,924
------------------------- ---------------------- ---------------------- ------------------- -----------------

(1) Issuable upon conversion of $1,239,500 principal amount of convertible debentures ("Convertible Debentures") issuable pursuant to a Convertible Debenture and Private Equity Line of Credit Agreement dated as of May 22, 1998 ("Credit Agreement"). For purposes of estimating the number of shares of common stock issuable upon conversion of the Convertible Debentures and to be covered by this Prospectus, Dynatec has assumed that the entire $1,239,500 aggregate principal amount of Convertible Debentures hypothetically has been converted into common stock as of November 3, 1999. Solely for purposes of this hypothetical conversion, the conversion price of the Convertible Debentures would have been $0.75, which constitutes 75% of the average of the three lowest closing bid prices of Dynatec's common stock during the 22 trading day period immediately preceding the hypothetical conversion date.

(2) The fee is estimated pursuant to Rule 457(c) under the Act on the basis of the average of the closing bid and closing asked price of Dynatec's common stock as reported on the Nasdaq SmallCap Market on December 2, 1999, which average was $1.0625.

(3) Represents shares issuable upon exercise of "A" warrants to purchase up to an aggregate amount of 300,000 shares of Dynatec's common stock at an exercise price of $6.50 per share, expiring three years after the issue date thereof.

(4)      Fee calculated pursuant to Rule 457(g)(3).

(5) Represents shares issuable upon exercise of "B" warrants to purchase up to an aggregate amount of 450,000 shares of Dynatec's common stock at an exercise price of $7.15 per share, expiring three years after the issue date thereof.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                 2,402,667 Shares


                            DYNATEC INTERNATIONAL, INC.

                                 Common Stock


         This Prospectus relates to the offer and sale of up to 2,402,667 shares of common stock, par value $.01, of Dynatec International, Inc., a Utah corporation (the "Company" or "Dynatec"). All of the shares covered by this prospectus are to be offered and sold by or on behalf of certain persons who are or may become shareholders of the Company (the "Selling Shareholders"). The Company will not receive any of the proceeds from the sale of shares of common stock by the Selling Shareholders. See "Summary of the Offering." All of the securities offered by this Prospectus are offered for resale only.

         The common stock of the Company trades on the Nasdaq SmallCap Stock Market and is quoted under the symbol DYNX. On November 30, 1999, the closing bid and asked prices of the Company's common stock as reported by the Nasdaq SmallCap Stock Market were $1.00 and $1.125, respectively. The shares of common stock to be offered by the Selling Shareholders may be offered and sold by them from time to time on terms not yet determined. Sales, which may or may not involve cash consideration or sales on the Nasdaq SmallCap Stock Market, may be made directly to other purchasers or through one or more underwriters or broker-dealers. In addition, the Selling Shareholders may be deemed to be underwriters of such shares pursuant to Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and become subject to the rules and regulations promulgated thereunder and the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), including, without limitation, the restrictions and limitations contained in Regulation M thereunder. See "Plan of Distribution."


         The shares of common stock offered by this Prospectus include the following:

No. Shares        Description


1,652,667         Issuable upon  conversion of  $1,239,500  principal  amount of convertible debentures ("Convertible Debentures") issued under a  Convertible  Debenture  and  Private  Equity Line of Credit
                  Agreement dated as of May 22, 1998 ("Credit  Agreement").  For purposes of  estimating  the number of shares of common  stock issuable upon conversion of the Convertible  Debentures and to be covered by this  Prospectus,  Dynatec has assumed  that the entire  $1,239,500  aggregate  principal amount of Convertible
                  Debentures hypothetically has been converted into common stock
                  as  of  November 30, 1999.   Solely  for   purposes  of  this
                  hypothetical   conversion,   the   conversion   price  of  the
                  Convertible   Debentures   would  have  been  $0.75,   which
                  constitutes 75% of the average of the three lowest closing bid prices of Dynatec's common stock during the 22 trading day period immediately preceding the hypothetical conversion date.



  300,000 Issuable upon exercise of "A Warrants" issued in connection with the Credit Agreement.

  450,000 Issuable upon exercise of "B Warrants" issued or issuable in connection with the Credit Agreement.




THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 7 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                -------------------------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

---------------------------- -------------------------- -------------------------- --------------------------
      Price to Public         Underwriting Discounts     Proceeds to the Company      Proceeds to Selling
                                    and Commissions                  (1)                   Shareholders
---------------------------- -------------------------- -------------------------- --------------------------
            (1)                         (2)                        (3)                        (4)
---------------------------- -------------------------- -------------------------- --------------------------

(1) The securities offered by this Prospectus may be offered to the public on the Nasdaq Smallcap Market or pursuant to private negotiated transactions, at prevailing market prices or at negotiated prices.


(2) Although the Selling Shareholders may engage underwriters to assist with offers and sales of the securities offered by this Prospectus, the Company is not aware of any such arrangements. The Selling Shareholders will be responsible for payment of any commissions on or discounts of their sales of shares and such amounts may vary.

(3) The Company will receive no portion of the proceeds from the sale of shares by the Selling Shareholders. The Company will, however, receive proceeds from exercises of the A Warrants and B Warrants.

(4) The prices at which the registered shares may be sold will be dependent upon market prices and other factors on the date of any such sale. The Selling Shareholders may sell such securities at prevailing market prices or at negotiated prices, through public sales or privately negotiated transactions. The Selling Shareholders are not obligated to sell any of the shares covered by this Prospectus. The Company is paying the cost of the preparation and filing of the registration statement of which this Prospectus is a part. The cost paid by the Company includes professional fees, filing fees, printing and engraving expenses, transfer agent fees, listing fees and other expenses. The total of such expenses associated with the registration of the shares is estimated at approximately $300,000.



                     The date of this  Prospectus is                 , 1999.
                                                      -----------  --

                                    SUMMARY

         The following summary is qualified in its entirety by the more detailed information and the consolidated financial statements and notes thereto appearing elsewhere in the Prospectus. Each prospective purchaser of the securities offered by this Prospectus is encouraged to read this Prospectus in its entirety and to carefully consider, among other things, the information under the heading "RISK FACTORS." THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.

         Securities Offered. The securities and transactions that are the subject of this Prospectus include the following:


         (1) Resales of up to 1,652,667 shares (the "Debenture Shares") issuable upon conversion of $1,292,500 principal amount of convertible debentures ("Convertible Debentures") issued under a Convertible Debenture and Private Equity Line of Credit Agreement dated as of May 22, 1998 ("Credit Agreement"). Because there is no fixed price at which the principal amount of the Convertible Debentures may be converted into common stock, it is not possible to predict the maximum number of shares that may be issued pursuant to the Convertible Debentures. See "Description of Securities" and "Risk Factors" for a discussion of the risks associated with potential dilution resulting from such transactions, including the possibility that the common stock will be issued in a sufficient number of shares as to result in a change of control of the Company and the significant dilution that will occur as a result of such issuances. For purposes of estimating the number of shares of common stock issuable upon conversion of the Convertible Debentures and to be covered by this Prospectus, Dynatec has assumed that the entire $1,239,500 aggregate principal amount of Convertible Debentures hypothetically has been converted into common stock as of November 30, 1999. Solely for purposes of this hypothetical conversion, the conversion price of the Convertible Debentures would have been $0.7035, which constitutes 75% of the average of the three lowest closing bid prices of Dynatec's common stock during the 22 trading day period immediately preceding the hypothetical conversion date. The investors that purchased and presently hold the Convertible Debentures, and that will receive shares of common stock upon conversions of the Convertible Debentures are Selling Shareholders as described in this Prospectus. See "Selling Shareholders." These investors are Balmore Funds S.A., TLG Realty, Austost Anstalt Schaan, Ellis Enterprises and Hewlett Fund (collectively, "Investors").

         (2) Resales of shares of 750,000 shares of common stock (the "Warrant Shares") issuable upon the exercise of common stock purchase warrants ("Warrants") issued with the Convertible Debentures. There are two series of Warrants, the A Warrants, which may be exercised to purchase a total of 300,000 shares of common stock, and the B Warrants, which may be exercised to purchase a total of 450,000 shares of common stock. The exercise prices of the A Warrants and the B Warrants is $6.50 and $7.15, respectively. The holders of the Warrants are the Investors, Settondown Capital International, Ltd. (the "Placement Agent") and certain of its assignees (collectively, with Settondown Capital International, Ltd. the "Placement Agents").



Overview of the Company

         Dynatec is a Salt Lake City, Utah based manufacturer and distributor of consumer products. The Company has four wholly owned subsidiaries: Softalk, Inc., Arnco Marketing, Inc., Nordic Technologies, Inc. and SofTalk
Communications, Inc. During the year ended December 31, 1998, the Company conducted most of its operations through its subsidiaries.

         The Company is engaged primarily in the manufacture and distribution of the following consumer product lines: telecommunication headsets and amplifiers and other telephone accessories, home storage and organization and premium flashlights. The Company also from time to time has distributed other miscellaneous products sold to mass market merchandisers. For information about the Company's industry segments and operations in different geographical areas, see Note 11 to the Company's consolidated financial statements, entitled "Business Segment Information."

         The Company's corporate offices and principal place of business is 3820 Great Lakes Drive, Salt Lake City, Utah 84120. The Company's telephone number is
(801) 973-9500. See "Business."

Background of Transaction


         On May 22, 1998, the Company entered into a Convertible Debenture and Private Equity Line of Credit Agreement ("Credit Agreement") with the Investors and the Placement Agents, none of which previously had been affiliated with or a shareholder of the Company. See "Selling Shareholders." Under the Credit Agreement, the Investors purchased Convertible Debentures in the aggregate principal amount of $1,500,000. The Investors also agreed to purchase additional Convertible Debentures in the aggregate face amount of $500,000 within five trading days of the effective date of the registration statement, of which this Prospectus is a part ("Registration Statement"). The Convertible Debentures have a term of three years and pay interest, payable in cash or common stock, at the rate of 12% per annum during the period between issuance and the date of effectiveness of the Registration Statement, and 6% thereafter. The principal and accrued interest under the Convertible Debentures is convertible, at the option of the Convertible Debenture holders, into shares of Dynatec common stock at the lesser of (a) 75% of the average of the three lowest closing bid prices of the common stock during the 22 trading-day-period preceding the conversion date; or (b) $6.50.

         The Credit Agreement also established a private equity line of credit for Dynatec (the "Line of Credit"), under which Dynatec could receive from the Investors additional capital funding up to an aggregate amount of $10,000,000. Under the Line of Credit, the Investors were obligated to purchase additional shares of common stock (the "Line of Credit Shares") at a discount to the market price of the common stock around the date Dynatec chose to draw against the Line of Credit. Under the Line of Credit, the Company could have drawn down up to $10,000,000 of additional funding. In all events, Dynatec was required to draw at least $1,000,000 on the Line of Credit during the two year period commencing on the date the effective date of the Registration Statement. The number of shares of common stock issuable upon Dynatec's draws under the Line of Credit would have been determined by dividing the dollar amount of the draw by a per share dollar amount that was 80% of the average of the three lowest closing bid prices of Dynatec's common stock during the six trading day period commencing three days before the put exercise date and concluding two trading days after that date.




         On June 25, 1999, Dynatec and the Investors entered into a Modification Agreement ("Modification Agreement"), under which the parties agreed to cancel the Line of Credit. They also agreed to cancel the Investors' obligation to purchase and Dynatec's obligation to sell the additional $500,000 principal amount of Convertible Debentures upon the effectiveness of the Registration Statement.

         Under a Registration Rights Agreement executed simultaneously with the Credit Agreement, Dynatec agreed that it would register the shares of common stock underlying the Convertible Debentures and Warrants on a registration statement that would be filed by June 22, 1998 and declared effective on or before August 20, 1998. The Registration Rights Agreement further required Dynatec to pay cash penalties if the Registration Statement was not effective on or before August 20, 1998. Under the terms of the Credit Agreement, the Company paid liquidated damages from September 23, 1998 through and including February 23, 1999 in the aggregate amount of $210,000. As of the date of the Modification Agreement, June 25, 1999, the Company was required to pay the Investors, pro rata, $45,000 per month for every month, or portion thereof, until the Registration Statement became effective.

         The Modification Agreement provides for the modification and temporary abatement of the Company's obligation to pay cash liquidated damages of $45,000 per month resulting from the Company's obligation to have the Registration Statement declared effective on or before August 28, 1998. Under the Modification Agreement, the Company is to accrue a total of $225,000 of liquidated damages for the period from February 24, 1999 through and including June 23, 1999, which accrued amount is payable at any time after October 1, 1999, upon request by the Investors, in shares of the Company's common stock. The number of shares of common stock issuable upon such payment shall be determined by dividing the total amount of damages accrued by 100% of the average of the closing bid prices of the Company's common stock during the five trading day period immediately preceding the date of such payment. Additionally, under the Modification Agreement, the Company's obligation to pay liquidated damages under the Credit Agreement was abated from June 24, 1999 through September 23, 1999, provided that the Registration Statement is declared effective on or before October 31, 1999. However, because the Registration
Statement was not declared effective by October 31, 1999, the Company, is negotiating for an extension of the abatement period. If such negotiations are unsuccessful, the Company's obligation to pay liquidated damages could be reinstated in part or in full until the Registration Statement is delcared effective. Except to the extent specifically modified by the Modification Agreement, the terms and conditions of the Credit Agreement and the documents and instruments incorporated in the Credit Agreement shall continue in force.


         Although the Company filed an amendment to the registration statement on July 2, 1999, the registration statement was not effective by the October 31, 1999 deadline set forth in the Modification Agreement. Moreover, because the Company's pending preliminary proxy statement is being reviewed by the Securities and Exchange Commission in tandem with the pending registration statement, the Company was not able to hold its annual meeting of shareholders by the October 31, 1999 deadline. On November 12, 1999, the Company and the Investors executed an amendment to the Modification Agreement that substituted February 15, 2000 for the October 31, 1999 deadline originally in the Modification Agreement. Consequently, the accrual of liquidated damages will be deferred from June 24, 1999 until February 15, 2000, provided that the registration statement becomes effective and shareholder approval of the transaction is obtained on or before that date. Liquidated damages from February 24, 1999 through June 23, 1999 have been accrued and continue to be payable by the Company as specified in the Modification Agreement. The November 12, 1999 agreement also amended the Convertible Debentures such that, even if the Convertible Debentures are still outstanding at their maturity date, May 22, 2001, the Convertible Debentures will not be automatically converted into common stock unless the holders so elect.

         Under the Credit Agreement, in May 1998 Dynatec issued a total of 80,000 shares of common stock to the Placement Agents. Of that amount, 20,000 shares were delivered to the Placement Agents on May 22, 1998 as partial compensation for their efforts in introducing Dynatec to the Investors. The remaining 60,000 shares were issued but deposited with an escrow agent for delivery to the Placement Agent at the rate of 6,000 shares for every $1,000,000 drawn under the Line of Credit. Because the Modification Agreement terminated the Line of Credit, Dynatec has retrieved and cancelled the 60,000 shares issued to the Placement Agents and deposited in escrow.

         Additionally, under the Credit Agreement, Dynatec issued Warrants to the Investors and the Placement Agents, which allow the holders thereof to purchase common stock of the Company. The A Warrants were to have included warrants to purchase a total of 400,000 shares of common stock. Dynatec issued A Warrants to purchase 300,000 shares of common stock in May 1998, which have a per share exercise price of $6.50. The remaining A Warrants to purchase 100,000 additional shares were to have been issued with the additional $500,000 of Convertible Debentures. Because the Modification Agreement cancelled the parties obligations with respect to such additional Convertible Debentures, however, the A Warrants to purchase the additional 100,000 shares will not be issued.

         In addition to the A Warrants, in May 1998, Dynatec issued B Warrants to purchase a total of 450,000 shares of common stock at a per share exercise price of $7.15.

         The Investors and the Placement Agents may be deemed to be statutory underwriters under applicable federal securities laws in connection with the resale, if any, of the shares of common stock issued by the Company upon conversion of the Convertible Debentures or upon exercise of the Warrants.



                                  RISK FACTORS


         AN INVESTMENT IN DYNATEC COMMON STOCK INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE MADE BY PERSONS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW IN ADDITION TO THE OTHER INFORMATION PRESENTED IN THIS PROSPECTUS BEFORE DECIDING TO INVEST. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, DYNATEC'S BUSINESS, FINANCIAL CONDITION, OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OF DYNATEC COMMON STOCK COULD DECLINE AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.


Holders of Dynatec common stock are subject to the risk of substantial dilution to their interests as a result of the conversion of the Convertible Debentures, the issuance of the Damages Shares and exercise of the Warrants.

         Introduction


         The Convertible Debentures are convertible at prices or according to formulas that are based on the market price of Dynatec common stock at and around the time of conversion or issuance. Additionally, any interest accruing on the Convertible Debentures is payable in shares of the Company's common stock under the same formula as the principal amount of the Convertible Debentures is convertible. Such formulas are described in more detail in the section of this Prospectus entitled "Selling Shareholders". There effectively is no limitation on the number of shares of Dynatec common stock into which the Convertible Debentures, and interest accrued thereon, may be converted.




         In addition to the shares of common stock issuable upon conversion of the Convertible Debentures and payment of interest accrued thereon, under the Modification Agreement, Dynatec is obligated to pay in common stock ("Damages Shares") a total of $225,000 of liquidated damages payable under the Credit Agreement. The number of Damages Shares issuable is determined by reference to the market price of the common stock during the five trading-day period prior to the date of payment. Therefore, if the market price of Dynatec common stock decreases, the number of shares of Dynatec common stock issuable upon conversion of the Convertible Debentures, payment of interest accrued thereon, or issuance of Damages Shares would increase.

                  The following table identifies the total number of shares of common stock that would be issued assuming the hypothetical conversion, exercise or issuance of all of the Convertible Debentures, Warrants and the Damages Shares as of November 30, 1999, and the payment in shares of common stock for all interest accrued on the Convertible Debentures as of such date. For purposes of estimating the number of Damages Shares issuable Dynatec has assumed that the entire $225,000 of liquidated damages hypothetically has been accrued and has been converted into common stock as of August 31, 1999. Solely for purposes of this hypothetical conversion, the conversion price of the Convertible Debentures would have been $1.025, which constitutes 100% of the average of the closing bid prices of Dynatec's common stock during the five trading day period immediately preceding the hypothetical payment date. For purposes of the assumed hypothetical conversion of the Convertible Debentures, the conversion price is $0.75. The table excludes the dilutive effect of conversions of $260,500 principal amount of Convertible Debentures and interest accrued thereon into a total of 265,284 shares of common stock before November 30, 1999.



                                                  Debenture         Shares of Common
                                                Principal or         Stock Issuable         % of Common
                                              Interest/ Number      Upon Conversion,       Stock Owned By
                                                of Warrants /          Exercise or         Holders After
                                              Amount of Damages         Issuance             Conversion


          Convertible Security
------------------------------------------    ------------------    ------------------    -----------------

Convertible Debentures                               $1,239,500             1,652,667             30.6%
Convertible Debenture Interest                        $ 230,134               306,845              7.6%
A and B Warrants                                        750,000               750,000             16.6%
Damages Shares                                        $ 225,000               219,512              5.5%
                                                                    ------------------
                                    Total                                   2,929,024             43.8%
                                                                    ==================    =================

         The following table describes the number of shares of Dynatec common stock that would be issuable assuming all of the presently issued and outstanding Convertible Debentures were converted into common stock, along with any interest accrued thereon, and the Damages Shares were issued at the following assumed conversion or issuance prices. The table does not include any adjustment for differences between the formula for calculating the conversion price for the Convertible Debentures and interest thereon and for calculating the issue price for the Damages Shares:


                                  Shares Issuable upon Conversion or Issuance of
                          ----------------------------------------------------------------
                             $1,239,500              $230,134
                          Principal Amount           Accrued
    Hypothetical           of Convertible          Interest on              $225,000
    Conversion/              Debentures            Convertible         Liquidated Damages          Total Common
   Exercise Price                                   Debentures                                    Stock Issuable
---------------------     ------------------     -----------------     -------------------     --------------------
       $0.50                  2,479,000                460,268              450,000                 3,389,268
       $0.75                  1,652,667                306,845              300,000                 2,259,512
       $1.00                  1,239,500                230,134              225,000                 1,694,634
       $1.25                    991,600                184,107              180,000                 1,355,707
       $1.50                    826,333                153,423              150,000                 1,129,756

         Given the structure of the conversion formulas applicable to the Convertible Debentures, interest accrued thereon and the Damages Shares, there effectively is no limitation on the number of shares of Dynatec common stock into which such convertible securities may be converted. As the market price of Dynatec common stock decreases, the number of shares of Dynatec common stock underlying the Convertible Debentures and the Damages Shares continues to increase. The following specific risk factors relative to this dilution should be considered before deciding to purchase the common stock offered by this prospectus.


         Overall Dilution to Market Price and Relative Voting Power of Previously Issued Common Stock


         The conversion of the Convertible Debentures, the issuance of the Damages Shares and the exercise of the Warrants may result in substantial dilution to other holders of Dynatec common stock. Specifically, the issuance of a significant amount of additional Dynatec common stock resulting from those transactions would result in a decrease of the relative voting control of Dynatec common stock issued and outstanding before the conversion of the Convertible Debentures, the issuance of the Damages Shares and the exercise of the Warrants. Furthermore, public resales of Dynatec common stock following the conversion of the Convertible Debentures, the issuance of the Damages Shares and the exercise of the Warrants likely would depress the prevailing market price of Dynatec common stock. Even before actual conversions, exercises or issuances, the market "overhang" resulting from Dynatec's obligation to honor such conversions, exercises and issuances could depress the market price of Dynatec common stock.


         Increased Dilution with Decreases in Market Price of Common Stock

         The Convertible Debentures are convertible and the Damages Shares are issuable at a floating price that will be determined by reference to the prevailing market price of Dynatec common stock at the time of conversion or issuance. As a result, the lower the market price of Dynatec common stock at and around the time of such conversions or issuances, the more common stock will be issuable. Any increase in the number of shares of common stock issued upon conversion or issuance as a result of decreases in the prevailing market price would compound the risks of dilution described in the preceding paragraph.

         Increased Potential for Short Sales

         Downward pressure on the market price of Dynatec common stock that likely would result from any resales of Dynatec common stock issued on conversion of the Convertible Debentures, issuance of Damages Shares or exercise of the Warrants could encourage short sales of common stock by the Investors or others. Material amounts of such short selling could place further downward pressure on the market price of Dynatec common stock.

Nasdaq SmallCap Market Delisting

         Dynatec's common stock is listed on the Nasdaq SmallCap Market. To keep the common stock listed on this market, Dynatec must meet Nasdaq's listing maintenance standards and abide by Nasdaq's rules governing listed companies. If the price of Dynatec's common stock falls below $1.00 per share for an extended period, or if Dynatec fails to meet other Nasdaq standards or violates Nasdaq rules, its common stock could be delisted from the Nasdaq SmallCap Market.

         Nasdaq has established certain rules regarding the issuance of "future priced securities." These rules would apply to the Convertible Debentures because such securities are convertible into common stock at a conversion price based on a future price of the common stock. Nasdaq's concerns regarding the Convertible Debentures include the following:

         Shareholders Must Approve Significant Issuances Of Listed Securities At A Discount To Market Or Book Value.

         Nasdaq rules prohibit an issuer of listed securities from issuing 20% or more of its outstanding capital stock at less than the greater of book value or then current market value without obtaining prior stockholder consent. Dynatec did not obtain stockholder consent prior to selling the Convertible Debentures in May 1998. However, the terms of the Convertible Debentures require that Dynatec obtain the approval of its shareholders before it issues 20% or more of its outstanding shares of common stock at a discount to the market price prevailing at the time of the issuance of the Convertible Debentures. Such issuances would occur upon conversion of the total principal amount of the Convertible Debentures. If Dynatec's shareholders do not approve the transactions involving the Convertible Debentures, and 20% or more of the outstanding shares would otherwise be issuable upon one or more conversions of the Convertible Debentures at a discount to the price at the time of issuance of the Convertible Debentures, under the terms of the Purchase Agreement, Dynatec must seek a waiver from the Nasdaq Stock Market of the shareholder approval requirement. If the Nasdaq Stock Market will not grant such a waiver within ten
(10) days after the shareholder meeting, Dynatec would have to pay the "Economic Benefit" of such shares to the holder or holders of the Convertible Debentures who desire to, but are prevented from, converting all or a portion of their Convertible Debentures. The "Economic Benefit" is defined as the number of shares of common stock issuable upon conversion of the Convertible Debentures in excess of 20% of the outstanding common stock as of May 22, 1998 multiplied by the closing bid price of the common stock on the 10th trading day after the
shareholder   meeting  at  which  the   shareholders   refuse  to  approve   the
transactions.

         Bid-Price Requirement

         As mentioned above, the maintenance requirements of the Nasdaq SmallCap Market require that the minimum bid price per share of listed securities must be at least $1.00. If this minimum bid price is not maintained for the specified period of time, the security may be delisted. Dilution from the discounted conversion of future priced securities such as the Convertible Debentures may result in a significant decline in the price of the common stock. Furthermore, there is a substantial risk of short selling by the holders of future priced securities in advance of conversions of their future priced securities which is likely to have the effect of substantially decreasing the market price of the common stock. These factors could lead to the market price of Dynatec's common stock falling below the $1.00 threshold for continued listing on the Nasdaq SmallCap Market.

         Public Interest Concerns.

         Nasdaq may terminate the listing of a security if necessary to prevent fraudulent and manipulative acts and practices or to protect investors and the public interest. With respect to future priced securities, Nasdaq has indicated that it may delist a security if the returns with respect to the future priced security become excessive compared to the returns being earned by public investors in the issuer's securities.

         Change of Control and Change in Financial Structure

         If an issuer with a listed class of securities consummates a transaction that results in a change of control, Nasdaq rules require that the issuer must comply with the requirements for initial inclusion on the Nasdaq SmallCap Market. These initial inclusion standards are more strict than the continued maintenance requirements. For example, for initial inclusion, the listed security must have a minimum bid price of $4.00. Nasdaq has indicated that the dilution resulting from conversions or exercises of future priced securities can be so severe as to result in a change in control or could be deemed by Nasdaq to be a merger or consolidation with the holders of the future priced securities. Therefore, if the holders of the Convertible Debentures convert their future priced securities into enough common stock, Nasdaq could determine that a change of control or financial structure has occurred and require Dynatec to comply with the initial inclusion requirements. Dynatec may not be able to comply with such inclusion standards, resulting in a delisting. Even if Dynatec's shareholders approve the Convertible Debenture transactions, the change in control provisions would still apply.

         Dynatec believes that issuing the Convertible Debentures did not violate any rule governing companies listed on the Nasdaq SmallCap Market. Moreover, Dynatec's sale of the Convertible Debentures pre-dated by several months Nasdaq's issuance of its release on future priced securities in which it indicated that it may consider the relative rate of return obtained by investors purchasing future priced securities as a delisting factor. However, Dynatec cannot be certain that Nasdaq SmallCap Market staff will not apply its rules relating to future priced securities such that Dynatec's common stock may be delisted.

         If Dynatec's common stock were to be delisted from the Nasdaq SmallCap Market, it would likely continue to be traded in the over-the-counter market on an electronic bulletin board established for unlisted securities or in what are commonly referred to as the "pink sheets." As a result, an investor would find it more difficult to dispose of, or to obtain accurate quotations for the price of, Dynatec's common stock. Therefore, such delisting could adversely affect the prevailing market price of the common stock or the general liquidity of an investment in Dynatec common stock.

         In addition, delisting from the Nasdaq SmallCap Market and failure to obtain listing or quotation on such other market or exchange would subject Dynatec's securities to so-called "penny stock" rules. These rules impose additional sales practice and market-making requirements on broker-dealers who sell and/or make a market in such securities. Consequently, if Dynatec's common stock were to be delisted from the Nasdaq SmallCap Market, broker-dealers may be less willing or able to sell and/or make a market in Dynatec's common stock and purchasers of common stock may have more difficulty selling their securities in the secondary market, resulting in a decrease in the market liquidity of Dynatec's common stock.


Possible Adverse Effect of Pending Litigation and Administrative Proceedings


         The Company is engaged in litigation outside the ordinary course of its business, the effect of which on its business condition or results of operations could be materially adverse. See "Legal Proceedings." Specifically, the Company is involved in the following legal proceedings:

         On February 22, 1999, the Company received a demand letter from counsel for Mag Instrument, Inc., a manufacturer and distributor of flashlights and one of the Company's competitors ("Mag"), accusing the Company of infringing certain of Mag's patents and committing false advertising and unfair competition. Attached to the demand letter was a copy of a complaint filed in the U.S. District Court for the Central District of California on February 19, 1999. The complaint alleges that the Company has infringed three patents owned by Mag, and seeks (i) an order enjoining the Company from infringing Mag's patents, (ii) the delivery to the Court of all flashlights which infringe Mag's patents, (iii) that the Company identify all entities who have purchased, distributed or sold any infringing products, (iv) that the Company deliver to the Court all documents reflecting or relating to the purchase, sale or distribution of any flashlights which infringe Mag's patents, (v) money damages sustained by Mag by reason of the alleged patent infringement, including interest, costs, and attorney's fees. The demand letter specified that the complaint was filed as a "precaution," and that Mag will refrain from serving the complaint on the Company pending the receipt of certain assurances from the Company. During the quarter ended June 30, 1999, Mag and the Company agreed to pursue their efforts to settle the dispute and, pending such discussions, the complaint would be dismissed without prejudice upon the joint stipulation of the parties. The Company has expressly agreed with Mag, however, that if the pending disputes are not settled, Mag may refile the complaint in the same court and venue.

         On April 27, 1998, the Enforcement Division of the Securities and Exchange Commission notified the Company that the SEC was anticipating filing an administrative proceeding in the later part of calendar year 1998 against various individuals and entities who had engaged in transactions with a Canadian corporation. The SEC Enforcement Division further indicated that the Company may be named as a defendant in such administrative action. In July 1998, the Company submitted a Wells Submission to clarify why, in the Company's estimation, it should not be named in the administrative proceeding, if any. The Company suggested in the Wells Submission that it should not be named in any administrative proceeding because the Company never consummated either of the two transactions with the subject Canadian company that the Company was considering, and the Company received no consideration in connection with those aborted transactions. Moreover, the Company believes that its conduct in connection with those proposed but aborted transactions met applicable legal requirements. As of September 30, 1999, the Company had received no response from the Enforcement Division about whether the SEC plans to name the Company in any administrative action.


         In addition, the Company has previously disclosed that it has been informed of an investigation by the Enforcement Division of the Securities and Exchange Commission. The Company believes this investigation concerns certain trading activity in the Company's common stock and other transactions involving the Company's securities, however, the Company has not been informed of the specifics of such investigation. The Company is cooperating fully with these administrative proceedings. Any finding or order of the Commission adverse to the Company or any judgment against the Company in any of the pending litigation matters, would have an adverse effect on the business, financial condition or results of operations of the Company, or the market for its common stock.

Recent Net Losses


         The Company had significant net operating losses in fiscal years 1996, 1997 and 1998. Specifically, the Company reported a net loss for the year ended December 31, 1998 of $2,245,427. As a result, the Company had an accumulated deficit of approximately $1,380,329 at December 31, 1997 and $3,625,755 at December 31, 1998. For the nine months ended September 30, 1999, the Company had net loss of $1,607,823. In early 1999, the Company experienced a change of management and continues its efforts to adopt or implement a variety of business practices designed to improve the financial condition and operating results of the Company. Nevertheless, there can be no assurance that the Company will be able to achieve growth, that net losses will not be incurred in future operating periods, or that the Company will become profitable in the foreseeable future, if at all.

Need for Additional Funding


         The Company has operated with negative cash flow for several fiscal years and has substantial accumulated operating deficits. To finance its operations, the Company may require additional financing. In light of the Modification Agreement, the Company will not receive any additional debt or equity financing under the Credit Agreement, except to the extent of the payment of exercise prices upon exercise of the Warrants. The exercise of the Warrants in the near future is unlikely, however, because the exercise prices are considerably higher than the prevailing market price. In November 1999, the Company completed a sale and lease transaction of the building that houses its corporate headquarters, which transaction yielded to the Company approximately $831,000 of proceeds, which have been used for operating capital. This amount is not enough, however, to offset operational expenses for fisdal 1999. The Company may and likely will be required to seek additional sources of financing through future offers and sales of its equity or debt securities. Securities issued in such offerings would substantially dilute the holdings of other shareholders, including purchasers of the shares offered by this Prospectus. There can be no assurance that the Company will be successful in obtaining such financing or that financing will be available to the Company on terms and at rates that are favorable to the Company. Absent such funding, however, the Company's ability to continue its operations may be adversely affected.


Foreign Operations Risks

         The Company out-sources most of its manufacturing to manufacturers located outside the United States. There are numerous risks associated with conducting business in foreign countries, including the distance from corporate headquarters, problems associated with possible political risks, instability of local governments, safety of personnel and equipment, the lack of spare parts or adequate service assistance, the need for skilled labor and supervision, lack of infrastructure and accessibility to sources of power and other supplies necessary for operations, tariff restrictions, currency control regulations, competing or conflicting manufacturing and production standards, governmental approval, licensing and permit requirements and procedures, high inflation and currency fluctuations which may erode profitability levels, and the difficulty of obtaining and enforcing judgments in foreign courts and under foreign legal systems that differ substantially from the United States all add to the risk of foreign operations. Difficulties arising out of any of these risks could adversely affect the Company's financial condition and operations.

Competition


         The Company's current products are divided into three primary product lines: telecommunications amplifiers, headsets and other telephone accessories, flashlights and home storage and organization products. Although certain of the Company's products in these product lines are subject to patent or other intellectual property protections, barriers to entry for competing manufacturers and distributors are relatively low for the majority of the Company's products. Accordingly, there can be no assurance that competitors of the Company, many of which are likely to have substantially greater financial resources, experience and marketing ability will not be able to successfully compete with the Company, which successful competition could adversely affect the Company's operations and financial condition.


Dependence on Licensed Technology

         The Company is dependent upon licenses granted by third parties for certain key elements of its product line. Some of these license agreements require that the Company achieve minimum sales in order to retain the license rights. There can be no assurance that the Company will meet the minimum sales requirements to avoid cancellation of the licenses or a change in its rights or that such license rights will continually be available to the Company. The Company's failure to observe or perform any of the covenants, terms, conditions or provisions contained in the license agreements or in the event of a breach of any representation or warranty made by the Company, may result in a termination or restriction of the Company's rights. Termination of such licenses or any restriction or limitation of the Company's rights under such licenses may adversely affect the Company's operations and financial condition.


Dependence on Third-Party Manufacturers and Suppliers

         For the majority of its products, the Company is dependent on third-party manufacturers to manufacture its products. Most of these third-party manufacturers are located in foreign countries, primarily Hong Kong, Taiwan and

China. If any manufacturer fails to supply any or all of the Company's requirements for product, or if the Company's or its manufacturer's suppliers of raw materials or parts fail to fulfill the Company's requirements, there can be no assurance that alternate sources of supply will be available to the Company at reasonable cost or at all, and, if available at a reasonable cost, whether the Company will be able to secure such alternate sources in a timely manner. If such alternate sources of supply or manufacturing are not available on a timely basis or on reasonable economic terms, the Company's results of operations could be severely and adversely affected.


Government Regulation


         Various aspects of the Company's business are subject to both domestic and foreign government regulation by such agencies as the Federal Trade Commission, the Federal Communications Commission and taxing authorities, such as the Internal Revenue Service. In addition, as a public company, the Company is subject to reporting requirements and other regulations promulgated and enforced by the Securities and Exchange Commission. The Company's failure to comply with such laws, rules and regulations could have a material adverse effect on the Company, its business, financial condition and results of operations. For example, if the Company were found to be in violation of regulations or other laws governing its business, it could be assessed with substantial penalties, fees and expenses, temporary or permanent suspension of trading in its shares, or ultimately interruption or shutdown of some or all of its operations. The Company may also from time to time obtain and comply with local, state, provincial and federal permits or other authorizations. Obtaining these permits can be very costly and take significant amounts of time. Although the Company foresees no material problems or delays, there can be no assurance that the Company can obtain the necessary permits or continue existing operations or that the Company can maintain economic operation in compliance with the necessary permits. There can be no assurance that future changes in existing law or new legislation will not limit or adversely impact the Company's business operations.


Limited Market and Volatility of Stock Price

         The Company has a limited public market and resales of the shares of common stock covered by this Prospectus may adversely affect the prevailing market price of shares currently issued and outstanding, or adversely affect the ability of the Company to raise future capital through equity offerings. The trading price of the Company's common stock has been and is likely to continue to be subject to wide fluctuations in response, among other things, to variations in the Company's operating results, material announcements by the Company or its competitors, governmental regulatory actions, conditions in the Company's industry, or other events or factors, many of which are beyond the Company's control. The Company's operating results in future periods may be below the expectations of investors. In such event, the price of the common stock would likely decline, perhaps substantially. In addition, the stock market has historically experienced extreme price and volume fluctuations which have particularly affected the market prices of many public companies and which often have been unrelated to the operating performance of such companies. Moreover, the Company's common stock may be even more prone to volatility than the securities of other businesses in similar industries because of the relatively small number of shares of common stock not held by affiliates. Given such a small "public float," there can be no assurance that the prevailing market price of common stock will not be artificially inflated or deflated by trading even of relatively small amounts of common stock. See "Price Range of Common Stock."

Year 2000 Compliance

         The Year 2000 problem relates to the inability of many computer programs and microchip-based products and equipment to operate properly on dates approaching and following December 31, 1999. This inability to operate correctly results from the use in many computer programs and embedded microchip code of a two-digit rather than a four-digit date field. Thus, non Year 2000 compliant software and firmware may misinterpret a date entry of "00" as 1900, rather than 2000, resulting in, among other things, a temporary inability to process transactions, send invoices, or engage in similar business transactions. The Company does not presently anticipate that its operations or financial conditions will be materially adversely affected by the Year 2000 problem. Nevertheless, there can be no assurance that the Company will not be adversely affected by Year 2000 problems, either as a result of problems affecting its internal systems and operations, or as a result of the failure of third parties upon which the Company depends to address their respective internal Year 2000 issues. See "Management's Discussion and Analysis - Year 2000 Compliance."

No Dividends

         The Company has never declared or paid any cash dividends on its shares and does not anticipate paying cash dividends in the foreseeable future.

Effect of Certain Anti-Takeover Provisions of Utah Law

         Utah, the state in which the Company was organized, has adopted a "Control Shares Acquisition Act" (the "Control Shares Act"). This act provides that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly held Utah corporation is denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. The provisions of the Control Shares Act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of the Company's stockholders. See "Description of Securities."

                                 USE OF PROCEEDS

         The shares offered hereby are offered and sold exclusively by the Selling Shareholders. No portion of the proceeds from the sale of shares by the Selling Shareholders will be paid to the Company. See "Plan of Distribution." The Company intends to use the proceeds, if any, from exercises of the Warrants to provide working capital for its operations. The Company cannot require the exercise of the Warrants.

                               DIVIDEND POLICY

         The Company has never declared or paid cash dividends on its common stock and does not anticipate declaring or paying cash dividends in the foreseeable future. The Company's existing credit facilities prohibit the payment of dividends. The Company intends to retain future earnings, if any, to finance the operation, development and further expansion of its business.


                         DETERMINATION OF OFFERING PRICE

         The offering price, conversion price, issuance price and exercise price of the Debenture Shares, the Damages Shares and the Warrant Shares were determined by negotiations between the Company and the Investors, and such prices do not necessarily reflect the actual value of the Company's shares based upon net worth. See "Description of Securities." The shares of common stock covered by this Prospectus may be sold by the Selling Shareholders from time to time at prices and on terms not yet determined and solely within the discretion of the Selling Shareholder. Sales, which may or may not involve cash consideration or transactions on the Nasdaq SmallCap Stock Market may be made directly to other purchasers or through one or more underwriters or broker-dealers at prices quoted on the Nasdaq SmallCap Stock Market at the time of sale or on other terms as agreed with such underwriters or broker-dealers, as the case may be. See "Plan of Distribution."

            MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

         Market Information and Number of Stockholders. The Company's common stock is listed on The Nasdaq SmallCap Market under the symbol "DYNX". As of November 30, 1999, there were approximately 1,236 shareholders of the Company's common stock and 3,756,903 shares of common stock were outstanding.

         Price Range of Common Stock. The following table sets forth the high and low sale prices of the Company's common stock as reported by the Nasdaq SmallCap Market during the indicated periods. The referenced quotations do not reflect inter-dealer prices, dealer retail markup, markdown, or commissions, and may not necessarily represent actual transactions.

                    PRICE RANGE OF COMMON STOCK

---------------------- -------------------- --------------------

Quarter & Year         Market High           Market Low
---------------------- -------------------- --------------------

1st 1997               $  5.75              $2.63
---------------------- -------------------- --------------------
2nd 1997               $11.00               $5.75
---------------------- -------------------- --------------------
3rd 1997               $10.69               $4.00
---------------------- -------------------- --------------------
4th 1997               $  8.81              $4.50
---------------------- -------------------- --------------------
1st 1998               $  7.88              $6.06
---------------------- -------------------- --------------------
2nd 1998               $  8.25              $4.75
---------------------- -------------------- --------------------
3rd 1998               $  6.25              $2.25
---------------------- -------------------- --------------------
4th 1998               $  5.75              $1.38
---------------------- -------------------- --------------------
1st 1999               $  4.31              $2.25
---------------------- -------------------- --------------------
2nd 1999               $  3.00              $1.63
---------------------- -------------------- --------------------
3rd 1999               $  1.86              $0.81
---------------------- -------------------- --------------------



              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                              AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with the information set forth in the consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus.

Year Ended December 31, 1998 Compared to December 31, 1997

Results of Operations

         The following table sets forth, for the periods indicated, certain information relating to the operations of the Company expressed in dollars (rounded) and percentage changes from period to period. Data in the table reflects the consolidated results of the Company for the twelve-month periods ended December 31, 1998 and 1997, respectively. As supplemental information, the table also segregates the Company's revenues by product line type.



                                       16

                                             For the Year Ended             % OF
                                          ---------------------------
                                                                             CHG
                                                                            FROM
                                            December      December        1997 TO
                                            31, 1998      31, 1997           1998
                                          ------------   ------------     ---------
Statement of Operations Data:
           Product sales...............    $16,579,000    $14,566,000        13.8 %
           Cost of sales...............     10,973,000     10,174,000         7.9
                                          ------------   ------------
               Gross margin............      5,606,000      4,392,000        27.6
                                          ------------   ------------


    Operating Costs and Expenses:
       Selling expenses................      2,874,000      2,379,000        20.8
       Research and development........        143,000        508,000       (71.9)
       General and administrative......      3,029,000      1,730,000        75.1
                                          ------------   ------------
               Total operating costs and
                     Expenses..........      6,046,000      4,617,000        31.0
                                          ------------   ------------


    Other Income (Expense), net:
       Interest expense................    (1,773,000)      (427,000)       315.2
                                          ------------   ------------
       Interest income.................          3,000          9,000       (66.7)
                                          ------------   ------------
       Other expense...................       (35,000)       (61,000)        42.6
                                          ------------   ------------
       Other income....................             -         295,000           -
                                          ------------   ------------
       Net loss........................   $(2,245,000)   $  (409,000)      448.9%
                                          ============   ============

Supplemental Information:

Revenue by product line type:

    Telecommunication headsets and
              amplifiers and telephone
              accessories..........       $  7,640,000   $  6,146,000        24.3%
    Home storage and organization            4,444,000      3,387`000        31.2
    Miscellaneous/mass market                3,506,000      4,140,000       (15.3)
    Flashlights....................            989,000        893,000        10.8
                                          ------------   -------------
        Total product sales and other     $ 16,579,000    $ 14,566,000       13.8%
                                          ============   =============

Following are explanations of significant period to period changes for the years ended December 31, 1998 and 1997:

Revenues

         Total Product Sales. Total product sales increased by $2,013,000, or 13.8%, from $14,566,000 to $16,579,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997.


         Telecommunication Headsets and Amplifiers and Telephone Accessories. Telecommunication headsets and amplifiers and Telephone accessories sales increased $1,496,000, or 24.3%, from $6,146,000 to $7,640,000 for the year ended
December 31, 1998 compared to the year ended December 31, 1997. The increase was primarily attributable to an increase of approximately $210,000 in the Company's "Cord Manager" product line and an increase of approximately $38,000 in the "Twisstop" line, offset in-part by a decrease in shoulder rest sales. Overall gross margins for these products increased to 48.4%, from 46.6% for the years ended December 31, 1998 and 1997, respectively, as a result of the sales mix. Additionally, this increase was due to the Company's introduction of a new line of telecommunications products including wired and wireless telephone headsets, telephones, conference speakers, and other related products. Overall gross margins for these products for the year ended December 31, 1998 were approximately 36.4%. In addition, the Company has been able to secure pages in several catalogues of major providers for various office products for all of these types of products which began circulating during the third and fourth quarters of 1998 and will continue for the 1999 year. The Company cannot currently quantify the effect of the additional distribution of its telecommunications product through office supply catalogues, however, the Company does believe that there will be some level of increased revenues as a result of this change.


         Home Storage and Organization. Home storage and organization revenues increased $1,057,000, or 31.2%, from $3,387,000 to $4,444,000 for the year ended
December 31, 1998 compared to the year ended December 31, 1997. The increase in home storage and organization revenues was primarily attributable to the introduction of several new products, including drawer organization products, namely "Expand-A-Drawer", which accounted for approximately $1,042,297 of the revenue increase, and several wire basket rollout products which made up approximately $66,000 of the increase. These increases were offset in part by a decrease in sales of the "Expand-a-shelf" product line of approximately $88,000.

Overall gross margins for products in this category increased to 30.1% for the year ended December 31, 1998 from 27.3% for the year ended December 31, 1997. This increase in gross margins was primarily attributable to increased sales in the higher margin "Expand-A-Drawer" product line.


         Miscellaneous and Mass Market. Mass market revenues decreased $579,000, or 15.1%, from $3,825,000 to $3,246,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997. This decrease was primarily the result of the Company's receipt of large orders for crayons in early 1998 from Dolgencorp., Inc., which orders were subsequently deferred indefinitely. Before learning of the deferral, the Company had procured crayons to fill Dolgencorp's order. Consequently, Dolgencorp's deferral of delivery of product under those orders caused the Company to stockpile approximately $1,000,000 in crayon inventory with no guarantee of future orders for these crayons. At the end of 1998, the Company decided to change its relationship with Dolgencorp due to the inordinate strain that servicing Dolgencorp's orders placed on the Company's physical and financial resources. In addition, the Company determined that, strategically, it should focus on its other product categories which produce greater gross margins and have the most growth potential. Therefore, the Company anticipates a significant drop in revenues from this segment of its business in 1999. The Company believes that this change was necessary to allow the Company to focus on its core businesses. The Company also believes that the future impact on gross margin contribution will be negligible given that the Company recognized a loss of approximately $178,000 after all costs associated with this segment in 1998. Overall gross margins for products in this category decreased to 13.5% for the year ended December 31, 1998 from 17.6% for the year ended December 31, 1997. This decrease in gross margins resulted from the additional warehouse space leased to store the crayon inventory. Substantially all sales in 1998 in this category were to Dolgencorp, Inc.


         On December 24, 1998, the Company entered into an inventory and single customer purchase agreement with Grandway China ("Grandway"), a Hong Kong enterprise. The agreement provided for the transfer of inventory, distribution and sales rights of products that the Company was then supplying to Dolgencorp. Upon execution, Grandway agreed to purchase the approximately $1,800,000 of Dolgencorp inventory then owned by the Company, on the following terms: (i) at the closing date, the Company transferred to Grandway approximately $800,000 of unpaid crayon liability, and (ii) at the closing date Grandway purchased $103,000, or cost plus three percent, of additional inventory. Additionally, Grandway agreed to continue to make guaranteed minimum monthly inventory draws of $103,000 or cost plus three percent until the remaining approximately $1,000,000 of inventory is purchased. As of March 31, 1999, Grandway had purchased all but approximately $339,124 of the remaining inventory. Finally, for a period of two years, Grandway will pay a two percent (2%) royalty to the Company on all orders shipped to Dolgencorp, in addition, the Company can still sell other types of products to Dolgencorp.

         Other revenue  decreased  $55,000,  or 17.5%, from $315,000 to $260,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997. The decrease in other revenue was primarily attributable to a decline in other miscellaneous products sold by the Company, namely, closet hangers and tote bags.

         Flashlights. Flashlight revenues increased $96,000, or 10.8%, from $893,000 to $989,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997. The increase in flashlight revenues was primarily attributable to increased military sales. In addition, gross margins for flashlights improved significantly, from 0.4% for the year ended December 31, 1997 to 24.9% for 1998. This improvement resulted from the Company's decision to change the source of manufacturing from the United States to certain Asian countries.

         On December 2, 1996, the Company acquired substantially all of the assets of Nordic Lights, Inc., a Texas corporation, doing business as Nordic Lites, Inc. This closing and acquisition took place pursuant to an Asset Purchase Agreement effective as of December 1, 1996. In connection with that transaction, the assets of Nordic Lights were transferred to a newly incorporated, wholly owned subsidiary of the Company, Nordic Technologies, Inc. ("Nordic Technologies"), a Utah corporation. After the acquisition, Nordic Technologies began selling a broad range of flashlight products and accessories under the trademark "Nordic Lites."

         The initial purchase of the assets of Nordic Lights, Inc. was accomplished through the issuance of 550,000 shares of the Company's common stock to the shareholders of Nordic Lights. A value of $1.60 per share was determined based upon subsequent sales of stock by shareholders of Nordic Lights, Inc. for a total purchase price of $880,000. In addition to the stock issued, warrants to purchase 250,000 shares of common stock at an exercise price of $1.00 were issued to the shareholders of Nordic Lights, Inc. Those warrants are exercisable only if and when certain gross sales requirements have been reached over a five year period beginning January 1, 1999. In April 1997, several third parties agreed to purchase portions of the shares issued in connection with the acquisition transaction from the shareholders of Nordic Lights, Inc. The April 1997 agreement also nullified a repurchase agreement which was originally included as part of the 1996 Nordic acquisition.

         In July 1997, the Company sold the tangible assets acquired from Nordic Lights and non-exclusive rights to certain patents in exchange for 73,515 shares of the Company's common stock and $106,850 in cash. The majority of the assets sold represented various fixed assets which had previously been used by the Company to manufacture flashlights. The shares received in exchange for these assets were recorded as treasury stock at the fair market value of $10.00 per share. Because the market value of the stock received into treasury on the sale of these assets equaled the current book value of the assets sold, no gain or loss was recognized for this sale. Instead of producing the flashlights domestically, the Company has arranged with overseas vendors that are providing product at reduced costs leading to healthier margins on the flashlight products.

Operating Costs and Expenses

         Selling Expenses. Selling expenses increased $495,000, or 20.8%, from $2,379,000 to $2,874,000 for the year December 31, 1998 compared to the year December 31, 1997. The increase in selling expenses was primarily attributable to an increase in advertising expense of approximately $128,000, related to the Company securing pages in several office products providers' catalogues. In addition, the Company experienced an increase of approximately $220,000 in the cost of shipping products to its customers. Management is addressing this issue by sourcing competitive bids from carriers. These increases were partially offset by a decrease of approximately $46,000 in travel and entertainment expense.


         Research and Development. Research and development decreased by $365,000, or 71.9%, from $508,000 to $143,000 for the year ended December 31,
1998 compared to the year ended December 31, 1997. This decrease was primarily attributable to the completion of the research and development related to the introduction of the Company's new line of telecommunication headset products. The Company anticipates that research and development costs will increase in calendar year 1999 as a result of the addition of a full-time Vice president.


         General and Administrative Expenses. General and administrative expenses increased $1,299,000, or 75.1%, from $1,730,000 to $3,029,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997. Of this increase, approximately $450,000 was incurred by the Company to defend itself in patent infringement lawsuits, approximately $300,000 related to legal and accounting fees related to the Company's effort to register securities on a registration statement on Form SB-2 in connection with a Convertible Debenture and Equity Line-of-Credit financing agreement between the Company and private investors which was put into place in May 1998, and approximately $500,000 in legal expense was incurred as a result of certain internal investigative and general corporate matters.

         Total Operating Costs and Expenses. Total operating costs and expenses increased by $1,429,000, or 31.0%, from $4,617,000 to $6,046,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997, for the reasons discussed above.


         Interest Expense. Interest expense increased $1,346,000, or 315.2%, from $427,000 to $1,773,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997. This increase was primarily related to the recognition of a one-time, non-cash charge for the fair value of common stock warrants and a beneficial conversion premium, totaling $500,000 and $137,000, respectively, both associated with the issuance of $1,500,000 of the Convertible Debentures in May 1998. Additionally, normal non-cash interest was recognized on the Convertible Debentures, as well as the amortization of the fair value of other common stock warrants issued in connection with the debt. Also, liquidated damages were assessed against the Company in the amount of $110,000 due to the Company's failure to have effective a registration statement covering the shares of common stock issuable upon conversion of the Convertible Debentures within the time specified in a registration rights agreement executed in connection with the sale of the Convertible Debentures.


         Interest Income. Interest income decreased $6,000, or 66.7%, from $9,000 to $3,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997. This decrease was primarily the result of the Company utilizing its revolving credit facility, under which "draws" are made by the Company. After a draw is made a corresponding payable is established, when collections of outstanding accounts receivable are received, collections are swept, daily, and re-applied against outstanding draws. As a result the Company does not keep excess cash on hand to invest.

         Other Expense. Other expense decreased $26,000, from $61,000 to $35,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997. This decrease is primarily the result of a smaller tax provision due to net operating loss carryforwards.


         Other Income. Other income for the year ended December 31, 1997 resulted from the recovery of a note receivable which had been previously written off ($70,000), income tax refunds from net operating losses carried back to prior periods ($112,000), and a gain on the sale of land held for possible expansion of the Company's facilities ($90,000).


         Net Loss. Net loss increased by $1,836,000, or 448.9%, from a loss of $409,000 to a loss of $2,245,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997 due to a combination of the factors described above.


         Income Taxes. Income tax expense totaled $15,000 and $61,594 for the years ended December 31, 1998 and 1997, respectively. Although the Company generated pretax losses of $2.2 and $.3 million in 1998 and 1997, no income tax benefit was recorded for these periods because the Company can not generate immediate tax savings by offsetting current losses against taxes paid in prior years, nor can it project future earnings with enough confidence to ensure its ability to offset future taxable income with current losses.

Three Months and Nine Months Ended September 30, 1999 Compared to September 30, 1998


Results of Operations


         The following table sets forth, for the periods indicated, certain information relating to the operations of the Company expressed in dollars (rounded) and percentage changes from period to period. Data in the table reflects the consolidated results of the Company for the three and nine-month period ended September 30, 1999 and 1998, respectively. As supplemental information, the table also segregates the Company's revenues by product line type.

                                                For the Three Months Ended                     For the Nine Months Ended
                                        ----------------------------------------     ---------------------------------------------
                                                                          % OF                                         % OF
                                                                           CHG                                          CHG
                                                                           FROM                                         FROM
                                          SEPTEMBER       SEPTEMBER      1998 TO      SEPTEMBER       SEPTEMBER       1998 TO
                                           30, 1999        30, 1998        1999        30, 1999        30, 1998        1999
                                        -------------     ----------     -------     -----------    ------------      --------


Unaudited Statement of Operations Data:

       Product sales................... $   3,540,000     $4,382,000      (19.2)%    $10,874,000    $ 12,166,000        (10.6)%
       Cost of sales...................     2,082,000      2,788,000      (25.3)       6,460,000       7,424,000        (13.0)
                                        -------------     ----------                 -----------    ------------
               Gross margin............     1,458,000      1,594,000       (8.5)       4,414,000       4,742,000         (6.9)
                                        -------------     ----------                 -----------    ------------


    Operating Costs and Expenses:

       Selling expenses................     1,110,000        903,000       22.9        2,774,000       2,586,000          7.3
       Research and development........        37,000         12,000      208.3          101,000          48,000        110.4
       General and administrative......       834,000        694,000       20.2        2,451,000       1,786,000         37.2
                                        -------------     ----------                 -----------    ------------
             Total operating costs and
             Expenses                       1,981,000      1,609,000       23.1        5,326,000       4,420,000         20.5
                                        -------------     ----------                 -----------    ------------


    Other Income (Expense), net:

       Interest expense................      (155,000)      (244,000)     (36.5)        (701,000)     (1,138,000)       (38.4)
                                        -------------     ----------                 -----------    ------------
       Interest income.................             -              -          -                -           3,000            -
                                        -------------     ----------                 -----------    ------------
       Other (expense).................             -         (1,000)         -                -        (23,000)            -
                                        -------------     ----------                 -----------    ------------
       Other income....................         3,000              -          -            5,000               -            -
                                        -------------     ----------                 -----------    ------------
       Net income (loss)............... $    (675,000)    $ (260,000)    (159.6)%    $(1,608,000)   $   (836,000)      ( 92.3)%
                                        =============     ==========                 ===========    ============



Unaudited Supplemental Information:

Revenue by product line type:

     Telecommunication headsets and
             amplifiers and telephone
             accessories                $   1,700,000     $1,855,000       (8.4)%    $ 5,472,000    $  5,977,000         (8.4)%
      Home storage and organization         1,339,000      1,302,000        2.8        3,510,000       3,498,000          0.3
      Miscellaneous/Mass market                     -      1,023,000           -         992,000       1,854,000        (46.5)
      Flashlights                             501,000        202,000      148.0          900,000         837,000          7.5
                                        -------------     ----------                 -----------    ------------
           Total product sales          $   3,540,000     $4,382,000      (19.2)%    $10,874,000    $ 12,166,000        (10.6)%
                                        =============     ==========                 ===========    ============

The following are explanations of significant period to period changes for the three months ended September 30, 1999 and 1998:


Revenues


          Total Product Sales. Total product sales decreased by $842,000, or 19.2%, from $4,382,000 to $3,540,000 for the three months ended September 30, 1999 compared to the three months ended September 30, 1998. Discussion of sales in the various product lines follows.

          Telecommunication Headsets and Amplifiers and Telephone Accessories. Sales of telecommunication headsets and amplifiers and telephone accessories decreased $155,000, or 8.4%, from $1,855,000 to $1,700,000 for the three months ended September 30, 1999 compared to the three months ended September 30, 1998. This decrease was primarily attributable to a $156,000 decrease in sales of telephone shoulder rests as well as a decrease in sales of $25,000 in telephone accessories. This decrease was partially offset by an increase in sales of telephone headsets and amplifiers of $24,000. Overall gross margins in this category increased to 55.1% for the three months ended September 30, 1999 from 54.8% for the three months ended June 30, 1999, as a result of the sales mix and more efficient production processes.

          Home Storage and Organization. Home storage and organization revenues increased $37,000, or 2.8%, from $1,302,000 to $1,339,000 for the three months ended September 30, 1999 compared to the three months ended September 30, 1998. The increase is primarily attributable to an increase of $47,000 in the "Expand-A-Shelf" product line, offset in part by a decrease of $10,000 in several of the Company's other organizational products, namely the "Expand-A-Drawer product line, shoe organizers and ironing boards. Overall gross margins for products in this category decreased from 36.4% to 32.3% for the three months ended June 30, 1999.

          Miscellaneous and Mass Market. Miscellaneous and mass market revenues decreased $1,023,000, from $1,023,000 to -0- for the three months ended September 30, 1999 compared to the three months ended September 30, 1998. This decrease was the result of the Company's December 24, 1998 agreement with Grandway China ("Grandway"), a Hong Kong enterprise. The agreement provided for the transfer of inventory, distribution and sales rights of products that the Company was then supplying to Dolgencorp. Upon execution, Grandway agreed to purchase the approximately $1,800,000 of inventory earmarked for sale to Dolgencorp. As of June 30, 1999, Grandway had purchased the entire remaining inventory. Management does not presently anticipate future significant sales in this product line.

          Flashlights. Flashlight revenues increased $299,000, or 148.0%, from $202,000 to $501,000 for the three months ended September 30, 1999 compared to the three months ended September 30, 1998. This increase was primarily the result of a successful increase in the Company's selling and marketing efforts in this product line. Overall gross margins for products in this category decreased from 30.2% to 17.6% for the three months ended June 30, 1999, as a result of various changes made to certain flashlight products to increase the quality of these products and increased air freight costs necessitated by production difficulties resulting from an earthquake in Taiwan during the third quarter. Management is addressing this decrease by working with its Asian supplier to effectively source various components from more reliable sub-assembly vendors and to address the difficulties encountered by the Company's Asian suppliers as a result of the earthquake.


Operating Costs and Expenses


          Selling Expenses. Selling expenses increased $207,000, or 22.9%, from $903,000 to $1,110,000 for the three months ended September 30, 1999 compared to the three months ended September 30, 1998. This increase is due in part to an increase in advertising expense as the result of the Company securing additional pages in certain office product catalogues, trade show expenditures due to the Company participating in more regional trade shows , the hiring of two marketing consultants to assist the company in it's campaign to upgrade its packaging of products , and an increase in freight costs. The increase was offset in part by a decrease in royalty and commission payments due to lower sales on commissionable and royalty based products.

          Research and Development. Research and development costs increased by $25,000, or 208.3%, from $12,000 to $37,000 for the three months ended September 30, 1999 compared to the three months ended September 30, 1998. This increase was primarily attributable to the addition of a full time Vice President of Research and Development.

          General and Administrative Expenses. General and administrative expenses increased $140,000, or 20.2%, from $694,000 to $834,000 for the three months ended September 30, 1999 compared to the three months ended September 30, 1998. The increase in general and administrative expenses was the result of approximately $34,000 in insurance premiums paid for the company's health and dental insurance, $38,000 in employee recruitment and relocation, and $21,000 in consulting fees. Additionally, the Company incurred $49,000 in travel related expenses for increased international travel associated with strengthening Asian supplier relationships.

          Total Operating Costs and Expenses. Total operating costs and expenses increased by $372,000, or 23.1%, from $1,609,000 to $1,981,000 for the three months ended September 30, 1999 compared to the three months ended September 30, 1998, for the reasons discussed above.

          Interest Expense. Interest expense decreased $89,000, or 36.5%, from $244,000 to $155,000 for the three months ended September 30, 1999 compared to the three months ended September 30, 1998. This decrease was the result of debt issuance costs in connection with the value of the warrants and beneficial conversion premium allocated to the debt that were recognized in the three months ended September 30, 1998, and not applicable in the three months ended September 30, 1999.

          Net Loss. The net loss increased by $415,000, or 159.6%, from $260,000 to $675,000 for the three months ended September 30,1999 compared to the three months ended September 30, 1998 due to a combination of the factors described above.

The following are explanations of significant period to period changes for the nine months ended September 30, 1999 and 1998:

Revenues

          Total Product Sales. Total product sales decreased by $1,292,000, or 10.6% from $12,166,000 to $10,874,000 for the nine months ended September 30, 1999 compared to the nine months ended September 30, 1998. Discussion of sales in the various product lines follows.

          Telecommunication Headsets and Amplifiers and Telephone Accessories. Sales of telecommunication headsets and amplifiers and telephone accessories decreased $505,000, or 8.4%, from $5,977,000 to $5,472,000 for the nine months ended September 30, 1999 compared to the nine months ended September 30, 1998. Of this decrease, $320,000 is attributable to the loss of a private label customer for the Company's "Twisstop" product. Additionally, sales of the Company's shoulder rest products decreased approximately $200,000. Sales of telephone amplifiers and headsets decreased by $237,000. These decreases were offset in part by increases in sales of the Cord Manager and other Twisstop sales of $254,000. Overall gross margins for telephone accessories increased to 55.4% from 47.0% for the nine months ended September 30, 1999 compared to the nine months ended September 30, 1998, as a result of the sales mix and more efficient production processes.

          Home Storage and Organization. Home storage and organization revenues increased $12,000, or 0.3%, from $3,498,000 to $3,510,000 for the nine months ended September 30, 1999 compared to the nine months ended September 30, 1998. The increase is primarily attributable to an increase of $81,000 in the "Expand-A-Drawer" product line and an increase of $40,000 in the "Expand-A-Shelf" product line, offset in part by a decrease of $104,000 in several of the Company's other miscellaneous organizational products, namely shoe organizers, ironing boards and wire baskets.

          Miscellaneous and Mass Market. Miscellaneous and mass market revenues decreased $862,000, or 46.5%, from $1,854,000 to $992,000 for the nine months ended September 30, 1999 compared to the nine months ended September 30, 1998. This decrease was primarily the result of the Company's December 24, 1998 agreement with Grandway China ("Grandway"), a Hong Kong enterprise. The agreement provided for the transfer of inventory, distribution and sales rights of products that the Company was then supplying to Dolgencorp. Upon execution, Grandway agreed to purchase the approximately $1,800,000 of inventory earmarked for sale to Dolgencorp. As of September 30, 1999, Grandway had purchased the entire remaining inventory. Overall gross margins for products in this category decreased from 27.0% to 0.6% for the nine months ended September 30, 1999 as a result of the "pass-through" effect. Management does not presently anticipate future significant sales in this product line.

          Flashlights. Flashlight revenues increased $63,000, or 7.5%, from $837,000 to $900,000 for the nine months ended September 30, 1999 compared to the nine months ended September 30, 1998. This increase was primarily the result of a successful increase in the Company's selling and marketing efforts in this product line. Overall gross margins for products in this category decreased from 36.5% to 19.9% for the nine months ended September 30, 1999, as a result of various changes made to certain of its flashlight products to increase the quality of these products and increased air freight costs necessitated by production difficulties resulting from an earthquake in Taiwan during the third quarter. Management is addressing this decrease by working with its Asian supplier to effectively source various components from more reliable sub-assembly vendors and to address the difficulties encountered by the Company's Asian suppliers as a result of the earthquake.


Operating Costs and Expenses

          Selling Expenses. Selling expenses increased $188,000, or 7.3%, from $2,586,000 to $2,774,000 for the nine months ended September 30, 1999 compared to the nine months ended September 30, 1998. This increase is due in part to an increase in advertising expense as the result of the Company securing additional pages in certain office product catalogues, trade show expenditures due to the Company participating in more regional trade shows , the hiring of two marketing consultants to assist the company in it's campaign to upgrade it's packaging of products , and an increase in freight costs. This increase was offset in part by a decrease in royalty and commission payments due to lower sales on commissionable and royalty based products.

          Research and Development. Research and development costs increased by $53,000, or 110.4%, from $48,000 to $101,000 for the nine months ended September 30, 1999 compared to the nine months ended September 30, 1998. This increase was attributable to the addition of a full time Vice President of Research and Development.

          General and Administrative Expenses. General and administrative expenses increased $665,000, or 37.2%, from $1,786,000 to $2,451,000 for the nine months ended September 30, 1999 compared to the nine months ended September 30, 1998. The increase in general and administrative expenses was primarily the result of payment in 1999 of approximately $120,000 in non-recurring legal expense incurred as a result of the Company's internal investigation which commenced in 1998 and concluded on January 14, 1999 as well as $85,000 in additional legal expense related to various general corporate matters, as well as payment of approximately $210,000 in combined severance paid to the Company's former Chairman and CEO who resigned on January 14, 1999 and the former President of the Company who resigned effective March 17, 1999. Additionally, travel expenditures increased by approximately $93,000 resulting from increased international travel associated with strengthening Asian supplier relationships. Additional increases were $66,000 in insurance premiums paid for the company's health and dental insurance program, $58,000 in employee recruitment and relocation, and $31,000 in consulting fees.

          Total Operating Costs and Expenses. Total operating costs and expenses increased by $906,000, or 20.5%, from $4,420,000 to $5,326,000 for the nine months ended September 30, 1999 compared to the nine months ended September 30, 1998, for the reasons discussed above.

          Interest Expense. Interest expense decreased $437,000, or 38.4%, from $1,138,000 to $701,000 for the nine months ended September 30, 1999 compared to the nine months ended September 30, 1998. This decrease was primarily related to the recognition of a one-time, non-cash charge for the fair value of common stock warrants and a beneficial conversion premium totaling $137,000 and $500,000, respectively, both associated with the issuance of $1,500,000 of Convertible Debentures (the "Convertible Debentures") in May 1998. During the nine months ended September 30, 1999, liquidated damages were assessed against the Company in the amount of $258,000 due to the Company's failure to have effective a registration statement covering the shares of common stock issuable upon conversion of the Convertible Debentures with the time specified in a registration rights agreement executed in connection with the sale of the Convertible Debentures.

          Interest Income. Interest income decreased $3,000, from $3,000 to $-0-for the nine months ended September 30, 1999 compared to the nine months ended September 30, 1998. This decrease was primarily the result of the Company utilizing its revolving credit facility, under which "draws" are made by the Company. After a draw is made a corresponding payable is established, when collections of outstanding accounts receivable are received, collections are swept, daily, and re-applied against outstanding draws. As a result the Company does not keep excess cash on hand to invest.

          Other Expense. Other expense decreased $23,000, from $23,000 to $-0-for the nine months ended September 30, 1999 compared to the nine months ended September 30, 1998. This decrease was primarily the result of a loss on the sale of equipment sold by the Company in the nine months ended September 30, 1998 that did not occur in the nine months ended September 30, 1999.

          Other Income. Other income increased $3,000, from $-0- to $3,000 for the nine months ended September 30, 1999 compared to the nine months ended September 30, 1998. This increase is due to gains on sales of equipment the Company sold in the nine months ended September 30, 1999 that did not occur in the nine months ended September 30, 1998.

          Net Loss. The net loss increased by $772,000, or 92.3%, from $836,000 to $1,608,000 for the nine months ended September 30, 1999 compared to the nine months ended September 30, 1998 due to a combination of the factors described above.


Liquidity and Capital Resources

         General


     The Company's principal sources of liquidity are cash flows from operations, cash on hand and borrowing under the Company's existing secured revolving credit facilities. On May 27, 1998, the Company obtained a secured revolving credit facility from a regional financing institution for up to $5,000,000, bearing interest at a rate of prime plus one percent, with interest payable monthly. The credit facility is secured by both the Company's accounts receivable and inventories. The note underlying the revolving credit line is due May 26, 2001. Under the terms of the loan agreement, the Company is required to maintain financial covenants and ratios, including book net worth, net income and debt service coverage. On June 30, 1999, the Company and its lending institution entered into a Fourth Amendment to the Credit Agreement (the "Fourth Amendment"). Pursuant to the Fourth Amendment, certain definitions have been modified, as follows: (i) the maximum line decreased from $5,000,000 to $3,000,000; (ii) the inventory advance rate decreases from 48% to 40% between

July 1, 1999 and October 1, 1999; (iii) the accounts receivable advance rate decreased from 85% to 78%; and (iv) the volume rebate accrual increased from $15,000 on June 1, 1999 to $300,000 at January 1, 2000. This accrual goes to $-0- when the volume rebates are paid in February 2000, and will begin to accrue over the remainder of calendar year 2000 to the maximum $300,000 amount. On September 23, 1999 the Company and its lending institution entered into a Fifth (the "Fifth Amendment") to the Credit Agreement. The Fifth Amendment changed the terms of certain of the financial covenants and ratios for the remainder of 1999 and the year 2000. At September 30, 1999, the Company was in default of certain of these covenants, however, the Company presently is negotiating and anticipates that it will be able to obtain a waiver from the lending institution. The interest rate presently applicable to the revolving credit line is prime plus three percent, with interest payable monthly. At September 30, 1999, the Company had $142,000 of cash and $497,000 of availability under its credit facility.


          On May 22, 1998, the Company closed a transaction that provided net capital proceeds of $1,335,000. The transaction was accomplished pursuant to a Convertible Debenture and Private Equity Line of Credit Agreement (the "Credit Agreement") between the Company and a group of five unaffiliated investors. These funds were raised pursuant to the sale by the Company of Convertible Debentures in the aggregate principal amount of $1,500,000. The Convertible Debentures are convertible into the Company's common stock at the lesser of: (i) 75% of the average of the three lowest closing bid prices of the common stock as quoted on the Nasdaq SmallCap Market during the 22 trading-day period immediately preceding the conversion date or (ii) $6.50, which was 100% of the closing bid price on the trading day immediately preceding the closing date of the Credit Agreement. In addition to the sale of the Convertible Debentures, the Company also obtained the right to use a "put" mechanism to periodically draw down up to $10,000,000 of additional equity capital the ("Equity Line"). Under the terms of the Credit Agreement, the Company was obligated to draw down a minimum of $1,000,000 under the Equity Line, and all amounts were to have been drawn in increments of not less than $50,000. In return for the payment of additional capital under the Equity Line, the Company would have been required to issue shares of its common stock at a per share purchase price equal to 80% of the average of the three lowest closing bid prices of the common stock during a six day valuation period commencing three days before the draw date and ending two days after the draw date. The Equity Line could not have been utilized, and the Company had no obligation to exercise any portion of the put mechanism, until after the effective date of the registration statement for the underlying stock of the Credit Agreement. Additionally, upon registration of the underlying shares which may be issued upon conversion of the Convertible Debentures, the Company was obligated to issue an additional $500,000 of Convertible Debentures (see Note 4 to the condensed consolidated financial statements). The Company filed a registration statement on Form SB-2 as required by the Credit Agreement and has filed two pre-effective amendments to that registration statement. However, the registration statement is not effective as of the date of this report, and there can be no assurance that the registration statement will be declared effective.


          On June 25, 1999, the Company and the investors entered into a Modification Agreement ("Modification Agreement"), under which the parties agreed to cancel the Equity Line and all of the parties' respective obligations thereunder. The parties to the Modification Agreement also agreed to cancel the investors' obligation to purchase and the Company's obligation to sell the additional $500,000 principal amount of Convertible Debentures upon the effectiveness of the registration statement. Additionally, the Modification Agreement provides for the modification and temporary abatement of the Company's obligation to pay cash liquidated damages of $45,000 per month resulting from the Company's obligation to have the registration statement declared effective on or before August 28, 1998. Pursuant to the terms of the Credit Agreement, the Company paid liquidated damages from September 23, 1998 through and including February 23, 1999 in the aggregate amount of $210,000, of which $135,000 was paid in the six-month period ended June 30, 1999. Under the Modification Agreement, the Company is to accrue a total of $180,000 of liquidated damages for the period from February 24, 1999 through and including June 23, 1999, which accrued amount is payable at any time after October 1, 1999, upon request for payment therefore by the Investors, in shares of the Company's common stock. The number of shares of common stock issuable upon such payment shall be determined by dividing the total amount of damages accrued by 100% of the average of the closing bid prices of the Company's common stock during the five trading day period immediately preceding the date of such payment. Additionally, under the Modification Agreement, the Company's obligation to pay liquidated damages under the Credit Agreement was abated from June 24, 1999 through September 23, 1999, provided that the registration statement was declared effective on or before October 31, 1999. Additional liquidated damages in the amount of $45,000 were to have accrued for the period between September 24, 1999 and October 23, 1999 if the Registration Statement is not declared effective before October 31, 1999. If the registration statement was not declared effective on or before October 31, 1999, the Modification Agreement's provisions providing for the payment of liquidated damages in stock and the abatement of liquidated damages from June 23, 1999 to September 23, 1999 and the provisions allowing the Company to pay liquidated damages in common stock rather than cash may be rescinded at the option of the Investors. Except to the extent specifically modified by the Modification Agreement, the terms and conditions of the Credit Agreement and the documents and instruments incorporated in the Credit Agreement continued in force.

          Although the Company filed an amendment to the registration statement on July 2, 1999, the registration statement was not effective by the October 31, 1999 deadline set forth in the Modification Agreement. Moreover, because the Company's pending preliminary proxy statement is being reviewed by the Securities and Exchange Commission in tandem with the pending registration statement, the Company was not able to hold its annual meeting of shareholders by the October 31, 1999 deadline. On November 12, 1999, the Company and the Investors executed an amendment to the Modification Agreement that substituted February 15, 2000 for the October 31, 1999 deadline originally in the Modification Agreement. Except for this modification, none of the terms of the Credit Agreement or the Modification Agreement were changed in any way.

          On November 4, 1999, the Company sold its corporate headquarters facility for $2,900,000. Simultaneously with the sale, the Company entered into a 20-year leaseback agreement with the purchasing party. The net proceeds to the Company were $831,000, after paying long-term debt secured by the building, broker and legal fees, and other ancillary charges. The proceeds from the sale will be used for working capital purposes. The party that purchased the building is not affiliated with or related to the Company or any of its officers or directors.

         The Company anticipates that its principal uses of cash will be to provide working capital, finance capital expenditures, meet debt service requirements and for other general corporate purposes. Based on current operations and anticipated cost savings through operating efficiencies, the Company believes that its sources of liquidity will be adequate to meet its anticipated requirements for working capital, capital expenditures, scheduled debt service requirements and other general corporate purposes during the next twelve months.

          September 30, 1999 Compared to December 31, 1998

          As of September 30, 1999, the Company had liquid assets (cash and cash equivalents and trade accounts receivable) of $2,370,000, an increase of 6.2%, or $139,000, from December 31, 1998 when liquid assets were $2,231,000. Cash increased $140,000, or 6,146.9%, to $142,000 at September 30, 1999 from $2,000 at December 31, 1998. This increase in cash was primarily the result of the Company utilizing its revolving credit facility, under which the Company makes "draws" to fund capital expenditures, purchase inventory and for general-purpose use. After a draw is made a corresponding payable is setup, when collections of outstanding accounts receivable are made the monies collected, are swept, the next day, and re-applied against outstanding draws. The increase in cash resulted from the fact that the amounts in the account as of September 30, 1999 were not yet swept and applied against outstanding draws. Trade accounts receivable decreased $1,000, or 0.0%, to $2,228,000 at September 30, 1999 from $2,229,000 at December 31, 1998.

          Current assets decreased by $891,000, or 12.0%, to $6,514,000 at September 30, 1999 from $7,405,000 at December 31, 1998. This decrease was primarily the result of a decrease in inventory levels by $1,216,000 primarily due to the Company's December 24, 1998 agreement with Grandway China ("Grandway"), a Hong Kong enterprise, whereby Grandway agreed to make guaranteed minimum monthly inventory draws of $103,000 or cost plus three percent until the remaining approximately $1,000,000 of inventory is purchased. As of September 30, 1999, Grandway had purchased the entire remaining inventory. The decrease in current assets was offset in part by an increase in cash as discussed above.

          Long-term assets decreased $148,000, or 3.6%, to $3,986,000 at September 30, 1999 from $4,134,000 at December 31, 1998. This decrease was primarily the result of recurring depreciation of building and equipment, and amortization of deferred loan costs, and other intangibles. Offset in part by fixed asset and intangible additions.

          Current liabilities increased by $471,000, or 7.9%, to $6,445,000 at September 30, 1999 from $5,974,000 at December 31, 1998. This increase was primarily due to an increase of $1,114,999 in short-term notes payable as a result of additional borrowings under the Company's revolving line of credit. The increase was offset in part by a decrease in accrued advertising of $168,000, trade accounts payable of $134,000, and accrued expenses of $182,000.

          The Company's working capital decreased by $1,363,000, or 95.2%, to $68,000 at September 30, 1999 from $1,431,000 at December 31, 1998, for the reasons described above.

         The Company used net cash of $507,000 in operating activities during the nine months ended September 30, 1999, primarily as a result of the net loss incurred during the period, offset in part from decreased inventory levels.

         The Company used net cash of $198,000 in investing activities during the nine months ended September 30, 1999, primarily for the purhcase of Transworld Products, Inc., a manufacturer of telephone shoulder rests and a main competitor of the Company in that product line. The Company also incurred additional expenditures for new computer equipment related to its Year 2000 preparations.

         The Company provided net cash of $845,000 from financing activities during the nine months ended September 30, 1999, primarily due to borrowings under the Company's revolving line-of-credit, offset in part by payments made on long-term debt during the period.


Inflation

         Most of the Company's products are purchased in finished form and packaged by the supplier or at the Company's headquarters. The Company uses a premixed plastisol (a petroleum based raw material) to manufacture certain of its telephone accessory products at its headquarters. The Company anticipates usual inflationary increases in the price of its plastic products and does not intend to pass these increases along to its customers, primarily as a result of other operating efficiencies gained through changing the sourcing of certain of its flashlight manufacturing from the United States to Asia. Significant increases in the cost of plastisol in the future could materially affect the Company's profitability if these costs cannot be passed on to customers. In general, the Company does not believe that inflation has had a material effect on its results of operations in recent years. However, there can be no assurance that the Company's business will not be affected by inflation in the future. The Company purchases corrugated packaging materials from several suppliers. These suppliers source raw materials from Asia and have indicated to the Company that they anticipate a price increase of between 10% and 14% in the second quarter of 1999, and have indicated that they will be passing this increase on to all customers. The Company does not believe that this increase will have a material adverse affect on results of operations in 1999.

Seasonality

         The Company's business is seasonal. The Company typically experiences its highest sales volume in the fourth quarter of each year as a result of the retail environment in which most of its customers conduct business. Because the Company sells its products primarily to major retailers, the Company's sales performance is significantly dependent on the performance of those retailers. Accordingly, the fourth quarter is a key determinate to overall profitability for the year.

Year 2000 Compliance

            The Year 2000 problem relates to the inability of many computer programs and microchip-based products and equipment to operate properly on dates approaching and following December 31, 1999. This inability to operate correctly results from the use in many computer programs and embedded microchip code of a two-digit rather than a four-digit date field. Thus, non Year 2000 compliant software and firmware may misinterpret a date entry of "00" as 1900, rather than 2000, resulting in, among other things, a temporary inability to process transactions, send invoices, or engage in similar business transactions.


            The Company uses and is dependent upon computer systems and software to conduct its business. In the fourth quarter of 1997, the Company began implementing a new accounting and materials resource planning integrated software system. The software system, Made2Manage, was purchased with the Year 2000 issue in mind, and is represented by its manufacturer to be Year 2000 compliant in all material respects. Consequently, the Company believes its core enterprise resource planning and accounting systems will not be affected by the Year 2000 problem. However, the Company uses many different software programs to process and summarize business transactions. The Company has completed its Year 2000 evaluation and remediation of these various internal computer systems. Based on its efforts to date, the Company presently believes that the Year 2000 problem will not materially affect the operation of its internal computer systems, hardware, software or its internal operations that are dependent, in material part, on embedded microchips or computer controllers, including the HVAC, security and telephone systems located at the Company's headquarters. There can be no assurance, however, that the Company's internal systems and operations will not be adversely affected by the Year 2000 problem.

            In its evaluation and remediation program, the Company utilized both internal and external resources to reprogram or replace non-compliant software for Year 2000 modifications. The total cost of the Year 2000 project to date is approximately $193,000, which has been funded through operating cash flows and the Company's existing $5,000,000 secured credit facility. Of this cost, approximately $120,000 was attributable to the purchase of new software or equipment that will be capitalized. The remaining $73,000 has been expensed as incurred. The Company does not anticipate incurring additional material expenses related to its Year 2000 remediation efforts in respect of its internal systems and operations.




            The Company has initiated formal communications with all of its significant suppliers and customers to determine the extent to which the Company is vulnerable to those third parties' failure to remediate their own Year 2000 problems. Additionally, in March 1999, the Company, through its own information technology personnel and its Chief Financial Officer, conducted on-site reviews of certain of its key Asian suppliers to ascertain, to the extent possible, the Company's exposure to manufacturing delays or stoppages as a result of those suppliers' failure to remediate their Year 2000 problems. Based on those efforts, the Company does not presently anticipate that its operations will be adversely affected as a result of the Year 2000 problem as it may affect the Company's key suppliers' internal systems. However, there can be no assurance that the systems of other companies on which the Company relies for products and services will be timely assessed and, where appropriate remediated, or that other companies' failure to become Year 2000 compliant would not have a material adverse effect on the Company, its operations and financial condition. The
Company does not presently have a completed contingency plan to address operational difficulties in the event the Company's Year 2000 evaluation and remediation efforts to date prove to be unsuccessful.

                                   PROPERTIES


         The Company occupies the building located at 3820 Great Lakes Drive, Salt Lake City, Utah 84120, at which its corporate headquarters, manufacturing and warehouse operations are housed. This facility was built in 1996 on property purchased by the Company for that purpose. The Company's facility has approximately 54,000 square feet, of which approximately 6,000 square feet (11%) is used for office and administrative purposes and 48,000 square feet (89%) is used for manufacturing, assembly and warehouse area. The Company is presently negotiating the sale and subsequent leaseback of its facility.

         The Company owned the building until November 4, 1999, on which date the Company closed a transaction providing for the sale and leaseback of the building. The buyer is an unaffiliated third party and the parties negotiated the sale and leaseback as an arms- length transaction. The total purchase price for the building was $2,900,000. The proceeds to the Company, after payment of the existing mortgage, closing costs, and brokerage fees associated with the sale, were approximately $830,000, which the Company will use for general corporate purposes as operating capital. The lease is a triple net lease with a term of 20 years. The initial base rent is $330,000 per year. In connection with the sale and leaseback transaction, the Company issued 33,948 shares of restricted common stock to the buyer.

         The Company believes that the building and property are adequate for its needs and currently has no plans to renovate the current facility or to find additional or alternate facilities.



                                    BUSINESS

Cautionary Note Regarding Forward-looking Statements.

         This prospectus, in particular the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections, contains forward-looking statements concerning the expectations and anticipated operating results of the Company. All of these forward-looking statements contained herein are intended to qualify for the safe harbor protection provided by the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The reader should understand that numerous factors govern whether any forward-looking statement made by the Company will be or can be achieved. Any one of such factors could cause actual results to differ materially from those projected by the forward-looking statements made herein. These forward-looking statements include plans and objectives of management for future operations, including plans and objectives relating to the products and the future economic performance of the Company. The forward-looking statements are based on current expectations that maybe affected by a number of risks and uncertainties. Factors that could cause actual results to differ from results discussed in forward-looking statements include, but are not limited to, potential increases in inventory costs, competition, and the Company's ability to obtain additional working capital to fund future growth. Assumptions made by management for purposes of such forward looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements in this Report are reasonable, any of these assumptions could prove inaccurate. Therefore, there can be no assurance that the results contemplated in any of the forward-looking statements will be realized. Budgeting and other management decisions are subjective in many respects and are susceptible to interpretations and periodic revision based on actual experience and business developments, the impact of which may cause the Company to alter its marketing capital expenditure plans or other budgets. This will affect the Company's results of operations. In light of the significant uncertainties inherent in the forward-looking statements, any such statement should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

General

         Dynatec is a Salt Lake City, Utah based manufacturer and distributor of consumer products. The Company has four wholly owned subsidiaries: Softalk, Inc., Arnco Marketing, Inc., Nordic Technologies, Inc. and SofTalk
Communications, Inc. During the year ended December 31, 1998, the Company conducted most of its operations through its subsidiaries.

         The Company is engaged primarily in the manufacture and distribution of the following consumer product lines: telecommunication headsets and amplifiers and other telephone accessories, home storage and organization and premium flashlights. The Company also from time to time distributes other miscellaneous products sold to mass market merchandisers. For information about the Company's industry segments and operations in different geographical areas, see Note 11 to the Company's audited consolidated financial statements included as part of this Prospectus, entitled "Business Segment Information."

Seasonality

         The Company's business is seasonal. The Company typically experiences its highest sales volume in the fourth quarter of each year as a result of the retail environment in which most of its customers conduct business. Because the Company sells its products primarily to major retailers, the Company's sales performance is significantly dependent on the performance of those retailers. Accordingly, the fourth quarter is a key determinate to overall profitability for the year.

Telecommunication Headsets and Amplifiers and Telephone Accessories


         Historically, the manufacture and distribution of telephone accessories have been the principal source of revenues for the Company. The Company's lead product in this line has been a group of soft plastic shoulder rests that are attached to a telephone handset by use of a proprietary adhesive strip manufactured for the Company by 3M. These products are designed to ease neck strain suffered by people who, needing both hands free while they talk on the telephone, hold the handset between their ear and shoulder by bending their neck toward their shoulder. These telephone shoulder rest products are currently manufactured and distributed by the Company under the trade names of "Softalk
(R)", "Mini-Softalk (TM) ", "Softalk II" and "Universal Phone Rest", and are available in a variety of colors, sizes and styles. The Company owns or licenses the patent rights used in the manufacture of the Softalk product line and manufactures these products at its Salt Lake City, Utah headquarters.

         The Company's telephone accessory product line also includes "Twisstop" and "Cord Manager" products. The Twisstop product is a plastic connector that plugs into a telephone handset and allows the telephone cord to twist around the axis of the connector so the cord does not become tangled. The Cord Manager product is a disk-shaped device approximately two inches in diameter that plugs into a telephone handset. Coiled inside the Cord Manager is telephone cord of approximately 25 feet in length. The product is designed to allow the telephone user to have the benefit of a relatively long cord, but avoid the hassles of a normal cord of that length.

         The Company has invested significant capital in research and development of its line of telephone and computer headset amplifiers and headset telephones. These products are designed to supplement or replace traditional telephone handsets allowing increased flexibility for the user, particularly users who can benefit from having their hands free while they use the telephone. These products were launched in the fourth quarter of 1997 and currently are distributed under the trade names of "Tele-Link (TM)", "Computer-Link (TM)", "Power-Link (TM)", and "Power Phone (TM)".

         For the year ended December 31, 1998, revenues from the telephone accessories product line accounted for 46.1% of the Company's total revenues and 42.2% of total revenues for the year ended December 31, 1997. Major customers for this product line include United Stationers, Lucent Technologies, Boise Cascade, Radio Shack, Staples, Gemini Industries and Corporate Express. In addition, the Company has secured pages in several catalogues of major providers for various office products for all of these types of products, which pages began circulating during the third and fourth quarters of 1998 and will continue for 1999. These providers include SP Richards, Corporate Express, Boise Cascade and B.T. Office Products.


Home Storage and Organization

         The Company's home storage and organization product line includes the following products:

      >>       "Expand-A-Shelf"         >>       "The Wedge"
      >>       "Mini Expand-A-Shelf"    >>       "Super Wedge"
      >>       "Mega Expand-A-Shelf"    >>       "Medicine Cabinet Organizer"
      >>       "Expandable Book Shelf"  >>       "Drawer Organizer"
      >>       "Sofstop"                >>       "Freedom Hanger"
      >>       "Cover-Up"               >>       "Expand-A-Drawer"
      >>       "Hide It"                >>       "Easy Reach Roll-Out" shelves.
      >>       "Expanding-Roll-Out"


         These products are designed to promote convenience and comfort in the home by helping people take better advantage of limited space by organizing drawers, closets and shelves and providing other useful home products such as door stops. The products in this line are typically custom manufactured for Dynatec by offshore, nonaffiliated manufacturers using proprietary third party designs the Company licenses.


         For the year ended December 31, 1998, the home storage and organization product line accounted for 28.4% of the Company's total revenues, compared to 25.4% of Company revenues for the year ended December 31, 1997. These products generally are distributed directly to retail stores, distributors, and catalogs including National Manufacturing, Lechters, Container Store, Sams Club, Wal-Mart, Target, Bed Bath & Beyond and others.

Flashlights


         In December 1996, Dynatec acquired substantially all of the assets of Nordic Lights, Inc., a Texas corporation. Prior to the acquisition, Nordic Lights was engaged in the business of manufacturing and distributing a line of battery-powered flashlight products. The Company transferred the assets acquired from Nordic Lights to a wholly owned subsidiary of the Company, Nordic Technologies, Inc., a Utah corporation ("Nordic Technologies"), which continues to operate Dynatec's flashlight business. Nordic Technologies manufactures and markets a broad range of specialty and premium flashlight products and accessories under the trademark "Nordic Lites." These products include water and impact resistant aluminum flashlights that operate on "AA", "C" and "D" batteries, specialty flashlights that have such features as focusable beams and flexible handles, and ordinary plastic flashlights. In 1998, the Company began offering packages containing multiple flashlights and related accessories bundled together in a convenient storage and display container. These package units are being marketed to major retailers and warehouse shopping customers. Major customers for the flashlight products include Giga, Inc. (U.S. military procurement) and Dixie Electric Supply Corp.


         In July 1997, the Company sold the assets located at the Ft. Worth, Texas facility at which Nordic Lights had operated in favor of more economical and efficient manufacturing relationships with Asian sources. Presently, although the Company does some packaging of its flashlight products, all manufacturing is sourced from third parties. Sales of flashlight products for the year ended December 31, 1998 amounted to $989,000 or 6.0% of the Company's total revenues and 6.1% of revenues for the year ended December 31, 1997.

Miscellaneous/Mass Market

         Miscellaneous products the Company has offered from time to time have included the "Softalk Erasable Board", a soft wipe erasable planning board for office and personal use, product packaging for AT&T and the Fuji Novel Battery Line. The miscellaneous product segment accounted for less than one percent of the Company's revenues for the year ended December 31, 1998.

         Additionally, the Company sells commodity type products to national mass-market merchandisers, such as Dolgencorp, Inc. Such products have included single-use cameras, audiocassette tapes, three piece flashlights, and disposable lighters, all of which products were distributed to Dolgencorp. Sales for these types of products accounted for 19.6% and 26.3% of the Company's revenues for the years ended December 31, 1998 and 1997, respectively.

Subsidiaries of the Company

         During the year ended December 31, 1998, the Company conducted most of its operations through its subsidiaries. The name of each of the Company's subsidiaries, the date of organization and the date of acquisition by the Company is set forth in the following table. Dynatec owns 100% of the voting and other equity securities of each of its subsidiaries.


                                                     Date                      Date Acquired
              Subsidiary                          Organized                      By Company
----------------------------------------    -----------------------    -------------------------------
Softalk, Inc. (1)                                    7/15/82                        4/18/83
Arnco Marketing, Inc. (2)                            7/22/86                        9/30/91
Nordic Technologies, Inc. (3)                       10/25/96                       10/25/96
SofTalk Communications, Inc. (4)                    12/23/96                       12/23/96

(1) Engaged in the manufacturing, sourcing and distribution of the telephone accessory, home storage and organization, and mass market products of the Company.
(2) Imports and markets Twisstop to SofTalk and others under a license agreement with Recoton, Inc.
(3) Involved in the research, development and marketing of flashlight products.
(4) Engaged in the research, development and marketing of telecommunications products.


Raw Material and Supplies

         The Company uses a premixed plastisol to manufacture the Softalk, Mini Softalk, Universal Phone Rest, Sofstop, and Softalk II products. "Plastisol" is a generic term for the petroleum based raw material from which the vinyl substance forming the Softalk products is manufactured.


         Other than the Softalk products, the Company's products are purchased in finished form and packaged according to Dynatec's specifications by the Company's various suppliers. In some cases, Dynatec purchases finished product and packages the product for distribution at its Salt Lake City headquarters. The Company, to date, has relied upon approximately fifteen primary suppliers for plastic and other materials ordered to specification for its assembly, manufacturing, and marketing processes. The Company has not experienced any shortage of plastic products or of plastisol in the past year, and does not anticipate any shortage in the future. The Company anticipates usual, inflationary increases in the price of plastic products, freight, and packaging in 1999. The Company anticipates that these usual, inflationary increases will not materially impact the results of operations for the year ended 1999, although there can be no assurance that the Company will not encounter raw material or other manufacturing delays, price increases or shortages, any of which could adversely affect the Company's financial condition and operations. With respect to finished products the Company purchases from domestic or foreign manufacturers, which constitute the majority of the Company's business, the Company's suppliers have demonstrated continued dependability in supplying quality product in a timely manner. Moreover, the Company believes that the third party manufacturers who produce its products could be readily replaced if necessary.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

Trademarks and Patents

     The Company currently owns or licenses the following U.S. and foreign trademarks.



Trademarks
--------------------------------------------------------------------------------------------------------------------
                                                                                                     Year of
                                                                                                    Trademark
           Product                                                             Trademark           Expiration
                                                Country                      Granted/Filed         or Renewal
--------------------------------------------------------------------------------------------------------------------
     Softalk                                    U.S.A.                                            Each 10 Years
                                                Canada                         02/05/81           Each 15 Years
     Mini-Softalk                               U.S.A.                                            Each 10 Years
     Sofstop                                    U.S.A.                         08/04/92           Each 10 Years
     The Wedge                                  U.S.A.                         10/20/92           Each 10 Years
     Wall Saver                                 U.S.A.                         07/15/97           Each 10 Years
     Expand-A-Shelf                             U.S.A.                         08/24/95              Pending
     Phoneworks & Design                        U.S.A.                         05/10/96              Pending
     Audioworks & Design                        U.S.A.                         05/10/96              Pending
     Videoworks & Design                        U.S.A.                         05/10/96              Pending
     Easy Reach                                 U.S.A.                         11/17/98           Each 10 Years
     Tele Link                                  U.S.A.                         04/10/97              Pending
     Computer Link                              U.S.A.                         04/10/97              Pending
     Power Link                                 U.S.A.                         04/10/97              Pending
     Pace Setter                                U.S.A.                         04/10/97              Pending
     Power Phone                                U.S.A.                         04/10/97              Pending

     Smart Sound                                U.S.A.                         04/10/97              Pending
     Softalk Design (Shape)                     U.S.A.                         04/09/96           Each 10 Years
     Mini Softalk Design (Shape)                U.S.A.                         05/21/96           Each 10 Years
     Cord Manager                               U.S.A.                         09/16/97           Each 10 Years
                                                Canada                         10/27/97           Each 15 Years
                                                European Community             08/31/98           Each 8 Years
                                                Japan                          08/07/98           Each 10 Years
     Home Organization                          U.S.A.                         07/23/97              Pending
     NordicLite                                 U.S.A.                         04/03/96              Pending
     Nordic Helmet Design                       U.S.A.                         07/05/97           Each 10 Years
     Smoke Cutter                               U.S.A.                         12/23/97           Each 10 Years
     Nite-Site-Lite                             U.S.A.                         04/25/97           Each 10 Years
     Zoom Switch                                U.S.A.                         08/19/96              Pending
     See It, Find It, Get It                    U.S.A.                         05/11/98              Pending
     Expand-A-Drawer (Design)                   U.S.A.                         04/17/98              Pending
     Color Splash                               U.S.A.                         04/17/98              Pending
     Softalk                                    U.S.A.                         04/17/98              Pending

         The Company owns or licenses the following U.S. and foreign patents.



Patents                                                                                              Year of
                                                                                Patent               Patent
Product                                         Country                      Granted/Filed         Expiration
--------------------------------------------------------------------------------------------------------------------
     Universal Softalk                          U.S.A.                         09/06/94               2008
     Softalk II                                 U.S.A.                         02/11/92               2006
     Expand-A-Drawer                            U.S.A.                         04/14/98               2016
     Easy Reach Roll-Out                        U.S.A.                         08/01/97              Pending
     Expand-A-Shelf, Book Edition               U.S.A.                         06/25/96               2010
     Door Protector                             U.S.A.                         02/18/97               2013
     Interchangeable Doorstop                   U.S.A.                         02/18/97               2015
     Zoom Light                                 U.S.A.                         10/27/98               2016
     Slide Focus Flashlight                     U.S.A.                         02/02/99               2016
     Switch w/Spare Bulb Carrier                U.S.A.                         11/14/89               2009
     Flashlight w/Switch Assembly               U.S.A.                         06/27/89               2007
     Flashlight w/Nite-Site-Lite                U.S.A.                         05/07/91               2009
     Cord Manager                               U.S.A.                         02/17/98               2016
     Medicine Cabinet Organizer                 U.S.A.                         07/15/93              Pending
     Spring Wedge                               U.S.A.                         12/11/90               2007
     Expand-A-Drawer Continued                  U.S.A.                         03/17/98              Pending
     Expand-A-Drawer                            Canada                         02/19/98              Pending
     Mini Softalk                               U.S.A.                         02/11/92               2006
     Combination Flashlight & Area Lights       U.S.A.                         01/29/99              Pending
     Magnetic Door Stop & Holder                U.S.A.                         05/16/93               2011
     Cover Up                                   U.S.A.                         03/03/87               2001



         The Company believes its ownership of trademarks and patents is important to success in its markets. The cost of prosecuting and defending against claims for infringement may be prohibitive and there can be no assurance that third parties will not violate the Company's proprietary rights or that the Company will be successful in protecting its rights under applicable law.

Inventory Supply and Backlog Orders


         The Company has followed a standard policy of shipping within 24 hours of receipt of payment on orders, or within 48 hours of orders on approved credit lines, with the exception of large home storage and organization orders, which are filled within two to four weeks. The Company historically has been able to ship within these guidelines on almost all occasions, however, due to a recent earthquake in Taiwan, the Company anticipates that it may be forced to extend some of these delivery guidelines, in particular with respect to its flashlight line, in the fourth quarter of 1999. The Company keeps an inventory of approximately two months of all products other than flashlights in order to meet the shipping policy. Nevertheless, the Company may from time to time need to backorder certain items.


Major Customers

         Telecommunication Headsets and Amplifiers and Telephone Accessories

         For the year ended December 31, 1998, 42.0% of the Company's telephone headset products were distributed through Lucent Technologies/Phillips Consumer

Communications, whose headquarters are at P.O. Box 295 Parisippany, NJ 07054. Another 17.0% of telephone headset products were distributed through United Stationers, whose headquarters are at 2200 E. Golf Road, Des Plaines, IL 60016.

         For the year ended December 31, 1998, 16.5% of the telephone accessory products were distributed through sales to United Stationers. Another 13.0% of sales in this product line were to Boise Cascade, whose headquarters are at 800 West Bryn Mawr Road, Itasca, IL 60143. S.P. Richards, whose headquarters are at P.O. Box 1266, Smyrna, GA 30081, accounted for another 12.7% of sales of telephone accessory products.

         Home Storage and Organization

         For the year ended December 31, 1998, 12.8% of the home storage and organization products were distributed through Target Stores, whose headquarters are at 33 South 6th Street, P.O. Box 1392, Minneapolis, MN 55440. Another 10.9% of these products were distributed to National Manufacturing, whose headquarters are at 1 First Avenue, Sterling IL 61081. An additional 10.4% of the home storage and organization products sales were to Wal-Mart, whose headquarters are at 702 S.W. 8th Street, Bentonville, AR 72716. Bed, Bath and Beyond, whose headquarters are at 110 Bi-County Blvd., Suite 114, Farmingdale, NY 11735, accounted for another 10.2% of the distribution of houseware/hardware products.

         Flashlights

         For the year ended December 31, 1998, 38.3% of the flashlight products were distributed through Giga, Inc. whose headquarters are at P.O. Box 4265, Macon, GA 31208. Another 12.4% of the flashlight products sales were to Dixie Electric Supply Corp., whose headquarters are at P.O. Box 6522, Richmond, VA 23230.

         Miscellaneous/Mass Market

         Dolgencorp, Inc. whose headquarters are at 427 Beech Street, Scottsville, KY 42164, accounted for substantially all of the Company's mass-market revenues of $3,246,000 for the year ended December 31, 1998.

         Dolgencorp, Inc. was the only customer that accounted for more than 10% of the total Company revenues. The loss of a single customer in any of the other product lines of the Company would not have a significant adverse effect on the Company's overall financial condition and operations.

Competitive Conditions in the Market

         The Company believes that it is engaged in highly competitive market segments for each of its products. The Company bases this conclusion on the fact that the generic design or function of the telephone accessory products could probably be functionally replicated without any great difficulty. Further, many of the other products of the Company involve relatively easy assembly processes which would allow for ease of entry into the marketplace by competitors.

         The doorstop products, which are marketed as part of the home organization product line, as with other hardware items, experience significant competition with numerous other doorstop products, but are substantially different than traditional doorstops. Competition with this product is largely on the basis of price, although it is believed that the Company's products are competitively priced. The majority of the other products could be easily replicated, although the mold costs for such products could be substantial. The Company also has legal protection on various products in the forms of various trademarks and patents.

         The Company believes that both the flashlight and telephonic headset markets are also very competitive. However, the Company believes that its proprietary rights for both flashlights and headsets, as well as the innovative features of those products, enable the Company to compete in each of these markets.

Environmental Regulation


         The Company believes that it is in compliance with all environmental quality regulations pertaining to such matters as emission, waste disposal, safety equipment, and like procedures. The Company believes it is in compliance with all state and local environmental statutes. The Company also believes that it is in compliance with all Occupational, Safety, and Health Administration standards in its work place.


Employees

         The Company employs a full-time executive, sales, administrative and clerical staff of 28 people. The Company also has an average monthly assembly, warehouse and distribution staff of approximately 45 people. The number of assembly, warehouse and distribution employees is subject to adjustment based upon production demand, and ranged from a high of approximately 56 employees to a low of approximately 45 employees during the year ended December 31, 1998.

                                    MANAGEMENT


         The following table sets forth certain information regarding the executive officers and directors of Dynatec as of October 15, 1999.



Name                                        Age                                 Title
Frederick W. Volcansek, Sr............      53    Chairman of the Board of Directors and Chief Executive Officer
Lloyd M. Taggart......................      55    Senior Vice President Sales
Michael L. Whaley ....................      43    Senior Vice President and Chief Financial Officer
Reed Newbold..........................      52    Director
Wayne L. Berman.......................      42    Director
John P. Schmitz.......................      44    Director



         Mr. Volcansek was employed by the Company's Board of Directors as the Company's Chief Executive Officer on February 6, 1999. On that same day he was appointed Chairman of the Company's Board of Directors. Prior to that time, Mr. Volcansek served as an outside director of the Company from 1988 to February 6, 1999. Before accepting full-time employment as the Chief Executive Officer of the Company, from June 1996 to February 1999 Mr. Volcansek was the Vice President of Development for TM Global Power, LLC and the President of Mosbacher Power do Brasil Ltda. in Houston, Texas. Mr. Volcansek also has several years' experience in international market development and as a political consultant for several large multi-national corporations, including US West, Enron and Ogden Corp. Mr. Volcansek served as Deputy Under Secretary of the U.S. Department of Commerce (International Trade Administration) from June to October 1992. Prior to that appointment, Mr. Volcansek after serving as Deputy Assistant Secretary of Commerce for Trade and Development from June 1990. Mr. Volcansek received a B.S. degree in 1967 from Texas Tech University.


     Mr. Taggart joined the Company in April 1999. Prior to joining the Company, from 1994 to 1999, Mr. Taggart was the President and CEO of Sweet Water Ranch, Inc., a manufacturer of custom, handmade reproductions of the legendary western style Molesworth furniture. Mr. Taggart expanded distribution of that company's products from twenty-three states to all fifty states and eight foreign countries. After service in the United States Navy, in 1972, Mr. Taggart joined the Clorox Company's brand management team in Oakland, California. He also served for three terms as a Commissioner of the Colorado River Commission, a board that controls and markets $25,000,000 of hydro electrical power generated by the Hoover Dam and 5,000,000,000 GPM of water allocated to Nevada from the Colorado River. Mr. Taggart received a B.S. degree from Brigham Young University in 1968.

         Mr. Whaley joined the Company as Senior Vice President and Chief Financial Officer on October 29, 1999. Prior to joining the Company, Mr. Whaley worked for a year as an Engagement Manager for Prism Consulting International of Bethesda, Maryland, a strategy and operations consulting firm. Before that, he worked as the Director of Westinghouse Electric Corporation's Government Privatization Activities Division from February 1997 though August 1998, and as the Chief Financial Officer of Westinghouse's Commercial Nuclear Fuel Division from January 1993 through February 1997. Mr. Whaley received his B.S. degree in accounting from Norfolk State University in Norfolk, Virginia, and received a Certificate of Completion of the Harvard Business School Program for Management Development.

         Mr. Newbold has been an outside Director of the Company since 1988. In 1991, Mr. Newbold founded Newbold Financial, a financial planning and mortgage brokerage services company located in Salt Lake City, Utah. Since its founding, Mr. Newbold has been the founding principal of Newbold Financial. Prior to his founding of Newbold Financial, Mr. Newbold served as Vice President of Tracy Collins Bank & Trust in Salt Lake City, Utah.


         Mr. Berman was appointed to the Company's Board of Directors on March 5, 1999. Mr. Berman presently is Managing Director of Park Strategies, L.L.C., an international business consultancy he founded in 1999. In that capacity, he advises companies including Lockheed Martin, American International Group, US West, BMW Corporation, AON Corporation and Philip Morris on matters relating to new business opportunities, international financing strategies and strategic relationships. Mr. Berman also is currently a Fellow at the Center for Strategic and International Studies and was recently appointed to the Library of Congress' Board of Trustees. From 1993 to 1999, Mr. Berman was Managing Director of Berman

Enterprises, an international consultancy. Prior to that, Mr. Berman was Managing Partner of American Mercantile Group, a private merchant bank, in which capacity he developed and managed a $100 million merchant banking fund specializing in middle-market American companies with underdeveloped exports. In January 1989, President George Bush appointed Mr. Berman Assistant Secretary of Commerce for Policy, a position he occupied until January 1991. He has held numerous other political positions, including Vice Presidential Campaign Director for Dole-Kemp (1996), member of the Budget and Policy Priorities Committee of the Pataki transition team (1994), Deputy Director and Executive Producer, 1992 Republican National Convention, Senior Staff and Director of Congressional Relations, Bush Campaign (1988), and Deputy Director of the Reagan-Bush Transition Team (1981). Mr. Berman received his Bachelor of Arts at the University of Buffalo and attended graduate school at Georgetown University.


     Mr. Schmitz was appointed to the Company's Board of Directors on September 16, 1999. Since 1993, he has been a partner at the Washington, D.C. office of the law firm of Mayer, Brown & Platt where his practice specializes in the areas of energy and environment, government and international. From 1989 to 1993 he was Deputy Counsel to President George Bush, and from 1985 to 1989 was Deputy Counsel to Vice President George Bush. From 1984 to 1985, he was an attorney at the firm of Wilmer, Cutler & Pickering, Washington, D.C. In 1984 he was employed at the Robert Bosch Foundation Fellowship, Office of Bundestag Member Matthias Wissmann, Bonn, and Office of General Counsel, Robert Bosch, GmbH, Stuttgart, Germany. From 1983 to 1984 he was law clerk to The Honorable Antonin Scalia, U.S. Court of Appeals for the District of Columbia, Washington, D.C. Mr. Schmitz received his J.D. from the Stanford Law School in 1981, his M.S. from the California Institute of Technology in 1978, and his B.A. from Georgetown University in 1976. His recent professional activities include, among other activities, the Carnegie Endowment for International Peace, Study Group on American-European Community Relations, 1993 to date; the International
Republican Institute, Rule of Law Advisory Board, 1993 to date; U.S. Representative, Joint U.S.-Panama Commission on the Environment, 1993-1994; Member, U.S. Delegation, United Nations Conference on Environment and Development (UNCED), Rio de Janeiro, June 1992. He is admitted to the bars of Pennsylvania and the District of Columbia.

         During the entirety of the year ended December 31, 1998, Donald M. Wood served as the Company's Chairman and Chief Executive Officer, positions he had held since 1982. Effective January 14, 1999, Mr. Wood resigned and retired from the Company. In the several months leading up to his resignation, Mr. Wood suffered from several adverse health conditions. Moreover, certain transactions between Mr. Wood and the Company or between entities owned by or affiliated with Mr. Wood and the Company, and certain activities conducted by the Company's executives during Mr. Wood's tenure were the subject of an internal investigation conducted by the Company's Board of Directors with the assistance of an independent third party. Specifically, the investigation focused on the propriety of Mr. Wood's conduct in causing the Company to employ certain of his family members; his conduct with respect to his use of Company assets, such as Company owned or leased vehicles, a houseboat timeshare interest; his conduct in causing the Company to insure his personal watercraft; his conduct in causing the Company to rent certain real property owned by Mr. Wood at rates that potentially were in excess of fair market rates; the propriety of certain option grants made to Mr. Wood or entities controlled by or affiliated with him; and other miscellaneous transactions and matters. By January 1999, the third party investigator had completed its review of available information pertinent to the investigation. Although the investigator made certain conclusions and representations, those conclusions and representations were strongly disputed by Mr. Wood, were not legally conclusive, by their own terms were inconclusive in certain respects, and, in some cases, involved situations that occurred as much as twelve years prior to the investigation. In light of his health condition and the pendency and status of the investigation, Mr. Wood agreed to retire and resign from the Company, effective January 14, 1999. In return for his agreement to retire and resign, the independent directors of the Company agreed not to take further action with respect to the investigation, although the Company, through its new management, has identified several areas in which new corporate governance policies have been adopted or old policies changed.


         Additionally,  during the entirety of the year ended December 31, 1998,
F. Randy Jack served the Company's President and Chief Operating Officer. Mr. Jack also served on the Company's Board of Directors from 1986 to August 24, 1998, when he resigned from the Board of Directors. On March 17, 1999, Mr. Jack resigned as the Company's President and Chief Operating Officer.


         From October 1998 through October 8, 1999, Paul A. Boyer served as Senior Vice President and Chief Financial Officer of the Company. Effective October 8, 1999, he resigned from the Company for personal reasons. Mr. Boyer also was a director of the Company from January 14, 1999 through September 18, 1999. Prior to joining the Company, from November 1996 to October 1998, Mr.

Boyer served as Director of Finance for Mrs. Fields' Original Cookies, Inc., where he was responsible for mergers & acquisitions, corporate budgeting, financial planning and strategic analysis. Mr. Boyer also served as Chief Financial Officer of Wasatch Education Systems, an educational software development company from October 1990 to November 1996 . Mr. Boyer received his Masters in Accountancy from San Diego State University in 1987.


Compliance with Section 16(a) of the Exchange Act


         During the year ended December 31, 1998, as far as the Company is aware, all officers and directors prepared and timely filed all Forms 3, 4 and 5 required by Section 16(a) of the Exchange Act, except that a Form 3 for Mr. Boyer inadvertently was not timely filed. This oversight was corrected. Mr. Boyer has had no transactions in the Company's common stock.


Board Compensation


         From March 1, 1999 until June 30, 1999, members of the Company's Board of Directors, other than officers of the Company, were compensated $2,000 per month for their services rendered. Before March 1, 1999, board members were compensated in the amount of $10,000 annually. In June 1999, the Company issued stock options to the non-employee members of the Board of Directors, which option grants replace future cash compensation. As of July 1, 1999, Employee directors are not compensated for their services on the Board of Directors, although until July 1, 1999 they received compensation according to the historical rate of $10,000 per annum.


Board Committees


         Two functioning committees of the Company's Board of Directors have been organized including (i) Compensation Committee and (ii) Audit Committee. Following is a brief description of each of these committees.



         Compensation Committee. The Compensation Committee is composed of Messrs. Berman (Chairman) Newbold and Vo1cansek. The purpose of this committee is to ensure that the Company has a broad plan of executive compensation that is competitive and motivating to the degree that it will attract, hold and inspire performance of managerial and other key personnel of a quality and nature that will enhance the growth and profitability of the Company.

         Audit Committee. The Audit Committee is comprised of Messrs. Newbold (Chairman), Berman and Volcansek. The purpose of the Audit Committee is to provide oversight and review of the Company's accounting and financial reporting process in consultation with the Company's independent auditors.

Indemnification and Compensation

         The Company's Bylaws authorize the Company to indemnify its present and former directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of such individuals to repay such amounts if so required.


                            EXECUTIVE COMPENSATION

         The following table sets forth information with regard to compensation for services rendered in all capacities to the Company by the Chief Executive Officer, the four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the last completed fiscal year, and two additional individuals for whom disclosure would have been provided, but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year. Information set forth in the table reflects compensation earned by such individuals for services with the Company or its subsidiaries.

                         SUMMARY COMPENSATION TABLE
                         --------------------------

                                                                                              Long Term Compensation
                                                                                ---------------------------------------------------
                                                   Annual Compensation                      Awards                Payouts
                                   -------------------------------------------- ------------------------  -------------------------
                                                                                             Securities
                                                                    Other       Restricted   Underlying
                                                                    Annual         Stock      Options/      LTIP       All Other
Name and                             Salary (1)    Bonus (2)   Compensation(3)   Award(s)     SARs (4)     Payouts   Compensation
Principal Position           Year        ($)           ($)           ($)           ($)          (#)          ($)          ($)
------------------           ----  --------------- ------------- -------------- ----------- ------------ ------------ -------------
Donald M. Wood (5)           1998        $193,723       $1,624       $12,500         -            -           -            -
Chairman and CEO             1997         194,433        3,249        14,000         -         14,000         -            -
                             1996         194,640        1,421         8,000         -         10,000         -            -

F. Randy Jack (6)            1998         140,333        1,725        10,000         -            -           -            -
President and COO            1997         129,142        3,465        14,000         -         10,000         -            -
                             1996         142,440        1,522         8,000         -          9,000         -            -

Dale Gledhill (7)            1998         162,556          355            -          -            -           -            -
Vice President Sales         1997         143,029          541            -          -            -           -            -
                             1996         124,354          152            -          -            -           -            -

-----------------
(1) Total cash compensation shown above does not include the value of company leased or owned vehicles and insurance payments made on behalf of officers. Such items are included on the individual officers W-2's. The amounts shown as other annual compensation are directors fees received during the fiscal year.
(2)  Bonus compensation includes time in service bonus.
(3) Other annual compensation includes compensation for service rendered as an inside employee Director.
(4) An incentive stock option plan was implemented in November 1996. Options were granted as approved by the Board of Directors on December 30, 1996 and again on January 2, 1997.
(5)  Resigned from Company on January 14, 1999.
(6)  Resigned from Company on March 17, 1999.
(7)  Not an Executive Officer, resigned in April 1999.




                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION/SAR VALUES



                                                           Number of Securities
                                                                Underlying         Value of Unexercised
                                                                Unexercised            In-the-Money
                                                              Options/SARS at        Options/SARS at
                                                                FY-End (#)              FY-End($)
                               Shares          Value
                            Acquired on       Realized         Exercisable/            Exercisable/
  Name                       Exercise           ($)           Unexercisable           Unexercisable
  ----                       ---------       ----------      ---------------          --------------
Donald M. Wood (1)               -               -                 942,000(2)                 $5,000/
Chairman and CEO                                                                            $250,000
F. Randy Jack (2)                -               -                 249,000                    $4,500/
President and COO                                                                           $ 65,000
Dale Gledhill  (3)               -               -                 163,000                    $3,500/
Vice President Sales                                                                        $ 20,000

(1)  Resigned from Company on January 14, 1999.
(2) Excludes options to purchase 737,500 shares issued to two separate entities affiliated with Mr. Wood. The value of such exercisable, in-the-money options as of December 31, 1998, ws $368,750. After December 31, 1998, Mr. Wood agreed to the cancellation of options to purchase 900,000 shares, which options were granted to him individually in 1996 and 1997, and options to purchase 537,500 shares of common stock that were issued to an entity affiliated with him in 1996.
(3)  Resigned from Company on March 17, 1999.
(4)  Not an Executive Officer.

         In November 1996, the Company's shareholders approved an Incentive Stock Option plan for the benefit of the officers and employees of the Company. No formal criteria have been established to determine the amount of benefits to be granted pursuant to the 1996 plan, except that the Plan authorizes grants of no more than 300,000 shares. The Plan provides that options are granted at exercise prices equal to the market value as of the date the option is granted. On January 2, 1997 and December 30, 1996, the Board of Directors approved the issuance of 105,000 and 95,000 options to purchase stock pursuant to the 1996 Incentive Stock Option Plan. Further description of the Plan and the exercise prices are provided in the Notes to the accompanying Consolidated Financial Statements.

Employment Agreements


         Mr. Wood and Mr. Jack had employment contracts with the Company that were terminated upon their respective resignations. In both cases, their
employment  contracts  were  terminated  upon  their  respective   resignations.

         Mr. Volcansek, Lloyd M. Taggart, the Company's Senior Vice President Sales, and Michael L. Whaley, the Company's Senior Vice President and Chief Financial Officer, each have employment agreements that provide for a period of employment of four years from the date of the agreements, subject to termination and extension provisions. The agreements permit each of them to participate in any incentive compensation plan adopted by the Company and benefit and equity-based plans or arrangements. If the Company terminates either of Mr. Volcansek's, Mr. Taggart's, or Mr. Whaley's employment for cause, or if either of them terminates their employment without good reason, the Company has no further obligation to pay them under their respective agreements. If the Company terminates either of them without cause, the terminated executive may receive severance pay equal to two years of his then current annual salary. In the event of a merger, acquisition, dissolution or transfer of substantially all of the Company's assets, the employment agreements must then be honored by the surviving entity or it must purchase the agreements for a sum equal to three (3) years' base salary. The employment agreements prohibit each of Messrs. Volcansek, Taggart, and Whaley for two years from the date of termination of their respective employment under the agreements, from becoming an employee, owner (except for investments in up to 5% of the equity securities of a company listed or traded on a national securities exchange or the NASDAQ Stock Market), officer, agent or director of a firm or person that competes with the Company in the consumer products industry. The employment agreements have customary provisions for vacation, fringe benefits, payment of expenses and automobile allowances. Mr. Volcansek's base salary is $205,000, Mr. Taggart's base salary is $167,500, and Mr. Whaley's base salary is $145,000.


          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth, as of December 8, 1999, the number of shares of Common Stock of the Company beneficially owned by all persons known to be holders of more than five percent of the Company's Common Stock and by the executive officers and directors of the Company individually and as a group. Unless indicated otherwise, the address of the shareholder is the Company's principal executive offices, 3820 West Great Lakes Drive, Salt Lake City, Utah 84120.



          Name, Title, and Address of                      Common Stock                 Percent of Class as of
                Beneficial Owner                        Beneficially Owned                September 30, 1999
                ----------------                        ------------------                ------------------
Austost Anstalt Schaan (1)                                 1,155,555 (2)                        23.5%
5% Beneficial Owner
733 Fuerstentum Liechtenstein
Landstrasse 163


Balmore Funds, S.A. (1)                                    1,155,555 (2)                        23.5%
5% Beneficial Owner
Trident Chambers
P.O. Box 146
Roadstown, Tortula BVI

Touchstone Transport Services                                457,660                            12.2%
5% Beneficial Owner
c/o Oxford International Management, Inc.
Suite 1402, 14th Floor
PDCP Bank Centre, 8737 Paseo De Roxas
Cor. Makati Avenue, Makati City
Philippines


                                       39


Wilford A. Cardon                                            520,831 (3)                        13.7%
5% Beneficial Owner
1819 East Southern Avenue, Suite B-10
Mesa, Arizona 85204-5219

Frederick W. Volcansek, Sr.,                                 104,225 (4)                         2.7%
Chairman and Chief Executive Officer

Lloyd M. Taggart                                              62,500 (5)                         1.6%
Senior Vice President Sales

Michael L. Whaley                                             50,000 (6)                         1.3%
Senior Vice President and
Chief Financial Officer

Reed Newbold                                                  45,925 (7)                         1.2%
Director

Wayne L. Berman                                               15,625 (5)                            *
Director

John P. Schmitz                                               12,500 (6)                            *

Directors and Officers as a group                            290,775                             7.2%
-------------------------




         *        Less than one percent.

         (1) Ownership as described in the table represents estimate of shares issuable upon conversion of total of $531,000 principal amount of the Company's convertible debentures held of record by the named shareholder as of November 30, 1999. Solely for purposes of estimating the number of shares of common stock that would be issuable to and therefore beneficially owned by such person as set forth in the table above, the Company has assumed that such person has converted all of the convertible debentures issued to it as of November 30, 1999, on which date the conversion price of the convertible debentures would have been $0.75. The actual conversion price and payment price and the number of shares of common stock issuable upon such conversion or payment of liquidated damages could differ substantially. The information set forth in the table, above, is based on the Company's estimation based on hypothetical conversions and is not determinative of any person's beneficial ownership of the Company's common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

         (2) Includes: (a) 708,000 shares issuable upon the hypothetical conversion as of November 30, 1999, of presently issued convertible debentures in the aggregate principal amount of $531,000; (b) 131,452 shares issuable as payment in stock of $98,589 of accrued interest on $531,000 principal amount of Convertible Debentures, assuming a hypothetical conversion on November 30, 1999; (c) 62,500 shares issuable on exercise of presently issued A Warrants; (d) 62,500 shares issuable on exercise of presently issued B Warrants; (e) 99,640 shares issued prior to the date hereof upon conversion of $94,000 principal amount of Convertible Debentures and interest accrued thereon none of which are covered by this prospectus and some or all of whcih may have been sold prior to November 30, 1999, under Rule 144 or otherwise; and (f) 90,931 potentially issuable shares.

         (3) Includes 158,831 shares and 162,000 shares owned respectively by two entities affiliated with Mr. Cardon, and presently exercisable options to purchase 200,00 shares owned by another entity as to which Mr. Cardon exercises voting control.


         (4) Includes 10,000 shares issuable on exercise of options having an exercise price of $2.00 per share; 15,000 shares issuable on exercise of options having an exercise price of $2.50, 103,125 shares issuable on exercise of options having an exercise price of $1.625 per share, and 1,100 shares.

         (5) All shares issuable on exercise of options having an exercise price of $1.625 per share.

         (6) All shares issuable on exercise of options having an exercise price of $1.03 per share.

         (7) Includes 10,000 shares issuable on exercise of options having an exercise price of $2.00 per share; 15,000 shares issuable on exercise of options having an exercise price of $2,50, 15,625 shares issuable on exercise of options having an exercise price of $1.625 per share, and 5,300 shares.

         During 1996, the Company's Board of Directors authorized grants of non-qualified stock options that are tied to the profitability of the Company and based upon minimum years of employment. Options to purchase a total of 840,000 shares at an exercise price of $2.00 per share were granted. To vest, the holder-employee must continue his employment with the Company through the year 2001 and the Company must be profitable three out of four years commencing January 1, 1998. Additional non-qualified stock options for 800,000 shares with similar terms were granted on January 2, 1997. To vest, the holder-employee must continue his employment with the Company through the year 2001 and the Company must be profitable three out of four years commencing January 1, 1998.

         In 1996, the Company granted 537,500 non-qualified stock options to Muito Bem Ltd., an entity owned by Donald M. Wood, the Company's former Chief Executive Officer, at an exercise price of $2.50 per share in consideration of all knowledge, trade secrets and a continuing non-compete, regarding the telephone headset product line, as well as personal real estate pledged as collateral on Company debts by Mr. Wood. In addition, WAC Research, Inc., an entity affiliated with Mr. Wood, was granted 200,000 options having terms identical to the Muito Bem options. These options are not exercisable until December 30, 2000. In January 1999, upon his resignation from the Company, Mr. Wood agreed to the cancellation of all of the Muito Bem options.



                           SELLING SHAREHOLDERS


         The shares of common stock offered under this Prospectus include issued and outstanding shares held by and shares to be issued in the future to those persons identified in this prospectus as the Selling Shareholders. None of the Selling Shareholders have held any position or office or had any other material relationship with Dynatec during the prior three years.

         The following table provides information about the present ownership of shares of Dynatec common stock by the Selling Shareholders as of August 31, 1999, and the number of such shares included for sale in this Prospectus owned or potentially owned by the Selling Shareholders.




                                                                                           Number of Shares and
                                     Shares of Common Stock     Number of Shares of        Percentage of Common
                                     Beneficially Owned Prior   Common Stock Offered       Stock Beneficially Owned
Name of Selling Stockholder          to Offering                Hereby (1)                 After the Offering
------------------------------------ -------------------------- -------------------------- --------------------------



Austost Anstalt Schaan                   1,155,555  (2)               964,452 (3)          (4)
733 Fuerstentum Liechtenstein
Landstrasse 163

Balmore Funds S.A.                       1,155,555  (5)               964,452  (6)         (4)
Trident Chambers
P.O. Box 146
Roadstown, Tortula BVI

Ellis Enterprises                          172,194 (7)                 130,662 (8)         (4)
12A Waterloo Road
London NW2 7UF, England

Hewlette Fund                               79,540  (9)                49,522 (10)         (4)
1615 Avenue I
Brooklyn, NY 11230

TLG Realty                                 181,462  (11)              150,423  (12)        (4)
c/o Melo
525 West 52nd St.
New York, NY 10019

Settondown Capital International,           82,500  (13)               82,500              (4)
Ltd.
Charlotte House, Charlotte Street
P.O. Box N. 9204
Nassau, Bahamas


Manchester Asset Management Limited        117,500  (14)              117,500              (4)
Charlotte House, Charlotte Street
Nassau, Bahamas

Avalon Capital Limited                     125,000  (15)              125,000              (4)
487 Sherwood Drive, Suite 101
Sausalito, CA 94965


Avalon Capital, Inc.                       125,000   (16)             125,000              (4)
17 Earlsfort Terrace
Dublin 2, Ireland
---------------------


         (1) Share amounts include, for the Investors, common stock issuable upon conversion of presently issued Convertible Debentures and Warrants, and shares that may be issued in the future upon payment by the Company of liquidated damages under the Credit Agreement and the Modification Agreement. The number of shares of common stock issuable upon conversion of the Convertible Debentures and the number of shares of common stock issuable as payment of liquidated damages varies according to the market price at and around the conversion or payment date. Solely for purposes of estimating the number of shares of common stock that would be issuable to the Selling Shareholders as set forth in the table above, Dynatec and the

                  Selling Shareholders have assumed that payment of liquidated damages in the aggregate amount of $225,000 has been made in common stock, the Selling Shareholders have converted all of the Convertible Debentures issued to them, and the Company has paid liquidated damages in common stock as of November 30, 1999,
                  on which date the conversion price of the Convertible Debentures would have been $0.75 and the payment price for liquidated damages would have been $1.025. The actual conversion price and payment price and the number of shares of Dynatec common stock Shares issuable upon such conversion or payment of liquidated damages could differ substantially. The information set forth in the table, above, is not determinative of any selling stockholder's beneficial ownership of Dynatec common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

         (2)      Includes:  (a) 708,000 shares  issuable upon the  hypothetical
                  conversion  as  of November 30, 1999,  of  presently   issued
                  Convertible Debentures in the aggregate principal amount of $531,000; (b) 131,452 shares issuable as payment in stock of accrued interest on $531,000 principal amount of Convertible Debentures, assuming a hypothetical conversion on November 30, 1999; (c) 62,500 shares issuable on exercise of presently issued A Warrants; (d) 62,500 shares issuable on exercise of presently issued B Warrants; (e) 99,640 shares issued prior to the date hereof upon conversion of $94,000 principal amount of Convertible Debentures and interest accrued thereon; and (f) 91,463 Damages Shares potentially issuable.

         (3)      Includes all shares  described  in footnote (2) except clauses
                  (e) and (f).


         (4) There is no assurance that the Selling Shareholders will sell any or all of the shares of common stock offered hereby.


         (5)      Includes:  (a) 708,000 shares  issuable upon the  hypothetical
                  conversion  as  of November 30, 1999,  of  presently   issued
                  Convertible Debentures in the aggregate principal amount of $531,000; (b) 131,452 shares issuable as payment in stock of accrued interest on $531,000 principal amount of Convertible Debentures, assuming a hypothetical conversion on November 30, 1999; (c) 62,500 shares issuable on exercise of presently issued A Warrants; (d) 62,500 shares issuable on exercise of presently issued B Warrants; (e) 99,640 shares issued prior to the date hereof upon conversion of $94,000 principal amount of Convertible Debentures and interest accrued thereon; and (f) 91,463 Damages Shares potentially issuable.




         (6)      Includes all shares  described  in footnote (5) except clauses
                  (e) and (f).

         (7)      Includes:  (a) 93,333 shares  issuable  upon the  hypothetical
                  conversion  as  of November 30, 1999,  of  presently   issued
                  Convertible Debentures in the aggregate principal amount of $70,000; (b) 17,329 shares issuable as payment in stock of $12,997 of accrued interest on $70,000 principal amount of Convertible Debentures, assuming a hypothetical conversion on November 30, 1999; (c) 10,000 shares issuable on exercise of presently issued A Warrants; (d) 10,000 shares issuable on exercise of presently issued B Warrants; (e) 26,898 shares issued prior to the date hereof upon conversion of $30,000 principal amount of Convertible Debentures and interest accrued thereon; and (f) 14,634 Damages Shares.

         (8)      Includes all shares  described  in footnote (7) except clauses
                  (e) and (f).

         (9)      Includes:  (a) 33,333 shares  issuable  upon the  hypothetical
                  conversion  as  of November 30, 1999,  of  presently   issued
                  Convertible Debentures in the aggregate principal amount of $25,000; (b) 6,189 shares issuable as payment in stock of $4,642 of accrued interest on $25,000 principal amount of Convertible Debentures, assuming a hypothetical conversion on November 30, 1999; (c) 5,000 shares issuable on exercise of presently issued A Warrants; (d) 5,000 shares issuable on exercise of presently issued B Warrants; (e) 22,701 shares issued prior to the date hereof upon conversion of $25,000 principal amount of Convertible Debentures and interest accrued thereon and (f) 7,317 Damages Shares.

         (10)     Includes all shares  described  in footnote (9) except clauses
                  (e) and (f).

         (11)     Includes:  (a) 110,000 shares  issuable upon the  hypothetical
                  conversion  as  of November 30, 1999,  of  presently   issued
                  Convertible Debentures in the aggregate principal amount of $82,500; (b) 20,423 shares issuable as payment in stock of $15,318 of accrued interest on $82,500 principal amount of Convertible Debentures, assuming a hypothetical conversion on November 30, 1999; (c) 10,000 shares issuable on exercise of presently issued A Warrants; (d) 10,000 shares issuable on exercise of presently issued B Warrants; (e) 16,405 shares issued prior to the date hereof upon conversion of $10,000 principal amount of Convertible Debentures and interest accrued thereon; and (f) 14,634 Damages Shares.

         (12)     Includes all shares  described in footnote (11) except clauses
                  (e) and (f).

         (13)     All shares issuable on exercise of presently issued A
                  Warrants.


         (14) Includes: (a) 67,500 shares issuable on exercise of presently issued A Warrants; and (b) 50,000 shares issuable on exercise of presently issued B Warrants.

         (15)     All shares issuable on exercise of presently issued B
                  Warrants.

         (16)     All shares issuable on exercise of presently issued B
                  Warrants.

In connection with the sale of shares, these Selling Shareholders may be deemed to be underwriters under applicable federal securities laws. See "Plan of Distribution."


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


       Softalk, Inc., one of the Company's subsidiaries, holds licensing rights for the patent and trademark rights associated with the Company's Softalk product line pursuant to a royalty agreement with WAC Research Inc., a Utah corporation ("WAC"). Donald M. Wood, a shareholder who, until January 14, 1999, was the Company's Chairman and Chief Executive Officer, owns a one-half equity interest in WAC. WAC obtained the patent and trademark rights for the Softalk products in August 1986, when WAC purchased them from the inventor of Softalk and related products in a private transaction. The purchase price for such patent and trademark rights was $1 to 2 million, which was paid to Practical Innovations, Inc. in a combination of Dynatec common stock and cash. Under the terms of the agreement, Dynatec was obligated to pay a 10% royalty on all Softalk sales. At that time, WAC and the Board of Directors of the Company determined that the 10% royalty was onerous and non-sustainable. Therefore, WAC agreed to lower the royalty to 5%. In consideration for this royalty reduction, the Company issued options to purchase a total of 200,000 shares of common stock to WAC, having an exercise price of $2.50 per share. In addition, under the royalty arrangement between WAC and Dynatec, the payment of royalties for the fourth quarter of each year is contingent upon the Company obtaining a specified level of earnings for each calendar year. During the years ended December 31, 1998 and 1997, the Company paid WAC $172,669 and $120,312, respectively, in royalties. The Company believes that the terms of these transactions are as favorable as they would be if they were between Dynatec and an unrelated third party.

         During 1995, the Company sold all rights and interest in various discontinued products to WAC for $193,000 in the form of a demand note bearing 8% interest. As part of the transaction, inventory and molds were also sold at cost to WAC. In June 1997, the Company received 18,000 shares of its common stock from WAC as payment in full of all outstanding balances. Such shares were valued at the market price of $10.00 per share, which represented the current market value of the stock. The common stock was issued to WAC to pay $154,000 on the note, including accrued interest, and $26,000 of other WAC obligations to Dynatec. The Company believes that the terms of these transactions are as favorable as they would be if they were between Dynatec and an unrelated third party.

         In September 1998 WAC advanced $98,403 to the Company as reimbursement to the Company of Mr. Wood's salary for the first six months of 1998. The Company subsequently determined that this amount was a payable to WAC, and at December 31, 1998 recognized the obligation on its consolidated balance sheet. In February 1999, the Company repaid this amount to WAC. The Company believes that the terms of these transactions are as favorable as they would be if they were between Dynatec and an unrelated third party.

         Donald M. Wood, who served as the Company's Chief Executive Officer during the entirety of 1998 and until January 14, 1999, owned a residential rental property in Park City, Utah during all of 1997 and until August 1998. The Company leased this property from him to use for Dynatec-related travel, promotional work, lodging, and entertainment for customers, suppliers, and employees. The monthly rental payment for this property was $7,000. The Company paid total rents of $56,000 and $84,000 for the years ending December 31, 1998 and 1997, respectively. This cost also covered operating and maintenance costs, and general care of the property. In August 1998, this property was sold by Mr. Wood. As a result, the Company is no longer obligated to pay rental fees. The Company believes that the terms of these transactions are as favorable as they would be if they were between Dynatec and an unrelated third party.

         In July 1998, the Company's Board of Directors commenced an internal investigation into the facts and circumstances of a number of transactions between the Company and its former Chairman and Chief Executive Officer as well as several general corporate and management concerns brought to the attention of the Company's independent directors. The Company engaged an unrelated third party to conduct the investigation, which terminated in January 1999. Thereafter, the Company's former Chairman and CEO resigned and retired from the Company. The Company does not anticipate taking further action, legal or otherwise, with respect to the matters and individuals investigated, although the Company, through its new management, has identified several areas in which new corporate governance policies have been adopted or old policies changed. In connection with the ongoing investigation, several of the Company's directors engaged independent legal counsel. An aggregate of $230,000 of such legal fees were reimbursed by the Company pursuant to action by the Company's Board of Directors at the commencement of the investigation.

         During 1997 the Board of Directors authorized grants of various options under both non-qualified and incentive stock options plans. These options are described in detail in Note 14 to the accompanying financial statements for the years ended December 31, 1998 and 1997. The non-qualified plans included 537,500 options granted to Muito Bem Ltd., an entity controlled by a shareholder and former CEO of the Company, at an exercise price of $2.50 per share. The shareholder and former executive officer of the Company who owns Muito Bem agreed in 1999 to cancel all stock options issued to Muito Bem. Additionally, in 1997, 200,000 options were granted to WAC, at an exercise price of $2.50 per share in consideration for certain royalty reductions and abatements. The Company believes that the terms of these transactions are as favorable as they would be if they were between Dynatec and an unrelated third party.

         In May 1989, the Company engaged Alpha Tech Stock Transfer Company ("Alpha Tech") as the Company's stock transfer agent. Alpha Tech served in that capacity until January 13, 1999, when the Company notified Alpha Tech of the Company's termination of Alpha Tech's agency and instructed Alpha Tech to transfer the Company's records to American Stock Transfer & Trust Company, New York, New York. James W. Farrell, the principal of Alpha Tech, is the brother-in-law of Donald M. Wood, the Company's Chairman and Chief Executive Officer until his resignation from the Company effective January 14, 1999. During the years ended December 31, 1998 and 1997, the Company paid Alpha Tech a total of $1,530 and $16,679, respectively, in fees for services rendered. The Company believes that the fees paid to Alpha Tech during these periods were roughly comparable to the fees it would have paid to a similar local transfer agent for similar services. The Company believes that the terms of these transactions are as favorable as they would be if they were between Dynatec and an unrelated third party.



                             DESCRIPTION OF SECURITIES

         The following descriptions are qualified in their entirety by reference to the detailed provisions of the Company's articles of incorporation and bylaws, and the instruments and agreements relating to the offer and sale of such instruments, copies of which have been filed as exhibits to the registration statement of which this Prospectus forms a part.

Common Stock

         The Company's authorized capital stock consists of 100,000,000 shares of common stock, par value $.01 per share. As of the date of this Prospectus, there are 3,391,627 shares issued and outstanding. Holders of the common stock are entitled to one vote for each share held of record on matters submitted to a vote of stockholders. Each share of stock is entitled to share pro rata in dividends and distributions with respect to the shares when, as and if declared by the Company's Board of Directors from funds legally available therefor.


         The articles of incorporation of the Company do not grant any shareholder of the Company preemptive rights to subscribe for any of the Company's securities. Upon dissolution, liquidation or winding up of the Company, the assets will be divided pro rata on a share-for-share basis among the holders of the common stock, subject to the rights of creditors.


         The shareholders of the Company are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so; in such event, the holders of the remaining shares voting for the election of the directors will be unable to elect any person or persons to the Board of Directors.

         The Board of Directors has authority to issue the authorized but unissued shares of common stock without action by the shareholders. Future issuance of shares, whether by exercise of outstanding options, warrants or conversion rights or otherwise, would reduce the percentage ownership held by existing shareholders, including persons purchasing the shares.

         The Company has also issued the Convertible Debentures that require, upon conversion, the issuance of shares of its common stock in accordance with the terms of such instruments and agreements. The exercise of such rights would result in immediate and substantial dilution to existing shareholders and, because the maximum number of shares is determined by fluctuations in the market price of the Company's common stock as reported by the Nasdaq SmallCap Stock Market, such dilution may result in an effective change in control of the Company and depression of the market price of the Company's securities.


Convertible Debentures

         On May 22, 1998, the Company issued Convertible Debentures in face amount of $1,500,000 to the Investors pursuant to the terms of the Credit Agreement. The Company originally agreed to issue and receive payment for additional Convertible Debentures in face amount of $500,000 within five days of the effective date of the registration statement of which this Prospectus is a part, however, under the Modification Agreement, the Company and the Investors have agreed to cancel and terminate the respective obligations of the parties with respect to any additional principal amount of Convertible Debentures. The Convertible Debentures have a three-year term. The Convertible Debentures may be converted, at the option of the holder thereof, into shares of common stock. The number of shares issuable upon conversion of the Convertible Debentures is determined by dividing the principal amount of the Convertible Debenture being converted, together with interest thereon accrued at the rate of 12% per annum from the date of issuance and through the effective date of the registration statement of which this Prospectus forms a part and at the rate of 6% thereafter through the date of conversion, by a conversion price. The conversion price is calculated as the lesser of (1) 75% of the average of the three lowest closing bid prices of the Company's common stock as reported by the Bloomberg LP during the 22 trading days immediately preceding the Conversion Date (the "Lookback Period"), or (2) $6.50.

The Warrants


         On May 22, 1998, the Company issued A and B Warrants in connection with the closing of the Credit Agreement. The A Warrants allow the holders thereof the right to acquire 300,000 shares of common stock at $6.50 per share (the market price of the common stock on the date of grant). The B Warrants entitle the holders thereof to purchase 450,000 shares of common stock at $7.15 per share. In light of the Modification Agreement, the Company will issue no more Warrants under the Credit Agreement. All of the Warrants have a three-year term. Holders of the Warrants have no rights as shareholders (such as the right to vote for directors of the Company) until such time, if any, as the Warrants have been exercised for common stock.


The Line of Credit


         On May 21, 1998, the Company entered into the Credit Agreement with the Investors. Under the terms of the Credit Agreement, the Investors agreed to acquire the Convertible Debentures and the Warrants and covenanted to advance up to $10,000,000 in cash to the Company during a period of two years under the Line of Credit, for which they would receive shares of the Company's common stock (the "Line of Credit Shares"). The two-year period covered by the Line of Credit was to have commenced with the effective date of the registration statement of which this Prospectus is a part. At a minimum, the Company would have been required under the Credit Agreement to exercise the put feature as to $1,000,000 under the Line of Credit. The number of shares to be issued upon receipt of funds under the Line of Credit was to have been calculated with reference to 80% of the average of the lowest closing bid prices of Dynatec common stock during the six trading days ("Valuation Period") beginning three days immediately preceding and ending on the second trading day after the date on which a notice ("Put Notice") was given by the Company to the Investors requiring them to purchase shares under the Line of Credit. In addition, the principal amount under the Credit Agreement that could have been the subject of a particular Put Notice was limited by changes in the Company's share price and trading volume as defined in the Credit Agreement. In addition to the Line of Credit Shares, the Company was obligated to issue to the Placement Agents 6,000 shares of common stock for each $1,000,000 of puts exercised under the Line of Credit. All of the rights and obligations of the Company and the Investors with respect to the Line of Credit were cancelled and terminated under the Modification Agreement, effective as of June 25, 1999.


Utah Corporation Law Affecting Change of Control Transactions

         The Company was organized under Utah law and conducts the majority of its business from its corporate offices located in Utah. The Utah Control Shares Acquisition Act ("Control Shares Act") provides that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Utah corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The Control Share Acquisition Act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the Control Share Acquisition Act, would bring its voting power within any of the following three ranges: (i) 20 to 331/3%, (ii) 331/3 to 50%, or (iii) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the Control Share Acquisition Act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. The Company's articles of incorporation and bylaws do not exempt the Company's common stock from the Control Share Acquisition Act.

         The provisions of the Control Share Acquisition Act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of the Company's shareholders.

Registration Rights


         The Selling Shareholders' shares have been registered for offer and sale by such shareholders under this Prospectus under the terms of certain registration rights granted to the Selling Shareholders. Such rights are contained in agreements entered into by the Company and the Selling Shareholders. The existence and/or the exercise of these rights could adversely affect the market price of the Company's Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.


Transfer Agent

         The transfer agent and registrar for the Company is American Stock Transfer & Trust Company, New York, New York.

                              PLAN OF DISTRIBUTION


         The Debenture Shares, Warrant Shares and Damages Shares will be issued to the Selling Shareholders at prices determined at the time the agreements relating to such securities were entered into with these investors and any subsequent modification to such agreements. All of the underlying shares may be sold in the future by and for the account of the Selling Shareholders as discussed below. The Convertible Debentures, the Warrants and the Agency Shares were originally issued in connection with private transactions pursuant to exemptions from the registration provisions of the Securities Act of 1933. Shares issued upon exercise of the conversion rights under the Convertible Debentures, upon exercise of the Warrants and as payment of the Damages Shares will also be issued pursuant to exemptions from registration under the Securities Act. At such time as the registration statement of which this Prospectus forms a part has been declared effective by the SEC and thereafter for so long as the registration statement will continue effective, the Selling Shareholders may offer and sell the shares covered by this Prospectus to the public or otherwise at such times and in such amounts as they may respectively determine in their sole discretion. The Company has been advised by the Selling Shareholders that they may sell the shares or that the shares may be sold on their behalf through one or more broker-dealers or underwriters or directly to investors pursuant to this Prospectus or in transactions that are exempt from the requirements of registration under the Securities Act. As of the date hereof, none of the Selling Shareholders has advised the Company that it has entered into any agreement or understanding with any broker-dealer for the offer or sale of any of the shares. The Selling Shareholders may enter into such agreements or understandings in the future. Such brokers may act as dealers by purchasing any or all of the shares covered by the Prospectus.

         The  Selling   Shareholders  and  any  broker-dealer  who  may  act  in
connection with the sale of the shares hereunder may be deemed to be "underwriters" as that term is defined in Section 2(11) of the Securities Act, as amended. Under the Exchange Act and the regulations promulgated thereunder, persons (including the Selling Shareholders) deemed to be underwriters and engaged in a distribution of the shares offered hereby may not simultaneously engage in market making activities with respect to the common stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders, by virtue of their distribution of the shares, may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of common stock of the Company by the Selling Shareholders. Regulation M contains certain limitations and prohibitions intended to prevent issuers and Selling Shareholders and other participants in a distribution of securities from conditioning the market through manipulative or deceptive devices to facilitate the distribution. Offers and sales of the shares may also be made into markets outside the United States.

         The Selling Shareholders may offer the shares through market transactions at prices prevailing in the Nasdaq SmallCap Stock market or at negotiated prices, which may be fixed or variable and which may differ substantially from reported market prices. Moreover, the Selling Shareholders may receive cash or other forms of consideration in exchange for the shares. The Selling Shareholders have not advised the Company that they anticipate paying any consideration, other than usual and customary brokers' commissions, in connection with sales of the shares. The Selling Shareholders are acting independently of the Company in making such decisions with respect to the timing, manner and size of each sale.

         The Company will bear the cost of registration of the shares with state and federal agencies. These costs, which include professional (legal and accounting) fees, transfer agents' fees, printing and engraving costs, and filing and listing fees, are estimated to be approximately $200,000. The Company will not pay any commission or finders fees in connection with the sale of shares by the Selling Shareholders.

                               LEGAL PROCEEDINGS


         On February 22, 1999, the Company received a demand letter from counsel for Mag Instrument, Inc., a manufacturer and distributor of flashlights and one of the Company's competitors ("Mag"). In the letter, Mag accused the Company of infringing certain of Mag's patents and committing false advertising and unfair competition. Attached to the demand letter was a copy of a complaint filed in the U.S. District Court for the Central District of California on February 19,

1999. The complaint alleges that the Company has infringed three patents owned by Mag, and seeks (i) an order enjoining the Company from infringing Mag's patents, (ii) the delivery to the Court of all flashlights which infringe Mag's patents, (iii) that the Company identify all entities who have purchased, distributed or sold any infringing products, (iv) that the Company deliver to the Court all documents reflecting or relating to the purchase, sale or distribution of any flashlights which infringe Mag's patents, (v) money damages sustained by Mag by reason of the alleged patent infringement, including interest, costs, and attorney's fees. The demand letter specified that the complaint was filed as a "precaution," and that Mag will refrain from serving the complaint on the Company pending the receipt of certain assurances from the Company. During the quarter ended June 30, 1999, Mag and the Company agreed to pursue their efforts to settle the dispute and, pending such discussions, the complaint would be dismissed without prejudice upon the joint stipulation of the parties. The Company has expressly agreed with Mag, however, that if the pending disputes are not settled, Mag may refile the complaint in the same court and venue.



         On April 27, 1998, the Enforcement Division of the Securities and Exchange Commission notified the Company that the SEC was anticipating filing an administrative proceeding in the later part of calendar year 1998 against various individuals and entities who had engaged in transactions with a Canadian corporation. The SEC Enforcement Division further indicated that the Company may be named as a defendant in such administrative action. In July 1998, the Company submitted a Wells Submission to clarify why, in the Company's estimation, it should not be named in the administrative proceeding, if any. The Company suggested in the Wells Submission that it should not be named in any administrative proceeding because the Company never consummated either of the two transactions with the subject Canadian company that the Company was considering, and the Company received no consideration in connection with those aborted transactions. Moreover, the Company believes that its conduct in connection with those proposed but aborted transactions met applicable legal requirements. As of April 30, 1999, the Company had received no response from the Enforcement Division about whether the SEC plans to name the Company in any administrative action.


         In addition, the Company has previously disclosed that it has been informed of an investigation by the Enforcement Division of the Securities and Exchange Commission. The Company believes this investigation concerns certain trading activity in the Company's common stock and other transactions involving the Company's securities, however, the Company has not been informed of the specifics of such investigation. The Company is cooperating fully with these administrative proceedings. Any finding or order of the Commission adverse to the Company or any judgment against the Company in any of the pending litigation matters, would have an adverse effect on the business, financial condition or results of operations of the Company, or the market for its common stock.


         The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these other matters will not have a material adverse effect on the Company's operations or financial condition.


                                  LEGAL MATTERS

         The validity of the securities offered hereby and other legal matters relative to this offering have been passed upon for the Company by Julian D. Jensen and Bruce L. Dibb of 311 South State Street, Suite 380, Salt Lake City, Utah 84111.

                                     EXPERTS


         The financial statements of the Company as of and for the years ended December 31, 1997 and December 31, 1998 included in the Prospectus have been included in the Prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and as indicated in their report, and are included herein in reliance upon the authority of that firm as experts in accounting and auditing.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 16-10a-902 (Section 902) of the Utah Revised Business Corporation Act ("URBCA") and Article X of the Company's Bylaws contain provisions for indemnification of the officers, directors, employees and agents of the Company. The Bylaws require the Company to indemnify such persons to the full extent permitted by Utah law. Section 902 provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent ("Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding") because he is or was a director of the corporation or is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an "Indemnified
Director"), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees) incurred in the Proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful; except that (1) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding and (2) the corporation may not indemnify a director in connection with a Proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation, or in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving any action in his official capacity, in which Proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

         Section 16-10a-903 (Section 903) of the URBCA provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any Proceeding or in the defense of any claim, issue or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses (including attorneys' fees) incurred by him in connection with the Proceeding or claim with respect to which he has been successful.

         In addition to the indemnification  provisions of Sections 902 and 903,
Section 16-10a-905 (Section 905), provides that, unless otherwise limited by a corporation's articles of incorporation, a director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. The court may, in its discretion in such cases, (1) order mandatory indemnification under Section 903, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification, or (2) upon the court's determination that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances and regardless of whether the director met the applicable standard of conduct set forth in Section 902, the court may order indemnification as the court determines to be proper, except that indemnification with respect to certain Proceedings resulting in a director being found liable for certain actions against the corporation may be limited to reasonable expenses incorrect by the director.

         Section 16-10a-904 (Section 904) of the URBCA provides that a corporation may pay for or reimburse reasonable expenses (including attorneys'
fees) incurred by a director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 902; (2) the director furnishes to the corporation a written undertaking executed personally or in his behalf, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct, and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 904.

         Section 16-10a-907 of the URBCA states that unless a corporation's articles of incorporation provide otherwise (a) an officer of the corporation is entitled to mandatory indemnification and is entitled to apply for court ordered indemnification, in each case to the same extent as a director (2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than the right of indemnification with claims or liability arising out of director or officers' own negligence or willful misconduct.

         The Company may also purchase and maintain insurance on behalf of present and past directors or officers insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                           AND FINANCIAL DISCLOSURES


         In late 1997, the Company decided to engage a larger, international auditing firm in place of Jones, Jensen & Company. In December 1997, KPMG LLP was engaged as the Company's new auditing firm. The Company had no disagreements with Jones, Jensen & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The decision to engage KPMG LLP as the Company's independent auditors was approved by the unanimous consent of the Company's board of directors. During the years ended December 31, 1998 and 1997, there were no other reportable events (as referenced in Item 304(a)(1)(iv) of Regulation S-B).


                            AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Exchange Act, and in accordance with those requirements files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information statements filed by the Company may be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may also be obtained upon written request from the Commission's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web Site at http://www.sec.gov which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The common stock of the Company is traded on The Nasdaq SmallCap Market and reports, proxy statements and other information concerning the Company may be inspected at The Nasdaq SmallCap Market, 1735 K Street, N.W., Washington, D.C. 20006.



                            ADDITIONAL INFORMATION

         The Company has filed with the Commission a registration statement on Form SB-2 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the shares of its common stock being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the common stock, reference is hereby made to the Registration Statement, including the exhibits which are a part thereof, which may be obtained upon request to the Commission and the payment of the prescribed fee. Material contained in the Registration Statement may be examined at the Commission's Washington, D.C. office and copies may be obtained at the Commission's Washington, D.C. office upon payment of prescribed fees. Statements in the Prospectus are not necessarily complete, and in each case reference is made to the copy of such contracts or documents filed as an exhibit to the Registration Statement, each such statement being qualified by this reference.

                           INDEX TO FINANCIAL STATEMENTS


Audited Consolidated Financial Statements

         Independent Auditor's Report of KPMG LLP............................F-1

         Dynatec International, Inc. and Subsidiaries Consolidated Balance
         Sheets As of December 31, 1998 and 1997.............................F-2

         Dynatec International, Inc. and Subsidiaries Consolidated Statements
         Of Operations For the Years Ended December 31, 1998 and 1997........F-4

         Dynatec International, Inc. and Subsidiaries Consolidated Statements
         Of Stockholders' Equity.............................................F-5

         Dynatec International, Inc. and Subsidiaries  Consolidated Statements
         Of Cash Flows For the Years Ended December 31, 1998 and 1997........F-6

         Notes To Consolidated Financial Statements..........................F-8

Unaudited Interim Financial Statements

         Dynatec International, Inc. and Subsidiaries Condensed Consolidated
         Balance Sheets As of November 30, 1999 and December 31, 1998.......F-27

         Dynatec International, Inc. and Subsidiaries Condensed Consolidated Statements Of Operations For the Three and Nine Month Periods
         Ended September 30, 1999 and 1998..................................F-29

         Dynatec International, Inc. and Subsidiaries Condensed Consolidated Statements Of Cash Flows For the Three and Nine Month Periods
         Ended September 30, 1999 and 1998..................................F-30

         Notes to Condensed Consolidated Financial Statements...............F-32

                    Independent Auditors' Report of KPMG LLP

The Board of Directors
Dynatec International, Inc.:

We have audited the accompanying consolidated balance sheets of Dynatec International, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also included assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dynatec International, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                  /s/ KPMG LLP
                                                      KPMG LLP

Salt Lake City, Utah
February 19, 1999, except as to
     Note 16, which is as of
     March 19, 1999

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS

                                                                                       December 31,       December 31,
                                                                                          1998                1997
                                                                                     ---------------     --------------
CURRENT ASSETS:
    Cash and cash equivalents                                                        $       2,268       $     332,894

    Trade accounts receivable, net of allowance for doubtful accounts of $30,190
       and $29,684, respectively                                                         2,229,157           1,549,888
    Accounts receivable - other                                                                110             426,131
    Inventories (see Note 3)                                                             4,857,241           2,522,149
    Prepaid expenses and other                                                             316,347             261,312
                                                                                     -------------       -------------

                Total current assets                                                     7,405,123           5,092,374
                                                                                     -------------       -------------

LAND, BUILDING AND EQUIPMENT, at cost:
    Land                                                                                   365,860             365,860
    Building and improvements                                                            2,214,144           2,214,144
    Furniture, fixtures and equipment                                                    3,554,045           3,289,886
                                                                                     -------------       -------------
                                                                                         6,134,049           5,869,890
    Less accumulated depreciation and amortization                                       2,336,427           1,928,303
                                                                                     -------------       -------------

                Net land, building and equipment                                         3,797,622           3,941,587
                                                                                     -------------       -------------

TRADEMARKS AND OTHER INTANGIBLES, net (see Note 4)                                         205,102             267,825
                                                                                     -------------       -------------

DEFERRED LOAN COSTS, net of accumulated amortization of $4,903 and
         $-0-, respectively (see Note 2)
                                                                                            61,743                   -

OTHER ASSETS                                                                                69,337             107,631

                                                                                     $  11,538,927       $   9,409,417
                                                                                     =============       =============
















                   The  accompanying  notes to  consolidated  financial
                   statements   are   an   integral   part   of   these
                             consolidated balance sheets.

                       DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS (Continued)

                          LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                       December 31,        December 31,
                                                                                          1998                 1997
                                                                                     -------------       -------------
CURRENT LIABILITIES:
    Short-term note payable (see Note 5)                                             $   1,389,223       $   1,331,169
     Convertible debentures (see Note 8)                                                 1,667,079                   -
    Current portion of long-term debt (see Note 6)                                         246,855           1,003,477
    Current portion of capital lease obligations (see Note 7)                               17,881              15,699
    Accounts payable                                                                     1,518,316           1,077,631
    Accounts payable - other                                                                 9,000                   -
    Accounts payable-related party (see Note 12)                                            98,403                   -
    Accrued expenses                                                                       637,051             238,121
    Accrued advertising                                                                    320,000             350,000
    Accrued royalties payable                                                               70,246              18,882
                                                                                     -------------       -------------

              Total current liabilities                                                  5,974,054           4,033,979

LONG-TERM DEBT, net of current portion (see Note 6)                                      2,006,518           1,994,355

DEPOSIT FOR STOCK ISSUANCE (see Note 12)                                                 1,000,000                   -

DEFERRED INCOME TAXES (see Note 9)                                                               -               5,036

CAPITAL LEASE OBLIGATIONS, net of current portion (see Note 7)                              28,654              46,086
                                                                                     -------------       -------------

              Total liabilities                                                          9,009,226           6,079,457
                                                                                     -------------         -----------

STOCKHOLDERS' EQUITY (see Note 10):
    Common stock, $.01 par value; 100,000,000 shares authorized and 2,891,627 and
       2,859,940 shares outstanding, respectively                                           28,916              28,599
    Treasury stock, at cost, 91,515 shares                                                (915,150)           (915,150)
    Additional paid-in capital                                                           7,041,690           5,596,840
    Accumulated deficit                                                                 (3,625,755)         (1,380,329)
                                                                                     -------------       -------------

              Total stockholders' equity                                                 2,529,701           3,329,960
                                                                                     -------------       -------------

COMMITMENTS AND CONTINGENCIES (see Note 7, 8, 14, 15 and 17)
                                                                                     $  11,538,927       $   9,409,417
                                                                                     =============       =============









               The  accompanying  notes to  consolidated  financial
               statements   are   an   integral   part   of   these
                           consolidated balance sheets.

                    DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                       Year Ended            Year Ended
                                                                                   December 31, 1998     December 31, 1997
                                                                                   -----------------     -----------------
PRODUCT SALES                                                                        $  16,578,694       $   14,566,079
COST OF SALES                                                                           10,973,161           10,174,205
                                                                                     -------------       -------------

       Gross Margin                                                                      5,605,533           4,391,874
                                                                                     -------------       -------------

OPERATING COSTS AND EXPENSES:
    Selling expenses                                                                     2,874,259           2,378,547
    Research and development                                                               143,088             508,314
    General and administrative                                                           3,028,682           1,729,639
                                                                                     -------------       -------------

       Total operating costs and expenses                                                6,046,029           4,616,500
                                                                                     -------------       -------------

          Loss from operations                                                            (440,496)           (224,626)
                                                                                     --------------      -------------

OTHER INCOME (EXPENSE):
    Interest expense (see Note 8)                                                       (1,773,079)           (427,392)
    Interest income                                                                          3,340               9,417
    Other expense                                                                          (20,192)                  -
    Other income                                                                                 -             295,023
                                                                                     -----------------   -------------

       Total other expense, net                                                         (1,789,931)           (122,952)
                                                                                     --------------      -------------

          Loss before income tax provision                                              (2,230,427)           (347,578)

INCOME TAX PROVISION (see Note 9)                                                          (15,000)            (61,594)
                                                                                     ---------------     -------------

          Net loss                                                                   $  (2,245,427)      $    (409,172)
                                                                                     =============       ==============

BASIC AND DILUTED NET LOSS PER SHARE (see Note 2)                                    $       (0.80)      $       (0.18)
                                                                                     =============       =============

WEIGHTED AVERAGE SHARES - BASIC AND DILUTED                                              2,792,738           2,284,419
                                                                                     =============       =============












              The  accompanying  notes to  consolidated  financial
              statements   are  an   integral   part  of   these
                             consolidated statements.

                DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                  Common Stock
                                          ------------------------------
                                               Number of                   Treasury Stock     Additional       Accumulated
                                                 Shares        Amount         at Cost       Paid-in Capital      Deficit
BALANCE  DECEMBER 31, 1996                       1,974,104      $ 19,741         $       -      $ 3,595,699      $  (971,156)
Shares issued pursuant to Regulation S
Stock offerings                                    881,836         8,818                 -        1,991,181                -
Treasury Stock (18,000 shares) received to
    satisfy related-party receivable                     -             -          (180,000)               -                -
Treasury Stock (73,515 shares) received in
    exchange for assets                                  -             -          (735,150)               -                -
Shares issued pursuant to employee stock
    option plans                                     4,000            40                 -            9,960                -
Net loss                                                 -             -                 -                -         (409,172)
                                                 ---------      --------         ---------      -----------       ----------

BALANCE DECEMBER 31, 1997                        2,859,940      $ 28,599         $(915,150)     $ 5,596,840      $(1,380,328)

Shares issued pursuant to employee stock
    option plans                                    11,687           117                 -             (117)               -
Issuance of convertible debentures and
    equity line-of-credit (see Note 8)              20,000           200                 -          864,967                -
Capital addition (see Note 10)                           -             -                 -          580,000                -
Net loss                                                 -             -                 -                -       (2,245,427)
                                                 ---------      --------         ---------      -----------      -----------

BALANCE DECEMBER 31, 1998                        2,891,627      $ 28,916         $(915,150)     $ 7,041,690      $(3,625,755)
                                                 =========      ========         ==========     ===========      ===========
























            The  accompanying  notes to  consolidated  financial
             statements   are  an   integral   part  of   these
                             consolidated statements.

                   DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    Year Ended           Year Ended
                                                                                 December 31, 1998    December 31, 1997
                                                                                 -----------------    -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                      $   (2,245,427)        $    (409,172)
   Adjustments to reconcile net loss to net cash used in operating activities:
         Depreciation and amortization                                                  504,991               461,231
         Amortization of deferred loan costs                                             97,415
         Non-cash charges on issuance of convertible
             debentures (see Note 8)                                                  1,004,996                     -
         Loss (gain) on sale of assets                                                   20,192               (90,829)
         Changes in assets and liabilities:
               Accounts receivable - trade                                             (679,269)             (424,138)
               Accounts receivable - other                                              426,021                80,325
               Inventories                                                           (2,335,092)           (1,337,963)
               Prepaid expenses and other                                               (16,741)             (139,239)
               Accounts payable                                                         525,684               537,488
               Accounts payable - other                                                  22,403               (11,575)
               Accrued expenses                                                         558,136               146,182
               Accrued advertising                                                      (30,000)               45,500
               Accrued royalties                                                         52,365               (48,325)
               Income tax payable                                                        15,000                  (500)
                                                                                 --------------         ---------------
                  Net cash used in operating activities                              (2,079,326)           (1,191,015)
                                                                                 --------------         --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from the sale of assets                                                       63,706                 6,007
  Receivable from related parties                                                             -               (30,000)
  Purchase of property and equipment                                                   (394,365)             (587,187)
                                                                                 --------------         --------------
                  Net cash used in investing activities                                (330,659)             (611,180)
                                                                                 --------------         -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings on line of credit                                                       58,054               108,447
  Debt issuance costs                                                                  (298,986)                3,906
  Net payments on long-term debt                                                       (744,459)             (190,635)
  Principal payments on capital lease obligations                                       (15,250)              (36,774)
  Proceeds from capital addition (see Note 10)                                          580,000                     -
  Proceeds from convertible debenture offering (see Note 8)                           1,500,000                     -
  Proceeds from issuance of stock pursuant to Incentive Stock Option Plan                     -                10,000
  Proceeds from deposit for stock issuance (see Note 10)                              1,000,000                     -
  Proceeds from stock sold pursuant to Regulation S offering                                                2,000,000
                                                                                 --------------         -------------
                                                                                              -
                  Net cash provided by financing activities                           2,079,359             1,894,944
                                                                                 --------------         -------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                   (330,626)               92,749

CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD                                    332,894               240,145
                                                                                 --------------         -------------

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD                                   $        2,268         $     332,894
                                                                                 ==============         =============


            The  accompanying  notes to  consolidated  financial
             statements   are  an   integral   part  of   these
                            consolidated statements.

                    DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

                                                                                   Year Ended             Year Ended
                                                                                December 31, 1998     December 31, 1997
                                                                                -----------------     -----------------

    Cash paid for interest                                                       $      685,573         $     346,648
                                                                                 ==============         =============

    Cash paid for income taxes                                                   $            -         $         500
                                                                                 ==============         =============

    Debt issuance costs attributable to warrants to placement agent              $      385,062         $           -
                                                                                 ==============         =============





































             The  accompanying  notes to  consolidated  financial
              statements   are  an   integral   part  of   these
                             consolidated statements.

                            DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)      DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

         Dynatec International, Inc., a Utah corporation ("Dynatec" or the "Company"), is a manufacturer and distributor of consumer products comprising the following major product lines: telecommunication headsets and amplifiers and telephone accessories, home storage and organization, flashlights and other miscellaneous products sold to mass market merchandisers. Dynatec is located in Salt Lake City, Utah. The Company conducts most of its operations through four wholly owned subsidiaries: Softalk, Inc., Arnco Marketing, Inc., Nordic Technologies, Inc. and SofTalk Communications, Inc. Unless specified to the contrary herein, references to Dynatec or to the Company refer to the Company and its subsidiaries on a consolidated basis.

         The Company's business follows seasonal trends. As a result the Company experiences its highest revenues in the fourth quarter. Because the Company sells its products primarily to major retailers, the Company's sales performance is significantly dependent on the performance of those retailers.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

     Nordic was incorporated as a wholly-owned subsidiary of the Company in the State of Utah on October 25, 1996. Effective December 1, 1996, Nordic and the Company entered into an agreement with unrelated parties to acquire certain assets and assume certain related liabilities in exchange for 550,000 shares of common stock of the Company at $1.60 per share for a total of $880.000. In addition, warrants to purchase 250,000 shares of common stock were issued. Such warrants are exercisable only on the achievement by the Company of certain gross sales requirements beginning January 1, 1999. This acquisition has been accounted for using the purchase method. No goodwill was recognized and there were no other contingent payments or options.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenue and expense for the period being reported. Actual results could differ from those estimates.

Cash and Cash Equivalents

         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

         Effective January 1, 1998, the Company changed its method of determining the value of inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO). Historically, the difference between the LIFO and FIFO values of inventories has been immaterial. Accordingly, the accompanying financial statements for the years ended December 31, 1997 and 1996 have not been restated for the change.

                        DYNATEC INTERNATIONAL, INC
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

         Depreciation on Property and Equipment is computed on the straight-line method over the following useful lives:
                  Building and Improvements               7-39 years
                  Capital Leases                          5-7 years
                  Equipment                               5-10 years
                  Office Equipment & Fixtures             5-7 years
                  Vehicles                                5 years
                  Signs and Show Booths                   5-7 years


         Equipment held under capital leases and leasehold improvements are amortized on straight line over the shorter of the lease term or estimated useful life of the asset.

         Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell.

Intangible Assets

         Intangible Assets include purchased patents, product licenses, and other agreements allowing the Company non-exclusive rights to manufacture, produce, and sell various products. Such costs are amortized on a straight-line basis over their estimated useful lives of 5 to 40 years. Other intangible assets such as covenants not to compete are not significant and are being amortized using the straight-lined method over five years.

Deferred Loan Costs

     Deferred loan costs totaling $61,743 resulted from issuance costs related to the Company's revolving credit facility, and are being amortized as interest expense over thirty-six months (see Note 5).

Revenue Recognition

         The Company recognizes revenue from product sales at the time of shipment. The Company has established programs, which under specified conditions enable its customers to return product. The effect of these programs is estimated and current period sales and cost of sales are reduced accordingly.

                    DYNATEC INTERNATIONAL, INC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

         The Company uses the intrinsic value method prescribed by Accounting Principles Board (APB) Opinion No. 25 when accounting for its employee stock compensation plans. As such, compensation expense is recorded on the date of grant only if the current market price of the stock exceeds the exercise price.

Concentrations of Credit Risk

         Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company provides credit to its customers in the normal course of business, and accordingly performs ongoing credit evaluations and maintains allowances for potential credit losses. Concentrations of credit risk with respect to trade receivables are limited due to the Company's large number of customers and their dispersion across many geographic areas.

         For the year ended December 31, 1998, one customer accounted for 19.6% and no other customer accounted for more than 10% of the Company's total revenues.


Income Taxes

         The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be settled or recovered. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

Basic and Diluted Net Loss Per Common Share

         Basic net loss per common share is calculated based upon the weighted average number of common shares outstanding during the periods presented. In calculating net loss per share for the years ended December 31, 1998, and 1997, warrants and options to purchase 606,145, and 555,062 potential common shares, respectively, are not included in the computation of diluted net loss per common share as their effect would have been anti-dilutive, thereby decreasing the net loss per common share.

         A reconciliation between the basic and diluted weighted-average number of shares outstanding as of December 31, 1998 and 1997 is summarized as follows:

                                                                             December 31,
                                                                   ----------------------------------
                                                                          1998              1997
                                                                     ---------------    -------------
Basic weighted average number of common shares...................         2,792,738        2,284,419
Weighted average number of common stock options..................                 -                -
                                                                     ===============    =============
       Diluted weighted average number of shares..................        2,792,738        2,284,419
                                                                     ===============    =============

                      DYNATEC INTERNATIONAL, INC
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Standards

         During the year ended December 31, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income". SFAS No. 130 requires an "all-inclusive" income statement approach which specifies that all revenues, expenses, gains and losses recognized during the period be reported in income, regardless of whether they are considered to be results of operations of the period. The adoption of SFAS No. 130 had no material impact on the Company's financial statement presentation, as the Company had no items of comprehensive income as defined by SFAS No. 130.

Advertising

         Advertising costs are expensed as incurred. The Company does not participate in direct response advertising. Advertising expense amounted to $531,949 and $404,426 in 1998 and 1997, respectively.

Reclassifications

         Certain   reclassifications  have  been  made  in  the  prior  period's consolidated financial statements to conform with the current year presentation.


(3)      INVENTORIES

          Inventories, consisting principally of telecommunication headsets and amplifiers and telephone accessories, home storage and organization, flashlights, and other miscellaneous products sold to mass market merchandisers as of December 31, 1998 and December 31, 1997, respectively, are summarized as follows:


                                                                  December 31,         December 31,
                                                                      1998                 1997
                                                                -----------------    -----------------
                   Raw materials............................           $902,703            $ 671,883
                   Work-in-Process..........................            309,815              159,600
                   Finished Goods...........................          3,644,723            1,690,666
                                                                =================    =================
                                                                     $4,857,241           $2,522,149
                                                                =================    =================


(4)      INTANGIBLE ASSETS

Intangible assets are comprised of the following as of December 31, 1998 and 1997 and are amortized on a straight-line basis over their estimated useful lives.

                       DYNATEC INTERNATIONAL, INC
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4)      INTANGIBLE ASSETS (Continued)

                                                                            Est. Useful
                                           1998              1997           Life (years)
                                           ----              ----           ------------
        License agreement                $203,509          $203,509              40
        Product rights                    301,263           301,263              5-10
        Non-compete agreements             87,500           87,500               5
                                         --------          --------
                                          592,272           592,272

        Less accumulated amortization     387,170           324,447
                                         $205,102          $267,825

(5)      SHORT-TERM NOTE PAYABLE

              The short-term note payable consists of a revolving line-of-credit obtained on May 27, 1998 from a regional financial institution that provides up to $5,000,000 bearing interest at a rate of prime plus one percent with interest payable monthly. The note is secured by accounts receivable and inventory and is due May 26, 2001. As of December 31, 1998 and 1997, direct outstanding borrowings totaled $1,389,223 and $1,331,169, respectively. Direct outstanding borrowings as of December 31, 1997 were under a revolving credit line terminated in 1998 and replaced by the Company's current credit line. The amount of unused borrowings under the Company's credit facility is limited to the then-current levels of inventory and receivables. Under the terms of the loan agreement, the Company is required to maintain financial covenants and ratios, including book net worth, net income and debt service coverage. At December 31, 1998 the Company was in default of certain of these covenants, however, the Company has obtained a waiver. The Company and the lending institution have negotiated an amendment to the agreement which amended the terms of certain of the financial covenants and ratios for 1999. As a result of the net loss incurred in 1998, the pricing of the credit facility was increased to a rate of prime plus three percent, with interest payable monthly.

         Maximum and average borrowings as well as weighted average interest rate for the years ended December 31, 1998 and 1997 are as follows:

                                                                1998               1997
                                                                ----               ----
         Maximum Outstanding                                $2,416,638           $1,471,802
         Average Outstanding                                $1,780,576           $1,127,635
         Weighted Average Interest Rate                          8.25%                9.91%


(6)      LONG -TERM DEBT

         Long-term debt consists of the following at December 31, 1998 and 1997:

                                                                                     1998                    1997
                                                                                     ----                    ----
         Revolving  line-of-credit up to $1,000,000 payable to a bank;  interest at prime plus 1% and terminated May 1, 1998;
         secured by equipment                                                    $        -             $    564,816

         Term Note  payable  to a bank,  interest  at prime plus 1%, due May 26,
         2001, secured by equipment                                                 266,175                        -


                                      F-12


                                            DYNATEC INTERNATIONAL, INC
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6)      LONG -TERM DEBT (Continued)

         Note payable to a company; due in annual
         installments of $79,560 plus interest at 7%;
         due December 31, 1999, unsecured                                                -                   195,991

         Note payable to a company; due in monthly
         installments of  $6,807 plus interest at 6%;
         due October 31, 2000, unsecured                                            149,755                        -

         Note payable to a financial institution; due in monthly installments of
         $455 with interest at 8.75%, due November 29, 2001,
         secured by a vehicle                                                        13,976                   17,992


         Note payable to a company;  due in monthly  installments of $1,160 plus accrued interest at 7.9%, due November 30, 2002,
         secured by equipment                                                             -                   70,800


         Note  payable to a bank;  due in monthly  installments  of $10,234 with interest at 8.75%, due November 1, 2010, secured by
         land and building                                                          882,782                1,182,158

         Note  payable  to the Small  Business  Administration;  due in  monthly installments  of $8,541 with  interest at 7.32%;  due August 14,  2016, secured by land and building as well as
         assets of a former officer of the Company                                  940,685                  966,075
                                                                                 ----------             ------------

         Total Long-term debt                                                     2,253,373                2,997,832

         Less current portion                                                       246,855                1,003,477
                                                                                 ----------              -----------
         Total Long-term debt excluding current portion                          $2,006,518               $1,994,355
                                                                                 ==========             ============

Aggregate maturities for each of the five years subsequent to December 31, 1998, are as follows:

                                        1999     $   246,855
                                        2000         222,440
                                        2001         164,107
                                        2002         107,636
                                        2003          96,989
                                        Later      1,415,346
                                                 -----------
                      Total Long-term debt       $ 2,253,373
                                                 ===========

                        DYNATEC INTERNATIONAL, INC
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7)       LEASES

     The following represents assets under capital lease at December 31, 1998 and 1997:

                                                                1998              1997
                                                                ----              ----
         Equipment                                            $82,357           $82,357
         Less accumulated depreciation                         33,704            19,409
                                                               ------            ------
         Net property under capital lease                     $48,653           $62,948
                                                               ======            ======

         Amortization of assets held under capital lease is included with depreciation expense. Rental expense for operating leases during the years ended December 31, 1998 and 1997 was $21,407 and $28,007, respectively.

         At December 31, 1998 the Company is obligated under the terms of non-cancelable leases for the following minimum lease commitments:

                                                                Capital          Operating
                                                                Leases            Leases
                                                                -------          ----------
         Year ended December 31:     1999                      $17,882           $20,659
                                     2000                       12,958            18,136
                                     2001                       15,695             6,960
                                                                ------            ------
         Total minimum lease payments                          $46,535           $45,755
                                                                                  ======
         Less current portion                                   17,881
                                                                ------
         Capital Lease obligations excluding
              current portion                                  $28,654
                                                                ======

(8)  CONVERTIBLE DEBENTURES/EQUITY LINE-OF-CREDIT

         On May 22, 1998, the Company closed a transaction that has provided to date net capital proceeds of $1,335,000. These funds were raised pursuant to the sale by the Company of Convertible Debentures (the "Convertible Debentures") in the aggregate principal amount of $1,500,000 due May 22, 2001. The Convertible Debentures are convertible into shares of the Company's common stock at the lesser of: (i) 75% of the average of the three lowest closing bid prices of the Company's common stock during the 22-trading-day period immediately preceding the conversion date or (ii) $6.50. Assuming a hypothetical conversion of the entire principal amount of the Convertible Debentures outstanding as of March 26, 1999, and all interest accrued thereon at the rate of 12% per annum as of March 26, 1999, the Convertible Debentures would be convertible into 978,961 shares of the Company's common stock. The Convertible Debentures are callable by the holders thereof. The transaction was accomplished pursuant to a Convertible Debenture and Private Equity Line of Credit Agreement (the "Credit Agreement") between the Company and a group of five unaffiliated investors. In addition to the sale of the Convertible Debentures, the Company also obtained the right to use a "put" mechanism to periodically draw down up to $10,000,000 of additional equity capital. Under the terms of the Credit Agreement, a minimum of $1,000,000 must be drawn, and all amounts must be drawn in increments of not less than $50,000. In return for the payment of additional capital upon such put exercises, the Company is required to issue shares of its common stock at a per share purchase price equal to 80% of the average of the three lowest closing bid prices of the common stock during a six day valuation period commencing three days before the put date and ending two days after the put date. The put mechanism cannot be utilized, and the Company has no obligation to exercise any portion of the put mechanism, until after the effective date of the registration statement for the underlying stock of the Credit Agreement. Additionally, upon registration of the underlying shares

                            DYNATEC INTERNATIONAL, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(8)  CONVERTIBLE DEBENTURES/EQUITY LINE-OF-CREDIT (Continued)

which may be issued upon conversion of the Convertible Debentures, the Company is obligated to issue an additional $500,000 of Convertible Debentures.

         In connection with the Credit Agreement, the investors and placement agent were issued warrants. These warrants have been issued as Series A and Series B as follows:

                                                                      Placement           Exercise
                                                 Investors              Agent              Price
                                              -----------------    ----------------    ---------------
   Series A Warrants.......................       150,000              150,000             $6.50
   Series B Warrants.......................       150,000              300,000             $7.15


         The Company must issue 50,000 additional Series A warrants to both the placement agent and the investors, collectively, upon the issuance of the additional $500,000 of Convertible Debentures. One-sixth of the market value of the Series A and B warrants was allocated to the Convertible Debenture and five-sixths was allocated to the equity line-of-credit established under the Credit Agreement. This allocation was based on the relative notional amounts of the two elements of the Credit Agreement. The value of the warrants issued to the investors has been written off as a one-time, non-cash debt issuance cost, as the warrants are immediately exercisable. The value of the warrants issued to the placement agent and allocated to the Convertible Debentures is being amortized over the 36 month life of the Convertible Debentures. In addition, because the Convertible Debentures are convertible at a 25% discount from the market value, an additional $500,000 representing the intrinsic value of the beneficial conversion premium was written off as a non-cash expense for the second quarter of 1998.

         These non-cash charges for the market value of the warrants are included with interest expense in the consolidated statements of operations for the year ended December 31, 1998. The market value of the warrants issued to the investors in connection with the additional $500,000 of Convertible Debentures will be charged to operations at the time of issuance.

         The Company is also directly issuing, as part of the transaction involving the Credit Agreement, consideration of up to 80,000 shares of its common stock as a fee to the placement agent. Of these shares, 20,000 were issued at the time of the closing. The remaining 60,000 shares are retained in escrow and are to be released in 6,000 share increments as each $1,000,000 is drawn down under the equity line-of-credit established under the Credit Agreement. If all of the equity line-of-credit is not utilized, the remaining shares held in escrow will be returned to the Company and cancelled.

         Because the registration statement for the shares of common stock underlying the Credit Agreement was not effective with the Securities and Exchange Commission within 90 days of the closing date, liquidated damages were assessed against the Company at the rate of two percent of the purchase price of the outstanding Convertible Debentures for the first 30-day period beyond the original 90 days and three percent of the purchase price of the then outstanding securities (pro rated on a daily basis) for each 30-day period thereafter. As of March 15, 1999, the registration statement had not yet become effective. As a result the Company has paid $165,000, and accrued $45,000, in liquidated damages.

                        DYNATEC INTERNATIONAL, INC
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (9)   INCOME TAXES

         Income tax expense (benefit) attributable to income from continuing operations consists of:

                                                       Current         Deferred           Total
                                                      ---------      -----------       ----------
              Year ended December 31, 1998
              Federal                                  $    19,386   $    (4,386)      $   15,000
              State                                            650         (650)                -
                                                       -----------   -----------       ----------
                                                       $    20,036   $    (5,036)      $   15,000
                                                       ===========   ===========       ==========

              Year ended December 31, 1997
              Federal                                  $        -    $    53,694       $   53,694
                                                       -----------   -----------       ----------
              State                                              -         7,900            7,900
                                                                     -----------       ----------
                                                       $         -   $    61,594       $   61,594
                                                       ===========   ===========       ==========


         Income tax expense (benefit) from continuing operations differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent to pretax loss from continuing operations as a result of the following:

                                                                          1998           1997
                                                                          ----           ----
              Computed "expected" tax benefit                        $  (983,952)      $ (118,177)
              Change in the valuation allowance for deferred tax
                 assets allocated to income tax expense                  269,952          177,961
              Non-deductible financing costs                             682,733                -
              Other                                                       46,267            1,810
                                                                     -----------       ----------
              Total                                                  $    15,000       $   61,594
                                                                     ===========       ==========


         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1998 and 1997, are presented below.

                                                             1998           1997
                                                             ----           ----
Deferred tax assets:
Inventory capitalization                                $    60,041       $  165,343
Allowance for bad debts                                      11,261           11,072
Compensated absences accrued for  financial
   reporting purposes                                        25,784           14,377
Net operating loss carry-forward                            649,945          290,216
Intangibles, principally due to differences in
   Amortization                                              17,701            5,273
Warranty reserve                                              8,837                -
Research and experimentation credit                          25,000                -
                                                        -----------       ----------
Total gross deferred tax assets                             798,569          486,281
Less valuation allowance                                    756,233          486,281
                                                        -----------       ----------
Total deferred tax assets                                    42,336              -0-

                       DYNATEC INTERNATIONAL, INC
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(9)   INCOME TAXES (Continued)

             Deferred tax liabilities:
             Plant and equipment, principally due to differences
             in depreciation                                              42,336           (5,036)
                                                                     -----------       ----------
             Total gross deferred tax liabilities                         42,336           (5,036)
                                                                     ===========       ==========
             Net deferred tax assets (liabilities)                   $         -       $   (5,036)
                                                                     ===========       ==========

         The valuation allowance for deferred tax assets as of January 1, 1997 was -0-. The net change in the total valuation allowance for the years ended December 31, 1998 and 1997 was $269,952 and $177,961, respectively.
         The Company has $1,742,481 of net operating loss carryforwards at December 31, 1998. Of the total net operating loss carryforwards, $525,792, $490,219 and $726,470 expire in the years ended December 31, 2011, 2012 and 2018, respectively.

(10)     STOCKHOLDERS' EQUITY

         On March 11, 1997, the Company's Board of Directors approved Regulation S offerings of its common stock to raise three to five million dollars in working capital. The stock was offered to non U.S. persons at a price of approximately 50% of the then-prevailing market value, which was $3.88 on March 11, 1997. As a result, 881,836 shares of restricted common stock was issued.

         During June 1997, the Company received 18,000 shares of stock in exchange for debts owed to the Company. These shares were recorded as treasury stock at the fair market value of $10.00 per share. In addition, 4,000 shares were exercised under the 1996 incentive stock option plan.

         In July 1997, the Company received 73,515 shares of its common stock in exchange for assets sold by the Company. The shares received in exchange for these assets were recorded as treasury stock at their fair market value of $10.00 per share. The value of the stock received from the sale of these assets approximated the current book value of the assets sold.

         As of December 31, 1998, $1,000,000, which is included in deposit for stock issuance in the accompanying balance sheet, was received as a deposit. On February 4, 1999, the Company entered into a deposit payable conversion agreement, whereby a $1,000,000 deposit received by the Company in early 1998 and is recorded as a liability in the accompanying balance sheet, was cancelled and the Company issued 500,000 shares of restricted common stock under Regulation D to the depositor.

         The Company is a party to pending litigation with a Canadian brokerage firm captioned as Canaccord Capital Corporation ("Canaccord") vs. Dynatec International, Inc., Civil No. 2:98-cv-420C, and filed in the United States District Court for the District of Utah. Canaccord initially sued seeking injunctive relief and money damages stemming from the Company's allegedly wrongful cancellation of 125,000 shares of the Company's common stock in January 1998. Canaccord claimed that it suffered damage from a market shortage and deficiency to various accounts which had previously been sold by Canaccord as a result of the allegedly wrongful cancellation of shares. On July 17, 1998 the District Court entered a preliminary injunction requiring the Company to reissue 125,000 shares in the name of CEDE & Company, as the market clearing house, to replace the alleged market shortage. The court preserved Canaccord's remaining claims for money damages and the return of an additional block of shares alleged to have been wrongfully

                          DYNATEC INTERNATIONAL, INC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(10)  STOCKHOLDERS' EQUITY (Continued)

cancelled, which are still pending. The Company has named various third party defendants to whom it believes the shares may have been improperly issued and is seeking either recovery of the shares or the recovery of damages. At present, the Company is engaged in negotiations with representatives of various of the third parties and Canaccord, and believes that a resolution of the outstanding claims, in whole or in part, will be reached.

         Related to the Canaccord litigation, a claim for an additional 125,000 shares of the stock of the Company had been made by Katori Consultants, Ltd., a Philippines corporation. The answer and third party complaint of Dynatec named Katori Consultants, Ltd. as a third party defendant so that such additional claim could be addressed as part of the Canaccord legal action. On October 21, 1998, Katori Consultants, Ltd. gave written notice to Dynatec that it relinquished any claim to additional shares of common stock of the Company.

         In March 1998, the Company received $580,000 as a nonrefundable payment under an agreement with a third party pursuant to which the third party acquired nonexclusive rights to market certain of the Company's products internationally. The cash paid to the Company was obtained from the sale of the Company's common stock by such third party. The Company is therefore of the opinion that the proceeds of such transaction were not attributable to the culmination of an earnings process. Consequently, such proceeds have been accounted for as an addition to capital in the accompanying consolidated financial statements.

(11)     BUSINESS SEGMENT INFORMATION

         During the year ended December 31, 1998 the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services, and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.

         Information as to the operations of the Company in different business segments is set forth below based on the nature of the products and services offered. Management evaluates performance based on several factors, of which the primary financial measure is business segment operating income before noncash amortization of intangible assets ("EBITDA"). The accounting policies of the business segments are the same as those described in the summary of significant accounting policies.

                                                              YEARS ENDED DECEMBER 31,
                                                      -----------------------------------------
REVENUES:                                                      1998                 1997
-----------------------------------------------------     ---------------     ------------------
Telecommunication Headsets and
   Amplifiers and Telephone Accessories..........         $ 7,640,000         $  6,146,000
Home Storage and Organization....................           4,444,000            3,387,000
Flashlights......................................             989,000              893,000
Miscellaneous/Mass Market........................           3,506,000            4,140,000
                                                          -----------         ------------

       Total.....................................         $16,579,000         $ 14,566,000
                                                          ===========         ============

                         DYNATEC INTERNATIONAL, INC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(11)     BUSINESS SEGMENT INFORMATION (Continued)

                                                              YEARS ENDED DECEMBER 31,
                                                      -----------------------------------------
OPERATING INCOME (LOSS):                                       1998                  1997
-----------------------------------------------------     ----------------      ----------------
Telecommunication Headsets and Amplifiers and
   Telephone Accessories.........................         $   904,000         $    718,000
Home Storage and Organization....................            (496,000)            (317,000)
Flashlights......................................            (696,000)            (852,000)
Miscellaneous/Mass Market........................            (152,000)             226,000
                                                          -----------         ------------
       Total.....................................         $  (440,000)        $   (225,000)
                                                          ===========         ============


                                                              YEARS ENDED DECEMBER 31,
                                                      -----------------------------------------
DEPRECIATION AND AMORTIZATION (1):                             1998                 1997
-----------------------------------------------------     ----------------    ------------------
Telecommunication Headsets and Amplifiers and
   Telephone Accessories.........................         $   206,000         $    189,000
Home Storage and Organization....................             183,000              167,000
Flashlights......................................              93,000               87,000
Miscellaneous/Mass Market........................              23,000               18,000
                                                          -----------         ------------
       Total.....................................         $   505,000         $    461,000
                                                          ===========         ============

(1) Amortization includes all amortization relating to product license rights, non-competes and purchased patents.

Information as to the assets and capital expenditures of Dynatec International, Inc. is as follows:

                                                              YEARS ENDED DECEMBER 31,
                                                      -----------------------------------------
ASSETS (1):                                                    1998                 1997
----------------------------------------------------      ----------------    ------------------
Telecommunication Headsets and Amplifiers and
   Telephone Accessories.........................         $ 4,795,000         $  3,938,000
Home Storage and Organization....................           3,200,000            2,628,000
Flashlights......................................           1,728,000            1,213,000
Miscellaneous/Mass Market........................           1,366,000              502,000
                                                          -----------         ------------
       Total assets for reportable segments......          11,089,000            8,281,000

Other assets.....................................             319,000            1,020,000
Deferred loan costs and other assets not allocated
to segments......................................             131,000              108,000
                                                          ===========         ============
       Consolidated total........................         $11,539,000         $  9,409,000
                                                          ===========         ============

                           DYNATEC INTERNATIONAL, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(11)     BUSINESS SEGMENT INFORMATION (Continued)

                                                             YEARS ENDED DECEMBER 31,
                                                      ----------------------------------------
CAPITAL EXPENDITURES:                                          1998                 1997
----------------------------------------------------      ----------------    -----------------
Telecommunication Headsets and Amplifiers and
   Telephone Accessories.........................         $   157,000         $    397,000
Home Storage and Organization....................             162,000              135,000
Flashlights......................................              69,000               46,000
Miscellaneous/Mass Market........................               6,000                9,000
                                                          -----------         ------------
       Total.....................................         $   394,000         $    587,000
                                                          ===========         ============

Information  as  to  Dynatec  International,   Inc.'s  operations  in  different
geographical areas is as follows:

                                                             YEARS ENDED DECEMBER 31,
                                                      ----------------------------------------
REVENUES:                                                      1998                 1997
----------------------------------------------------      ----------------    -----------------
United States....................................         $16,402,000         $ 14,344,000
Other (1)........................................             177,000              222,000
                                                          -----------         ------------
       Total.....................................         $16,579,000         $ 14,566,000
                                                          ===========         ============

(1) Includes Canada, Europe and other miscellaneous.

                                                             YEARS ENDED DECEMBER 31,
                                                      ----------------------------------------
OPERATING LOSS:                                                1998                 1997
----------------------------------------------------      ----------------    -----------------

United States....................................         $  (440,000)        $   (225,000)
                                                          ===========         ============


                                                             YEARS ENDED DECEMBER 31,
                                                      ----------------------------------------
ASSETS:                                                        1998                 1997
----------------------------------------------------      ----------------    -----------------
United States....................................         $11,089,000         $  8,996,000
Asia.............................................             450,000              413,000
                                                          ----------          ------------
       Total.....................................         $11,539,000         $  9,409,000
                                                          ===========         ============



                                                             YEARS ENDED DECEMBER 31,
                                                      ----------------------------------------
EBITDA:                                                        1998                 1997
----------------------------------------------------      ----------------    -----------------
Telecommunication Headsets and Amplifiers and
   Telephone Accessories.........................         $ 1,137,000         $    913,000
Home Storage and Organization....................            (361,000)            (210,000)
Flashlights......................................            (666,000)            (824,000)
Miscellaneous/Mass Market........................             (45,000)             357,000
                                                          -----------         ------------

       Total.....................................         $    65,000         $    236,000
                                                          ================    ============

                          DYNATEC INTERNATIONAL, INC
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12)     RELATED PARTY TRANSACTIONS

       The Company's subsidiary Softalk, Inc., holds licensing rights for the patent and trademark rights associated with the Company's Softalk product line pursuant to a royalty agreement with WAC Research Inc., a Utah corporation ("WAC"). Donald M. Wood, a shareholder who, until January 14, 1999, was the Company's Chairman and Chief Executive Officer, owns a one-half equity interest in WAC. WAC obtained the patent and trademark rights for the Softalk products in August 1986, when WAC purchased them from the inventor of Softalk and related products in a private transaction. The purchase price for such patent and trademark rights was $1 to 2 million, which was paid to Practical Innovations, Inc. in a combination of Dynatec common stock and cash. Under the terms of the agreement, Dynatec was obligated to pay a 10% royalty on all Softalk sales. At that time, WAC and the Board of Directors of the Company determined that the 10% royalty was onerous and non-sustainable. Therefore, WAC agreed to lower the royalty to 5%. In addition, under the royalty arrangement between WAC and Dynatec, the payment of royalties for the fourth quarter of each year is contingent upon the Company obtaining a specified level of earnings for each calendar year. During the years ended December 31, 1998 and 1997, the Company paid WAC $172,669 and $120,312, respectively, in royalties.

         During 1995, the Company sold all rights and interest in various discontinued products to WAC for $193,000 in the form of a demand note bearing 8% interest. As part of the transaction, inventory and molds were also sold at cost to WAC. In June 1997, the Company received 18,000 shares of its common stock from WAC as payment in full of all outstanding balances. Such shares were valued at the market price of $10.00 per share, which represented the current market value of the stock. The treasury stock was used to pay off $154,000 on the note and accrued interest and $26,000 of other WAC related receivables.

         In September 1998 WAC advanced $98,403 to the Company as reimbursement to the Company of Mr. Wood's salary for the first six months of 1998. The Company subsequently determined that this amount was a payable to WAC, and at December 31, 1998 the Company had recognized the $98,403 in accounts payable - related party, in the accompanying consolidated balance sheet. In February 1999, the Company repaid this amount to WAC.

         Donald M. Wood, who served as the Company's Chief Executive Officer during the entirety of 1998 and until January 14, 1999, owned a residential rental property in Park City, Utah during all of 1997 and until August 1998. The Company leased this property from him to use for Dynatec-related travel, promotional work, lodging, and entertainment for customers, suppliers, and employees. The monthly rental payment for this property was $7,000. The Company paid $56,000 and $84,000 for each of the years ending December 31, 1998 and 1997, respectively. This cost also covered operating and maintenance costs, and general care of the property. In August 1998, this property was sold by Mr. Wood. As a result, the Company is no longer obligated to pay rental fees.

         In July 1998, the Company's Board of Directors commenced an internal investigation into the facts and circumstances of a number of transactions between the Company and certain of its officers and directors as well as several general corporate and management concerns brought to the attention of the Company's independent directors. The Company engaged an unrelated third party to conduct the investigation, which the Company eventually terminated in January 1999. Thereafter, the Company's former Chairman and CEO resigned and retired from the Company. The Company does not anticipate taking further action, legal or otherwise, with respect to the matters and individuals investigated, although the Company, through its new management, has identified several areas in which new corporate governance policies have been adopted or old policies changed. In connection with the ongoing investigation, several of the Company's directors engaged independent legal counsel. An aggregate of $230,000 of such legal fees were reimbursed by the Company pursuant to action by the Company's Board of Directors at the commencement of the investigation.

                         DYNATEC INTERNATIONAL, INC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12)     RELATED PARTY TRANSACTIONS (Continued)

         During 1997 the Board of Directors authorized grants of various options under both non-qualified and incentive stock options plans. These options are described in detail in Note 14. The non-qualified plans included 537,500 options granted to Muito Bem Ltd., an entity controlled by a shareholder and former CEO of the Company, at an exercise price of $2.50 per share. The shareholder and former executive officer of the Company who owns Muito Bem agreed in 1999 to cancel all stock options issued to Muito Bem. Additionally, in 1997, 200,000 options were granted to WAC, at an exercise price of $2.50 per share in consideration for certain royalty reductions and abatements.

         In May 1989, the Company engaged Alpha Tech Stock Transfer Company ("Alpha Tech") as the Company's stock transfer agent. Alpha Tech served in that capacity until January 13, 1999, when the Company notified Alpha Tech of the Company's termination of Alpha Tech's agency and instructed Alpha Tech to transfer the Company's records to American Stock Transfer Company, New York, New York. James W. Farrell, the principal of Alpha Tech, is the brother-in-law of Donald M. Wood, the Company's Chairman and Chief Executive Officer until his resignation from the Company effective January 14, 1999. During the years ended December 31, 1998 and 1997, the Company paid Alpha Tech a total of $1,530 and $16,679, respectively, in fees for services rendered. The Company believes that the fees paid to Alpha Tech during these periods were roughly comparable to the fees it would have paid to a similar local transfer agent for similar services.


(13)     FAIR VALUE OF FINANCIAL INSTRUMENTS

         The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. Financial instruments are included in the consolidated balance sheets at carrying cost. The carrying amounts approximate fair value for cash, trade accounts receivable, related party and other receivables, prepaid expenses, other assets, trade accounts payable, and accrued expenses because of the short maturity of these instruments. Because the blended interest rate of long-term debt approximates the current interest rates available, the carrying value of long-term debt instruments also approximates fair market value.

(14)     STOCK OPTIONS

         The Company has established two stock option programs under which it has granted both non-qualified and incentive stock options to employees, board members, and certain related entities. Under the non-qualified stock option program (the "Non-Qualified Plan"), the Company has granted to date options to acquire 1,640,000 shares of common stock of the Company. The 1996 Incentive
Option Plan ("1996 Plan") provides for grants of qualified stock options to acquire a maximum of 300,000 shares of common stock, of which 200,000 options have been granted to date. The exercise price of options granted to employees under either option program equals the market price on the date of grant, and as a result no compensation expense has been recognized in the accompanying financial statements. In January 1999, the Company's former Chairman and CEO, and holder of 900,000 of the options granted in December 1996 (500,000 shares) and January 1997 (400,000 shares) under the Non-Qualified Plan, agreed to cancel those options. In addition to the non-qualified options granted to employees to date, the Company granted non-qualified options to purchase 537,500 shares of common stock to Muito Bem Ltd., an entity controlled by a shareholder and former CEO of the Company, at a strike price of $2.50 per share in December 1996. The shareholder and former executive officer of the Company who owns Muito Bem, Ltd. agreed in January 1999 to cancel all stock options issued to Muito Bem, Ltd..

                           DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(14)     STOCK OPTIONS (Continued)

Additionally, in December 1996, the Company granted a total of 200,000 non-qualified stock options to WAC Research, Inc., an entity owned, in part, by a shareholder and the former CEO of the Company, which options were granted in exchange for the reduction of royalties payable by the Company to WAC on sales of the Softalk products and for reimbursement to the Company of certain travel expenses incurred by the Company's former CEO. These options have been included in the options outstanding at year-end in the tables set forth below.

         The Company's non-qualified options issued to employees may be exercised upon the holder-employee's continued employment with the Company for six years and the Company's achievement of profitable operations for three out of those six years. Such options expire ten years from the date of the grant. Options granted under the 1996 Plan become exercisable as of the date of grant and expire five years from the date of grant, or three months following termination, or 24 months following death of the employee.

         Summary of stock options is as follows for the years ended December 31:

                                                       1998                              1997
                                           ------------------------------     ----------------------------
FIXED OPTIONS:                                  Shares       Exercise            Shares       Exercise
                                               (000's)         Price            (000's)        Price
Outstanding at beginning of year.........        934           $2.50              833          $2.50
Granted..................................         --            --                105          $2.50
Exercised................................        (17)          $2.50              (4)          $2.50
Canceled.................................        (8)           $2.50               --            --
                                             -------------                    -------------
Outstanding at end of year...............        909           $2.50              934          $2.50
                                             =============                    =============
Options exercisable at year-end..........        171           $2.50              196          $2.50
                                             =============                    =============
Weighted average fair value of
   Options granted during the year.......         --                             $1.42

Weighted average remaining
   contractual life for exercisable
   options at year-end...................     2.5 years                        3.5 years


                                                       1998                              1997
                                           ------------------------------     ----------------------------
VARIABLE OPTIONS:                               Shares       Exercise            Shares       Exercise
                                               (000's)         Price            (000's)        Price
Outstanding at beginning of year.........       1,640          $2.00              840          $2.00
Granted..................................         --            --                800          $2.00
                                             =============                    =============
Outstanding at end of year...............       1,640          $2.00             1,640         $2.00
                                             =============                    =============
Weighted average fair value of
   Options granted during the year.......         --                             $2.22

                         DYNATEC INTERNATIONAL, INC
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(14)     STOCK OPTIONS (Continued)

         The Company applies the intrinsic value method under APB No. 25 in accounting for stock-based employee compensation arrangements. Had compensation cost for the Company's stock option plans been determined pursuant to the fair value method under SFAS No. 123, the Company's net loss and net loss per share would have increased accordingly. The fair value of options granted under the Company's stock option plans has been estimated using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of 0%, risk free interest rate of 5.5%, expected volatility of 60.3% and expected lives of 16 years for options granted under the Non-Qualified Plan and 10 years for options granted under the 1996 Plan.

                                                        1998              1997
                                                  ---------------- -------------
Net loss                   As reported            $(2,245,427)     $   (409,172)
                           Pro Forma              $(2,245,427)     $ (2,333,753)
Basic and diluted
   loss per share          As reported            $     (0.80)     $      (0.18)
                           Pro Forma              $     (0.80)     $      (1.02)


(15)     EMPLOYEE BENEFITS

         The Company also has a defined contribution plan which is a qualified retirement plan under section 401(k) of the Internal Revenue Code. Under the terms of the Plan, employees may make contributions to the Plan and are eligible to participate in the Plan immediately. The Company does not currently make any matching contributions to the Plan.


(16)     SUBSEQUENT EVENTS

         On March 19, 1999, Alpha Tech Stock Transfer Company ("Alpha Tech") filed a lawsuit against the Company in Utah state court in Salt Lake City, Utah. Alpha Tech was the Company's stock transfer agent for a period of approximately ten years until the Company terminated its relationship with Alpha Tech in January 1999. Alpha Tech is in the process of transferring the Company's stock transfer records to American Stock Transfer, New York, New York. The complaint alleges that the Company breached its service contract with Alpha Tech by failing to pay $132,165 to Alpha Tech for transfer agent services rendered and reimbursement for legal expenses incurred by Alpha Tech. Alpha Tech has not yet served the complaint; the Company learned about the filing of the complaint through an unrelated third party. The Company has demanded that Alpha Tech voluntarily dismiss the complaint. In any event the Company disputes the claims of Alpha Tech's complaint. If the complaint is not voluntarily dismissed and process is served, the Company intends to vigorously defend the suit.

         Effective January 14, 1999, Donald M. Wood, who had served as the Company's Chairman and Chief Executive Officer since 1982, resigned and retired from the Company. In the several months leading up to his resignation, Mr. Wood was hindered in his efforts on the Company's behalf by poor health. Moreover, certain transactions between Mr. Wood and the Company or between entities owned by or affiliated with Mr. Wood and the Company, and certain activities conducted by the Company's executives during Mr. Wood's tenure were the subject of an internal investigation conducted by the Company's Board of Directors with the assistance of an independent third party. In light of Mr. Wood's resignation, the Company terminated its internal investigation. The Company does not anticipate taking further action, legal or otherwise, with respect to the matters investigated, although the Company, through its new management, has identified several areas in which new corporate governance policies have been adopted or old policies changed.

                          DYNATEC INTERNATIONAL, INC
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(16)     SUBSEQUENT EVENTS (Continued)

         The Company will continue to pay Mr. Wood his salary through July 1999. Mr. Wood has agreed to the cancellation of 900,000 non-qualified stock options that were issued to him in 1996 and 1997. He also has agreed to the cancellation of 537,500 stock options granted in 1996 to an entity owned by him.

         On January 14, 1999, Paul A. Boyer, the Company's Senior Vice President and Chief Financial Officer was appointed to the Company's Board of Directors, which as of that time was comprised of Frederick W. Volcansek, Sr., Reed Newbold and Mr. Boyer. On February 6, 1999, the Board of Directors employed Mr. Volcansek as the Company's Chief Executive Officer and appointed him Chairman of the Company's Board of Directors. On March 5, 1999, the Honorable Wayne L. Berman, a principal of Park Strategies, L.L.C. located in Washington D.C., was appointed as an outside director of the Company. On March 17, 1999, F. Randy Jack, the Company's President and Chief Operating Officer resigned.

         On February 4, 1999, the Company entered into a deposit payable conversion agreement, whereby a $1,000,000 deposit received by the Company in early 1998 and is recorded as a liability in the accompanying consolidated balance sheet, was cancelled and the Company issued 500,000 shares of restricted common stock under Regulation D to the depositor.

         On February 22, 1999, the Company received a demand letter from counsel for Mag Instrument, Inc., a manufacturer and distributor of flashlights and one of the Company's competitors ("Mag"). In the letter, Mag accuses the Company of infringing certain of Mag's patents and committing false advertising and unfair competition. Attached to the demand letter was a copy of a complaint filed in the U.S. District Court for the Central District of California on February 19, 1999. The complaint alleges that the Company has infringed three patents owned by Mag, and seeks (i) an order enjoining the Company from infringing Mag's patents, (ii) the delivery to the Court of all flashlights which infringe Mag's patents, (iii) that the Company identify all entities who have purchased, distributed or sold any infringing products, (iv) that the Company deliver to the Court all documents reflecting or relating to the purchase, sale or distribution of any flashlights which infringe Mag's patents, (v) money damages sustained by Mag by reason of the alleged patent infringement, including interest, costs, and attorney's fees. The demand letter specified that the complaint was filed as a "precaution," and that Mag will refrain from serving the complaint on the Company pending the receipt of certain assurances from the Company. The Company has engaged patent litigation counsel and commenced its preliminary assessment of the claims asserted in the complaint.


(17)     CONTINGENCIES

         On April 27, 1998, the Enforcement Division of the Securities and Exchange Commission notified the Company that the SEC was anticipating filing an administrative proceeding in the later part of calendar year 1998 against various individuals and entities who had engaged in transactions with a Canadian corporation. The SEC Enforcement Division further indicated that the Company may be named as a defendant in such administrative action. In July 1998, the Company submitted a Wells Submission to clarify why, in the Company's estimation, it should not be named in the administrative proceeding, if any. The Company suggested in the Wells Submission that it should not be named in any administrative proceeding because the Company never consummated either of the two transactions with the subject Canadian company that the Company was considering, and the Company received no consideration in connection with those aborted transactions. Moreover, the Company believes that its conduct in connection with those proposed but aborted transactions met applicable legal requirements. As of December 31, 1998, the Company had received no response from the Enforcement Division about whether the SEC plans to name the Company in any administrative action.

                       DYNATEC INTERNATIONAL, INC
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(17)     CONTINGENCIES (Continued)

         On February 12, 1998, Fuji Corporation filed a claim with the International Trade Commission seeking a cease and desist order against approximately 30 entities. Fuji sought to enlist the aid of the U.S. Customs Department in preventing the importation of single-use cameras which are manufactured by any of the defendant entities and which infringe the patents of Fuji. The Company does not manufacture single-use cameras, but previously has distributed single-use cameras which have been refurbished and reloaded in mainland China. The Company was therefore involved in the Fuji proceeding. The Company engaged intellectual property counsel and vigorously defended its position until December 1998, when the Company sold its remaining inventory of single-use cameras to another entity. In connection with that sale, any liability of the Company in connection with the Fuji proceeding, including the costs of further defending the action, were assumed by the purchaser of the Company's single-use camera inventory.

         The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these other matters will not have a material adverse effect on the Company's operations or financial condition.

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS



                                     ASSETS



                                                                                    September 30,          December 31,
                                                                                        1999                   1998
                                                                                    (Unaudited)
CURRENT ASSETS:
    Cash and cash equivalents                                                      $     141,680           $       2,268
    Trade accounts receivable, net of allowance for doubtful accounts of $30,846
       and $30,190, respectively                                                       2,228,560               2,229,157
    Accounts receivable - other                                                              970                     110
    Inventories (see Note 2)                                                           3,640,877               4,857,241
    Prepaid expenses and other                                                           501,651                 316,347
                                                                                   -------------           -------------
                Total current assets                                                   6,513,738               7,405,123
                                                                                   -------------           -------------

LAND, BUILDING AND EQUIPMENT, at cost:
    Land                                                                                 365,860                 365,860
    Building and improvements                                                          2,226,988               2,214,144
    Furniture, fixtures and equipment                                                  3,550,823               3,554,045
                                                                                   -------------           -------------
                                                                                       6,143,671               6,134,049

    Less accumulated depreciation and amortization                                     2,486,456               2,336,427
                                                                                   -------------           -------------

                Net land, building and  equipment                                      3,657,215               3,797,622
                                                                                   -------------           -------------
TRADEMARKS AND OTHER INTANGIBLES, net of accumulated amortization of $431,651
    and $382,170, respectively (see Note 3)                                              214,928                 205,102
                                                                                   -------------           -------------
DEFERRED LOAN COSTS, net of accumulated amortization of $34,065 and
    $14,903, respectively                                                                 42,581                  61,743
                                                                                   -------------           -------------

OTHER ASSETS                                                                              71,024                  69,337
                                                                                   -------------           -------------

                                                                                   $  10,499,486           $  11,538,927
                                                                                   =============           =============















              The    accompanying    notes    to    condensed
              consolidated   financial   statements   are  an
              integral part of these  condensed  consolidated
                                balance sheets.

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                    September 30,           December 31,
                                                                                        1999                   1998
                                                                                    (Unaudited)
CURRENT LIABILITIES:
    Short-term note payable                                                        $   2,503,277           $   1,389,223
    Convertible debentures                                                             1,699,846               1,667,079
    Current portion of long-term debt                                                    153,554                 246,855
    Current portion of capital lease obligations                                          32,829                  17,881
    Accounts payable                                                                   1,383,798               1,518,316
    Accounts payable - other                                                                   -                   9,000
    Accounts payable-related party                                                             -                  98,403
    Accrued expenses                                                                     454,699                 637,051
    Accrued advertising                                                                  152,478                 320,000
    Accrued royalties payable                                                             64,806                  70,246
                                                                                   -------------           -------------

              Total current liabilities                                                6,445,287               5,974,054

LONG-TERM DEBT, net of current portion                                                 1,850,311               2,006,518

DEPOSIT FOR STOCK ISSUANCE                                                                     -               1,000,000

CAPITAL LEASE OBLIGATIONS, net of current portion                                         63,330                  28,654
                                                                                   -------------           -------------

              Total liabilities                                                        8,358,928               9,009,226
                                                                                   -------------           -------------

STOCKHOLDERS' EQUITY (see Note 4):
    Common stock, $.01 par value; 100,000,000 shares authorized and 3,574,373
       and 2,891,627 shares outstanding, respectively                                     35,744                  28,916
    Treasury stock, at cost, 91,515 shares                                              (915,150)               (915,150)
    Additional paid-in capital                                                         8,253,543               7,041,690
    Accumulated deficit                                                               (5,233,579)             (3,625,755)
                                                                                   -------------           -------------

              Total stockholders' equity                                               2,140,558               2,529,701
                                                                                   -------------           -------------

                                                                                   $  10,499,486           $  11,538,927
                                                                                   =============           =============

















                The    accompanying    notes    to    condensed
                consolidated   financial   statements   are  an
                 integral part of these  condensed  consolidated
                                 balance sheets.

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                Three Months Ended       Three Months Ended
                                                                                September 30, 1999       September 30, 1998
                                                                                    (Unaudited)             (Unaudited)



   PRODUCT SALES                                                                   $   3,540,463           $   4,382,334
   COST OF SALES                                                                       2,081,965               2,788,193
                                                                                   -------------           -------------

          Gross Margin                                                                 1,458,498               1,594,141
                                                                                   -------------           -------------

   OPERATING COSTS AND EXPENSES:
       Selling expenses                                                                1,109,463                 903,386
       Research and development                                                           36,818                  12,045
       General and administrative                                                        834,353                 693,086
                                                                                   -------------           -------------

          Total operating costs and expenses                                           1,980,634               1,608,517
                                                                                   -------------           -------------

                     Loss  from operations                                              (522,136)                (14,376)
                                                                                   -------------           -------------

   OTHER EXPENSE:
       Interest expense (see Note 5)                                                    (155,474)               (243,989)
       Other income                                                                        1,525                       -
       Gain (loss) on sale of assets                                                       1,580                  (1,284)
                                                                                   -------------           -------------

          Total other expense, net                                                      (152,369)               (245,273)
                                                                                   -------------           -------------

             Loss before income tax provision                                           (674,505)               (259,649)

   INCOME TAX PROVISION                                                                        -                       -
                                                                                   -------------           -------------

             Net loss                                                              $    (674,505)          $    (259,649)
                                                                                   =============           =============

   BASIC NET LOSS PER SHARE                                                        $        (.20)          $        (.09)
                                                                                   =============           =============

   DILUTED NET LOSS PER SHARE (see Note 2)                                         $        (.20)          $        (.09)
                                                                                   =============           =============

   WEIGHTED AVERAGE SHARES - BASIC AND DILUTED                                         3,303,371               2,820,802
                                                                                   =============           =============


















              The    accompanying    notes    to    condensed
               consolidated   financial  statements  are  an
               integral part of these condensed consolidated
                                  statements.

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                                 Nine months Ended       Nine Months Ended
                                                                                September 30, 1999      September 30, 1998
                                                                                    (Unaudited)             (Unaudited)



   PRODUCT SALES                                                                   $  10,874,236           $  12,166,092
   COST OF SALES                                                                       6,459,535               7,424,393
                                                                                   -------------           -------------

          Gross Margin                                                                 4,414,701               4,741,699
                                                                                   -------------           -------------

   OPERATING COSTS AND EXPENSES:
       Selling expenses                                                                2,773,528               2,586,079
       Research and development                                                          100,642                  47,528
       General and administrative                                                      2,449,495               1,786,857
                                                                                   -------------           -------------

          Total operating costs and expenses                                           5,323,665               4,420,464
                                                                                   -------------           -------------

             Income (loss) from operations                                              (908,964)                321,235
                                                                                   -------------           -------------

   OTHER INCOME (EXPENSE), net:
       Interest expense (see Note 5)                                                    (701,321)             (1,138,377)
       Interest income                                                                         -                   3,340
       Other income                                                                        4,581                       -
       Gain (loss) on sale of assets                                                         881                 (22,615)
                                                                                   -------------           -------------

          Total other expense, net                                                      (695,859)             (1,157,652)
                                                                                   -------------           -------------

             Loss before income tax provision                                         (1,604,823)               (836,417)

   INCOME TAX PROVISION                                                                    3,000                            -
                                                                                   -------------           -------------

             Net loss                                                              $  (1,607,823)          $    (836,417)
                                                                                   =============           =============

   BASIC NET LOSS PER SHARE                                                        $        (.49)          $        (.30)
                                                                                   =============           =============

   DILUTED NET LOSS PER SHARE (see Note 2)                                         $        (.49)          $        (.30)
                                                                                   =============           =============

   WEIGHTED AVERAGE SHARES - BASIC AND DILUTED                                         3,303,371               2,820,802
                                                                                   =============           =============

















             The    accompanying    notes    to    condensed
              consolidated   financial  statements  are  an
              integral part of these condensed consolidated
                                   statements.

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                 Nine Months Ended        Nine Months Ended
                                                                                 September 30, 1999       September 30, 1998
                                                                                     (Unaudited)             (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                        $  (1,607,823)          $    (836,417)

   Adjustments to reconcile net loss to net cash used in operating activities:
         Depreciation and amortization                                                   398,981                 359,723
         Amortization of deferred loan costs                                              19,161                  53,071
         Interest expense on convertible debentures                                      308,932                 685,611
         (Gain) loss on sale of assets                                                      (881)                 22,616
         Changes in assets and liabilities:
               Trade accounts receivable                                                     597                (708,311)
               Accounts receivable - other                                                  (860)                426,131
               Inventories                                                             1,216,364              (2,267,986)
               Prepaid expenses and other                                               (186,991)                 30,534
               Trade accounts payable                                                   (134,518)                (82,998)
               Accounts payable - other                                                 (107,403)                (21,375)
               Accrued expenses                                                         (257,837)                 19,555
               Accrued advertising                                                      (167,522)               (170,194)
               Accrued royalties                                                          (5,440)                 51,052
               Income tax payable                                                         18,000                       -
                                                                                   -------------           -------------
                  Net cash used in operating activities                                 (507,240)             (2,438,988)
                                                                                   -------------           -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from the sale of assets                                                        26,124                  48,006
  Purchase of property and equipment                                                    (224,179)               (376,195)
                                                                                   -------------           -------------
                  Net cash used in investing activities                                 (198,055)               (328,189)
                                                                                   -------------           -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings on line of credit                                                     1,114,054                 616,261
  Increase in debt issuance costs                                                              -                (275,640)
  Principal payments on long-term debt                                                  (249,508)               (749,944)
  Payments on capital lease obligations                                                  (19,839)                (12,476)
  Proceeds from capital addition                                                               -                 580,000
  Proceeds from convertible debenture offering                                                 -               1,500,000
  Proceeds from deposit for stock issuance                                                     -                 940,000
                                                                                   -------------           -------------
                  Net cash provided by financing activities                              844,707               2,598,201
                                                                                   -------------           -------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     139,412                (168,976)

CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD                                       2,268                 332,894
                                                                                   -------------           -------------

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD                                     $     141,680           $     163,918
                                                                                   =============           =============










              The    accompanying    notes    to    condensed
               consolidated   financial  statements  are  an
               integral part of these condensed consolidated
                                   statements.

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:


                                                                                 Nine Months Ended        Nine Months Ended
                                                                                September 30, 1999       September 30, 1998
                                                                                    (Unaudited)              (Unaudited)



    Cash paid for interest................................................         $     414,612           $     422,140
                                                                                   =============           =============

    Share certificate cancelled...........................................         $           -           $     250,000
                                                                                   =============           =============

    Debt issuance cost attributable to warrants to placement agent........         $           -           $     426,000
                                                                                   =============           =============

    Convertible debt discount associated with warrants to investors.......         $           -           $     426,000
                                                                                   =============           =============

    Conversion of Convertible Debentures and accrued interest for
       Common stock.......................................................         $     218,680           $           -
                                                                                   =============           =============

    Issuance of 500,000 shares of restricted stock........................         $   1,000,000           $           -
                                                                                   =============           =============



































           The    accompanying    notes    to    condensed
            consolidated   financial  statements  are  an
            integral part of these condensed consolidated
                                   statements.

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


(1)      DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

         Dynatec International, Inc., a Utah corporation ("Dynatec" or the "Company"), is a manufacturer and distributor of consumer products comprising the following major product lines: telecommunication headsets and amplifiers and telephone accessories, home storage and organization, flashlights and other miscellaneous products sold to mass market merchandisers. Dynatec is located in Salt Lake City, Utah. The Company conducts most of its operations through four wholly owned subsidiaries: Softalk, Inc., Arnco Marketing, Inc., Nordic Technologies, Inc. and SofTalk Communications, Inc. Unless specified to the contrary herein, references to Dynatec or to the Company refer to the Company and its subsidiaries on a consolidated basis.

         The Company's business follows seasonal trends. As a result the Company historically experiences its highest revenues in the fourth quarter. Because the Company sells its products primarily to major retailers, the Company's sales performance is significantly dependent on the performance of those retailers.

Basis of Presentation


         The accompanying unaudited condensed consolidated financial statements have been prepared by the Company in accordance with the rules and regulations of the Securities and Exchange Commission for Form 10-QSB, and accordingly, do not include all of the information and footnotes required by generally accepted accounting principles. In the opinion of management, these unaudited condensed consolidated financial statements reflect all adjustments, which consist only of normal recurring adjustments, which are necessary to present fairly the Company's financial position, results of operations and cash flows as of September 30, 1999 and for the periods presented herein. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 1998.

         The results of operations for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the remainder of the year ending December 31, 1999.



(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Inventories


           Inventories, consisting principally of telecommunication headsets and amplifiers and telephone accessories, home storage and organization, flashlights, and other miscellaneous products sold to mass market merchandisers as of September 30, 1999 and December 31, 1998, respectively, are summarized as follows:



                                              September 30,         December 31,
                                                   1999                 1998
                                             -----------------    -----------------
Raw materials............................    $       932,959      $       902,703
Work-in-Process..........................            153,961              309,815
Finished Goods...........................          2,553,957            3,644,723
                                             =================    =================
                                             $     3,640,877      $     4,857,241
                                             =================    =================

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-(CONTINUED)

Income Taxes

         The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be settled or recovered. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.


         The Company has recognized no tax benefit for the net operating losses incurred during the three and nine-month periods ended September 30, 1999 due to uncertainties about the Company's ability to generate future earnings to offset such losses.

Basic and Diluted Net Loss Per Common Share

         Basic net loss per common share is calculated based upon the weighted average number of common shares outstanding during the periods presented.




         In calculating net loss per share for the three and nine months ended September 30, 1999 and 1998, there were warrants and options to purchase 1,556,000 and 1,687,500 potential common shares, respectively, that were not included in the computation of diluted net loss per share as their effect would have been anti-dilutive, thereby decreasing the net loss per common share.


Reclassifications

         Certain   reclassifications  have  been  made  in  the  prior  period's consolidated financial statements to conform with the current year presentation.



(3) TRADEMARKS AND OTHER INTANGIBLES


         On July 15, 1999 the Company purchased the assets of Transworld Products, Inc. ("Transworld) at a purchase price of $85,000. Transworld is a manufacturer of telephone shoulder rests and was a main competitor of the Company in that product line.In exchange for the purchase price payment, the Company acquired certain assets of Transworld, including machinery and equipment, inventory, and intangible assets that include a non-compete agreement and trademarks. Additionally, $34,000 of the purchase price was allocated to goodwill, which is being amortized over a 24-month period.




(4)  STOCKHOLDERS' EQUITY

         On February 4, 1999, the Company entered into a deposit payable conversion agreement, whereby a $1,000,000 deposit received by the Company in early 1998 and recorded as a liability in the accompanying balance sheet as of December 31, 1998 was cancelled, and the Company issued 500,000 shares of restricted common stock to the depositor.


(5)  CONVERTIBLE DEBENTURES/EQUITY LINE-OF-CREDIT

         On May 22, 1998, the Company closed a transaction that provided net capital proceeds of $1,335,000. The transaction was accomplished pursuant to a Convertible Debenture and Private Equity Line of Credit Agreement (the "Credit Agreement") between the Company and a group of five unaffiliated investors. These funds were raised pursuant to the sale by the Company of Convertible Debentures (the "Convertible Debentures") in the aggregate

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


(5) CONVERTIBLE DEBENTURES/EQUITY LINE-OF-CREDIT-(CONTINUED)

principal amount of $1,500,000 due May 22, 2001. The Convertible Debentures are convertible into shares of the Company's common stock at the lesser of: (i) 75% of the average of the three lowest closing bid prices of the Company's common stock during the 22-trading-day period immediately preceding the conversion date or (ii) $6.50, which was 100% of the closing bid price on the trading day immediately preceding the closing date of the agreement.

     As of November 5, 1999 the investors have converted the following amounts of principal and interest accrued thereon in to the following amounts of common stock :



  Date of             Conversion           Principal            Number of                              Number of
 Conversion           Price/Share            Amount              Shares         Interest Amount         Shares
------------          -----------            ------            ----------       ---------------       ------------
  6/10/99               $1.3438             $132,500             98,604             $11,180              8,320
  7/10/99               $0.9891             $ 65,934             66,667             $ 9,066              9,157
  10/8/99               $0.7500             $ 53,000             70,666             $ 8,904             11,872


Accordingly, as of September 30, 1999, there was a total principal amount of outstanding Convertible Debentures of $1,301,566. Assuming a hypothetical conversion of this entire remaining principal amount of the Convertible Debentures outstanding as of September 30, 1999, and all interest accrued thereon at the rate of 12% per annum as of September 30, 1999, the Convertible Debentures would be convertible into approximately 1,960,000 shares of the Company's common stock. The Convertible Debentures are callable by the holders thereof.

         In addition to the sale of the Convertible Debentures, under the Credit Agreement, the Company also obtained the right to use a "put" mechanism to periodically draw down up to $10,000,000 of additional equity capital (the "Equity Line"). Under the terms of the Credit Agreement, the Company was obligated to draw down a minimum of $1,000,000 of the Equity Line, and all amounts were to have been drawn in increments of not less than $50,000. In return for the payment of additional capital under the Equity Line, the Company would have been required to issue shares of its common stock at a per share purchase price equal to 80% of the average of the three lowest closing bid prices of the common stock during a six day valuation period commencing three days before the draw date and ending two days after the draw date. The Equity Line could not have been utilized, and the Company would have had no obligation to exercise any portion of the put mechanism, until after the effective date of the registration statement for the underlying stock of the Credit Agreement. Additionally, upon registration of the underlying shares which may be issued upon conversion of the Convertible Debentures, the Company was obligated to issue an additional $500,000 of Convertible Debentures.

     On June 25, 1999, the Company and the investors entered into a Modification Agreement ("Modification Agreement"), under which the parties agreed to cancel the Equity Line and all of the parties' respective obligations thereunder. The parties to the Modification Agreement also agreed to cancel the investors' obligation to purchase and the Company's obligation to sell the additional $500,000 principal amount of Convertible Debentures upon the effectiveness of the registration statement. Additionally, the Modification Agreement provides for the modification and temporary abatement of the Company's obligation to pay cash liquidated damages of $45,000 per month resulting from the Company's obligation to have the registration statement declared effective on or before August 28, 1998. Pursuant to the terms of the Credit Agreement, the Company paid liquidated damages from September 23, 1998 through and including February 23, 1999 in the aggregate amount of $210,000, of which $135,000 was paid during the nine-month period ended September 30, 1999. Under the Modification Agreement, the Company is to accrue a total of $180,000 of liquidated damages for the period from February 24, 1999 through and including June 23, 1999, which accrued amount is payable at any time after October 1, 1999, upon request for payment therefor by the Investors, in shares of the Company's common stock. The number of shares of common stock issuable upon such payment shall be determined by dividing the total amount of damages accrued by 100% of the average of the closing bid prices of the Company's common stock during the five trading day period immediately preceding the date of such payment. Additionally, under the Modification Agreement, the Company's obligation to pay liquidated damages under the Credit Agreement was abated from June 24, 1999 through September 23, 1999, provided that the registration statement was declared effective on or before October 31, 1999. Additional liquidated damages in the amount of $45,000 were to have accrued for the period between September 24, 1999 and October 23, 1999 if the Registration Statement is not declared effective before

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


(5)      CONVERTIBLE DEBENTURES/EQUITY LINE-OF-CREDIT-(CONTINUED)
October 31, 1999. If the registration statement was not declared effective on or before October 31, 1999, the Modification Agreement's provisions providing for the payment of liquidated damages in stock and the abatement of liquidated damages from June 23, 1999 to September 23, 1999 and the provisions allowing the Company to pay liquidateddamages in common stock rather than cash were subject to rescission at the option of the Investors. Except to the extent specifically modified by the Modification Agreement, the terms and conditions of the Credit Agreement and the documents and instruments incorporated in the Credit Agreement shall continue in force.

     Although the Company filed an amendment to the registration statement on July 2, 1999, the registration statement was not effective by the October 31, 1999 deadline set forth in the Modification Agreement. Moreover, because the Company's pending preliminary proxy statement is being reviewed by the Securities and Exchange Commission in tandem with the pending registration statement, the Company was not able to hold its annual meeting of shareholders by the October 31, 1999 deadline. On November 12, 1999, the Company and the Investors executed an amendment to the Modification Agreement that substituted February 15, 2000 for the October 31, 1999 deadline originally in the Modification Agreement. Consequently, the accrual of liquidated damages will be deferred from June 24, 1999 until February 15, 2000, provided that the registration statement becomes effective and shareholder approval of the transaction is obtained on or before that date. Liquidated damages from February 24, 1999 through June 23, 1999 have been accrued and continue to be payable by the Company as specified in the Modification Agreement. The November 12, 1999, agreement also amended the Convertible Debentures such that, even if the Convertible Debentures are still outstanding at their maturity date, May 22, 2001, the Convertible Debentures will not be autormatically converted into common stock unless the holders so elect.

         Also in connection with the Credit Agreement, the investors and placement agent were issued warrants. These warrants have been issued as Series A and Series B as follows:


                                                                   Placement           Exercise
                                              Investors              Agent              Price
                                           -----------------    ----------------    ---------------
Series A Warrants.......................       150,000              150,000             $6.50
Series B Warrants.......................       150,000              300,000             $7.15


         Under the Credit Agreement, the Company was obligated to issue 50,000 additional Series A warrants to both the placement agent and the investors, collectively, upon the issuance of the additional $500,000 of Convertible Debentures. Because the Modification Agreement cancelled irrevocably the Company's obligations with respect to the additional $500,000 of Convertible Debentures, the Company will not issue additional Series A warrants. Of the warrants that were issued, one-sixth of the market value of the Series A and B warrants was allocated to the Convertible Debenture and five-sixths was allocated to the Equity Line. This allocation was based on the relative notional amounts of the two elements of the Credit Agreement as of the date of the Credit Agreement. The value of the warrants issued to the investors was written off in 1998 as a one-time, non-cash debt issuance cost, because the warrants were immediately exercisable. The value of the warrants issued to the placement agent and allocated to the Convertible Debentures, and $500,000, representing the intrinsic value of the beneficial conversion premium, were written off as non-cash expense in the fourth quarter of 1998, when the Convertible Debentures became callable by the investors.

         The Company also issued, as part of the transaction involving the Credit Agreement, consideration of up to 80,000 shares of its common stock as a fee to the placement agent. Of these shares, 20,000 were issued at the time of the closing. The remaining 60,000 shares were deposited into escrow and were to be released in 6,000 share increments as each $1,000,000 was drawn down under the Equity Line established under the Credit Agreement. Because under the Modification Agreement the Equity Line was cancelled, and therefore the placement agent never would have been entitled to the 60,000 additional shares of common stock deposited in escrow, the escrow was terminated, and the 60,000 shares of common stock were returned to the Company for cancellation.

(6)      BUSINESS SEGMENT INFORMATION

         Information as to the operations of the Company in different business segments is set forth below based on the nature of the products and services offered. Management evaluates performance based on several factors, of which the primary financial measure is business segment operating income before interest, taxes, depreciation and non-cash amortization of intangible assets ("EBITDA"). The accounting policies of the business segments are the same as those described in the summary of significant accounting policies.


                                                               THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                        SEPTEMBER 30,
                                                         --------------------------------     ---------------------------------
REVENUES:                                                     1999              1998              1999               1998
-----------------------------------------------------    ---------------    -------------     --------------    ---------------
Telecommunication Headsets and Amplifiers and
     Telephone Accessories.......................        $    1,700,000     $  1,855,000      $   5,472,000     $    5,977,000
Home Storage and Organization....................             1,339,000        1,302,000          3,510,000          3,498,000
Flashlights......................................               501,000          202,000            900,000            837,000
Miscellaneous/Mass Market........................                     -        1,023,000            992,000          1,854,000
                                                         ---------------    -------------     --------------    ---------------

       Total.....................................        $    3,540,000     $  4,382,000      $  10,874,000     $   12,166,000
                                                         ===============    =============     ==============    ===============




                                                                THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                        SEPTEMBER 30,
                                                         ---------------------------------    --------------------------------
OPERATING INCOME (LOSS):                                      1999              1998              1999              1998
-----------------------------------------------------    ---------------    --------------    --------------    --------------
Telecommunication Headsets and Amplifiers and
     Telephone Accessories.......................        $      (38,000)    $    180,000      $     (19,000)          $558,000
Home Storage and Organization....................              (243,000)         (33,000)          (469,000)           (54,000)
Flashlights......................................              (241,000)           4,000           (427,000)           (72,000)
Miscellaneous/Mass Market........................                     -         (165,000)             6,000           (111,000)
                                                         --------------    -------------      -------------     --------------

       Total.....................................        $     (522,000)    $    (14,000)     $    (909,000)    $      321,000
                                                         ==============     ============      =============     ==============



                                                                THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                        SEPTEMBER 30,
                                                         ---------------------------------    --------------------------------
DEPRECIATION AND AMORTIZATION (1):                            1999              1998              1999              1998
-----------------------------------------------------    ---------------    --------------    --------------    --------------
Telecommunication Headsets and Amplifiers and
     Telephone Accessories.......................        $       77,000     $     69,000      $     220,000     $      205,000
Home Storage and Organization....................                60,000           49,000            141,000            123,000
Flashlights......................................                23,000            8,000             38,000             32,000
                                                         --------------     ------------      -------------     --------------

       Total.....................................        $      160,000     $    126,000      $     399,000     $      360,000
                                                         ==============     ============      =============     ==============

(1) Amortization includes all amortization relating to product license rights, non-compete agreements, purchased patents, and goodwill.


Information as to the assets and capital expenditures of the Company is as follows:


                                                          SEPTEMBER 30,     DECEMBER 31,
ASSETS:                                                       1999              1998
----------------------------------------------------     --------------     ------------
Telecommunication Headsets and Amplifiers and
   Telephone Accessories.........................        $    4,980,000     $  4,794,000
Home Storage and Organization....................             3,055,000        3,200,000
Flashlights......................................             1,707,000        1,729,000
Miscellaneous/Mass Market........................                     -        1,366,000
                                                         --------------     ------------
       Total assets for reportable segments......             9,742,000       11,089,000

Other Assets.....................................               715,000          388,000
Deferred Loan Costs And Other Assets Not
     Allocated To Segments.......................                42,000           62,000
                                                         ==============     ============
       Total.....................................        $   10,499,000     $ 11,539,000
                                                         ==============     ============



                                                                THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                        SEPTEMBER 30,
                                                         ---------------------------------    --------------------------------
CAPITAL EXPENDITURES:                                         1999              1998              1999              1998
-----------------------------------------------------    ---------------    --------------    --------------    --------------
Telecommunication Headsets and Amplifiers and
     Telephone Accessories.......................        $       56,000     $     11,000      $     120,000     $     221,000
Home Storage and Organization....................                44,000            8,000             79,000           120,000
Flashlights......................................                17,000            1,000             25,000            35,000
Miscellaneous/Mass Market........................                     -                -                  -                 -
                                                         --------------     ------------      -------------     --------------

       Total.....................................        $      117,000     $     20,000      $     224,000     $      376,000
                                                         ==============     ============      =============     ==============

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


(6)      BUSINESS SEGMENT INFORMATION-(CONTINUED)


Information as to the Company's operations in different geographical areas is as follows:


                                                                THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                          SEPTEMBER 30,
                                                         ---------------------------------     ----------------------------------
REVENUES:                                                     1999              1998               1999               1998
-----------------------------------------------------    ---------------    --------------     --------------    ----------------
United States....................................        $    3,475,000     $  4,370,000      $  10,734,000     $   12,084,000
Other (1)........................................                65,000           12,000            140,000             82,000
                                                         --------------     ------------      -------------     --------------

       Total.....................................        $    3,540,000     $  4,382,000      $  10,874,000     $   12,166,000
                                                         ==============     ============      =============     ==============


(1)      Includes Canada, Europe and other miscellaneous.


                                                                THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                         SEPTEMBER 30,
                                                         ---------------------------------     --------------------------------
OPERATING INCOME (LOSS):                                      1999              1998               1999              1998
-----------------------------------------------------    ---------------    --------------     --------------    --------------
United States....................................              (522,000)         (14,000)          (909,000)           321,000
                                                         ==============     ============      =============     ==============



                                                          SEPTEMBER 30,     DECEMBER 31,
ASSETS:                                                        1999             1998
-----------------------------------------------------    --------------     ------------
United States....................................        $   10,108,000     $ 11,089,000
Asia.............................................               391,000          450,000
                                                         --------------     ------------

       Total.....................................        $   10,499,000     $ 11,539,000
                                                         ==============     ============


(7)      STOCK OPTIONS

         The Company has established three stock option programs under which it has granted both non-qualified and incentive stock options to employees, board members, and certain related entities. Under the Company's 1996-1997 non-qualified stock option program (the "Non-Qualified Plan"), the Company granted options to acquire 1,640,000 shares of common stock. The 1996 Incentive Option Plan ("1996 Plan") provides for grants of qualified stock options to acquire a maximum of 300,000 shares of common stock, of which 200,000 options have been granted to date. The exercise price of options granted to employees under either option program equals the market price on the date of grant, and as a result no compensation expense has been recognized in the accompanying financial statements.

         In January 1999, the Company's former Chairman and CEO, and holder of 900,000 of the options granted in December 1996 (500,000 shares) and January 1997 (400,000 shares) under the Non-Qualified Plan, agreed to cancel those options. In addition to the non-qualified options granted to employees to date, the Company granted non-qualified options to purchase 537,500 shares of common stock to Muito Bem Ltd., an entity controlled by a shareholder and former CEO of the Company, at an exercise price of $2.50 per share in December 1996. The shareholder and former executive officer of the Company who owns Muito Bem, Ltd. agreed in January 1999 to cancel all stock options issued to Muito Bem, Ltd. Additionally, in December 1996, the Company granted a total of 200,000 non-qualified stock options to WAC Research, Inc., an entity owned, in part, by a shareholder and the former CEO of the Company, which options were granted in exchange for the reduction of royalties payable by the Company to WAC on sales of the Softalk products and for reimbursement to the Company of certain travel expenses incurred by the Company's former CEO.

         In May 1999, the Company's Board of Directors adopted the Company's 1999 Stock Option And Incentive Plan (the "1999 Plan"). Under the 1999 Plan, a total of 640,000 shares were reserved for issuance in the form of non-qualified stock options or qualifying Incentive Stock Options. During the nine months ended September 30, 1999, the compensation committee of the Company's Board of Directors has granted stock options under the 1999 Plan to purchase a total of 634,500 shares of common stock to various executives, employees and directors of the Company. Such options were as non-qualified options having terms of 10 years from the date of grant. All such options have an exercise price of between $1.00 and $1.750 per share, with a weighted average price of $1.057 per share. The exercise price for the options were 100% of the fair market value on the grant date.

(8)        SUBSEQUENT EVENTS

          On November 4, 1999, the Company sold its corporate headquarters facility for $2,900,000. Simultaneously with the sale, the Company entered into a 20-year leaseback agreement with the purchasing party. The net proceeds to the Company were $831,000, after paying long-term debt secured by the building, broker and legal fees, and other ancillary charges. The proceeds from the sale will be used for working capital purposes. As an additional inducement to the purchaser, the Company issued a total of 33,948 shares of its restricted common stock to the purchaser having a market value of $35,000 based on the fair market value of the restricted stock on the date of issue. The party that purchased the building is not affiliated with or related to the Company or any of its officers or directors, and the terms of the transaction were the result of arms-length negotiations.

No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, the Selling Stockholder or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof. DYNATEC INTERNATIONAL, INC.
                                -----------------------

                 TABLE OF CONTENTS

                                              Page
     Prospectus Summary...........................
     Risk Factors.................................
     Use of Proceeds..............................
     Dividend Policy..............................
     Determination of Offering Price..............
     Market for Common Stock......................
     Management's Discussion and Analysis.........
     Properties...................................
     Business.....................................
     Management...................................
     Executive Compensation.......................
     Security Ownership of Certain
        Beneficial Owners and Management..........
     Selling Shareholders.........................
     Certain Relationships and
        Related Transactions......................
     Description of Securities....................
     Plan of Distribution.........................
     Legal Proceedings............................
     Legal Matters................................
     Experts......................................
     Indemnification of Directors and Officers....
     Changes in and Disagreements with
        Accountants on Accounting and
        Financial Disclosures.....................
     Available Information........................
     Additional Information.......................
     Financial Statements.........................
               -----------------------


















                           DYNATEC INTERNATIONAL, INC.


                                  Common Stock


                                2,402,667 Shares






                                  PROSPECTUS






















                                , 1999

                                    PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.     Indemnification of Directors and Officers.

         The Utah Revised Uniform Business Corporation Act and the Registrant's Articles of Incorporation and Bylaws under certain circumstances provide for the limitation of liability and indemnification of the Registrant's directors against liabilities which they may incur in the course of acting in such capacity. A summary of the circumstances in which such indemnification is provided for is contained in this Item, but that description is qualified in its entirety by reference to the Registrant's Articles of Incorporation. The Bylaws of the Registrant extend the same limitation of liability and indemnification to the executive officers of the Registrant.

         In general, under these provisions, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, as a result of such relationship, except in relation to matters in which such person is adjudged to be liable for his own negligence or intentional misconduct in the performance of his duty.

         Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future of pursuant to a vote of stockholders or directors. This indemnification is in addition to any other right of the indemnified person under any such contract or any law, bylaw, agreement, vote of stockholders or otherwise.

Item 25.     Other Expenses of Issuance and Distribution.

         The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities of the Registrant being offered hereby. Some of the expenses included below may be prepaid by the Registrant prior to the effective date of the Registration Statement. All expenses are estimated:

Registration and filing fee(*)              $    5,260
Listing Fee (Nasdaq SmallCap Market              5,264
Transfer agent's fee(*)                          2,000
Printing and engraving(*)                        5,000
Accounting fees and expenses(*)                 50,000
Legal fees and expenses(*)                     100,000
Blue sky fees and expense(*)                    10,000
Miscellaneous expenses(*)                       10,476
                                            ----------
Total(*) .........                            $188,000
                                            ==========
----------------

(*) Estimated.


Item 26.     Recent Sales of Unregistered Securities.

         Within the past three calendar years, the Registrant has issued securities in transactions summarized below:

         Restricted Stock

         The Company entered a "Deposit Payable Conversion Agreement" dated February 4, 1999 between the Company and Touchstone Transport Services, Inc., an entity located in the Philippines. During the first quarter of 1998, in connection with an ongoing offering of the Company's common stock to offshore investors under Regulation S of the Securities Act of 1933, the Company received a wire transfer in the amount of $1,000,000. However, no specific subscription agreement or other contract was ever prepared or executed in connection with this wire transfer, and the Company never issued any securities in conjunction with the transfer. Subsequently, the wire transfer was recorded as a payable.

The Company had the use of the transferred funds for approximately ten months, in exchange for which it neither issued any securities nor paid any principal or interest in respect of the payable. In January 1999, the Company requested that the depositor of the $1,000,000 wire transfer agree to convert the payable that had been recorded into shares of the Company's restricted common stock. The depositor agreed to convert the payable into 500,000 shares of the Company's restricted common stock, which were issued to an entity affiliated with the depositor. The Company issued such shares without registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act, and the rules and regulations promulgated under that section including Regulation D. Such shares of common stock were issued as restricted securities and the certificate representing such shares was stamped with a standard legend to prevent any resale without registration under the Securities Act or pursuant to an exemption.


         On June 10, July 8 and October 8, 1999, certain of the holders of the Convertible Debentures submitted notices of conversion with respect to an aggregate principal amount of $260,500 and accrued interest thereon, after which the Company caused to be issued a total of 263,306 shares of common stock. The Company issued such shares without registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act, and the rules and regulations promulgated under that section including Regulation D. Such shares of common stock were issued as restricted securities and the certificate representing such shares was stamped with a standard legend to prevent any resale without registration under the Securities Act or pursuant to an exemption.

         On November 4, 1999, the Company entered into a Real Estate Purchase Contract with an unaffiliated third party pursuant to which the Company sold the real property at which it corporate offices are located. The Company simultaneously entered into a long-term lease of that property. As part of that transaction, and as an inducement to the purchaser-lessor, the Company issued a total of 33,948 shares of restricted common stock. The Company issued such shares without registration under the Securities Act of 1933 in reliance on
Section 4(2) of the Securities Act. Such shares of common stock were issued as restricted securities, and the certificate representing such shares was stamped with a standard legend to prevent any resale without registration under the Securities Act or pursuant to an exemption.


         Sales Under Regulation S


         The following table shows the sales under Regulation S during 1997:


Date of Sale             Title of Security     # of Shares               Price
--------------------------------------------------------------------------------
February 26, 1997        Common Stock            173,500                 $1.44
March 26, 1997           Common Stock            125,000                 $2.00
July 1, 1997             Common Stock            125,000                 $2.00
July 10, 1997            Common Stock            125,000                 $2.00
December 31, 1997        Common Stock            333,334                 $3.00


         Such sales were completed without registration under the Securities Act of 1933 in reliance on the provisions of Regulation S under the Securities Act. Specifically, such sales were conducted with individuals and entities that represented that they were non-U.S. persons within the meaning of Regulation S. Such shares of common stock were issued as restricted stock and bore a Regulation S legend to prevent any resales in the United States prior to the time prescribed by Regulation S without registration under the Securities Act or pursuant to an exemption.


         Stock Options to Related Parties

         Muito Bem Options. In 1996, the Company granted options to Muito Bem, an entity owned by Donald M. Wood, the Company's former Chairman and Chief Executive Officer, to purchase 537,500 shares of common stock at an exercise price of $2.00 per share. The shareholder and former executive officer of the Company who owns Muito Bem agreed in 1999 to cancel all such stock options. The Company issued all such options without registration under the 1933 Act in reliance on Section 4(2) or Regulation D.

         WAC Options. In 1997, the Company granted to WAC Research, Inc., an entity affiliated with Donald M. Wood, the Company's former Chairman and Chief Executive Officer, options to purchase 200,000 shares of common stock at an exercise price of $2.00 per share. The Company issued all such options without registration under the 1933 Act in reliance on Section 4(2) or Regulation D.

         Stock Options to Employees and Management

         Grants of Non-Qualified Stock Options Under 1999 Stock Option Plan. Between June 8, 1999, and the date hereof, the Company granted to its officers, directors and employees options to purchase a total of 634,500 shares of the Company's common stock pursuant to the Company's 1999 incentive stock option plan. All such options have exercise prices of $1.031 to $1.625, which exercise prices were, in each case, 100% of the fair market value of the Company's common stock on the grant date.

         Grants of Incentive Stock Options Under 1996 Incentive Stock Option Plan. In November 1996, the stockholders of the Company approved an Incentive Stock Option Plan (the "1996 Plan") for the benefit of the officers, directors and employees of the Company. In December 1996, the Company granted qualified incentive stock options to purchase 95,000 shares of the Company's common stock at an exercise price of $2.50 per share. In January 1997, the Company granted under the 1996 Plan options to purchase an additional 105,000 shares of common stock at an exercise price of $2.50 per share.

         Grants of Non-qualified Options. During 1996, the Company granted non-qualified stock options to purchase 840,000 shares of common stock at an exercise price of $2.00 per share. Such options are performance based and are not exercisable unless the Company's achieves certain financial performance standards during the term thereof. In January 1997, the Company issued additional options to purchase 800,000 shares of common stock at an exercise price of $2.00 per share. The 1997 options have terms identical to the non-qualified options granted in 1996. All of such options were issued to officers, directors and employees of the Company.

         Acquisitions

         In December 1996, the Company issued a total of 550,000 shares of common stock as consideration for the acquisition of substantially all of the assets of Nordic Lights, Inc., a Texas corporation.


         Each of the transactions described above was entered into and concluded by the Company pursuant to exemptions from the registration requirements of the Securities Act and similar exemptions available under state securities laws, afforded to offers and sales of securities not involving a public offering. The shares issued in such transactions are "restricted securities" as defined by rules promulgated under the Securities Act, meaning that they cannot be resold by the original purchaser unless they are first the subject of a registration statement filed by the Company or an exemption from registration is available for the transaction in which they are sold.

Item 27.     Exhibits

Item 601 No.      Description


3.1               Restated Articles of Incorporation of the Company*
3.2               Amended and Restated Bylaws of the Company*
4.1               Specimen Common Stock Certificate (Incorporated by reference from the Registration statement on
                  Form 10 filed by the Company with the Commission)
5.1               Opinion of Bruce L. Dibb P.C.*
10.1              Convertible Debenture and Line of Credit Agreement (Incorporated by reference from Form 8-K
                  (File No. 000-12806) filed by the Company with the Commission on June 8, 1998)
10.2              Form of Convertible Debenture (Incorporated by reference from Form 8-K (File No. 000-12806)
                  filed by the Company with the Commission on June 8, 1998)
10.3              Form of A Warrants (Incorporated by reference from Form 8-K (File No. 000-12806) filed by the
                  Company with the Commission on June 8, 1998)
10.4              Form of B Warrants*
10.5              Registration Rights Agreement*
10.6              Escrow Agreement*
10.7              Modification Agreement between the Company, the investors who acquired the Convertible Debentures, and the placement agent, dated as of June 25, 1999, incorporated by reference from Amendment No. 2
                  Company's Registration Statement on Form SB-2, filed July 2, 1999 (File No. 333.57921)
10.8              Amendment to Modification Agreement between the Company and the holders of the Convertible
                  Debentures, dated November 12, 1999, incorporated by reference from the Company's Quarterly
                  Report on Form 10-Qsb for the period ended September 30, 1999
10.9              Employment Contract of Frederick W. Volcansek, incorporated by reference from the Company's
                  Annual Report on Form 10-KSB for the year ended December 31, 1998
10.10             Employment Contract of Paul A. Boyer, incorporated by reference from the Company's
                  Annual Report on Form 10-KSB for the year ended December 31, 1998
10.11             Employment Contract of Lloyd M. "Tag" Taggart, incorporated by reference from the Company's
                  Quarterly Report on Form 10-QSB for the period ended September 30, 1999
10.12             Employment Contract of Michael L. Whaley, incorporated by reference from the Company's
                  Quarterly Report on Form 10-QSB for the period ended September 30, 1999
10.13             Lease between the Company and FRE III Corporation, a California corporation, dated as of
                  November 4, 1999, incorporated by reference from the Company's
                  Quarterly Report on Form 10-QSB for the period ended September 30, 1999
10.14             Commercial Real Estate Purchase Contract between the Company and Darwin Datwyler dated as of July 16, 1999, as amended through November 4, 1999, incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1999
21.1              List of Subsidiaries of the Registrant (See "Subsidiaries of the Company"
                  at page 30-31)
23.1              Consent of Bruce L. Dibb P.C. (included in its opinion filed as
                  Exhibit 5.1)*
23.2              Consent of KPMG LLP

* Incorporated by reference from registration statement originally filed June 25, 1998

Item 28.     Undertakings.

The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on December 8, 1999.



                                        DYNATEC INTERNATIONAL, INC.






                                        By: /s/ Frederick W. Volcansek, Sr.
                                           -------------------------------------
                                           Frederick W. Volcansek, Sr.
                                           Chairman & Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.





   /s/ Frederick W. Volcansek, Sr.,                       December 7, 1999
---------------------------------------------            -----------------------
     Frederick W. Volcansek, Sr.,                        Date
     Chairman of the Board of Directors & CEO
     (Principal Executive Officer)




  /s/ Michael L. Whaley                                   December 7, 1999
---------------------------------------------            -----------------------
     Michael L. Whaley                                   Date
     Chief Financial Officer
     (Principal Accounting and Financial
     Officer)



  /s/ Reed D. Newbold                                     December 7, 1999
---------------------------------------------            -----------------------
     Reed D. Newbold,                                    Date
     Director



  /s/ Wayne L. Berman                                     December 7, 1999
---------------------------------------------            -----------------------
     Wayne L. Berman,                                    Date
     Director


  /s/ John P. Schmitz                                     December 7, 1999
---------------------------------------------            -----------------------
     John P. Schmitz                                     Date
     Director